As filed with the Securities and Exchange Commission on August 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iSpecimen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8731	27-0480143
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

8 Cabot Road, Suite 1800

Woburn, MA 08101

Telephone: (781) 301-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Katharyn Field

President

8 Cabot Road, Suite 1800

Woburn, MA 01801

(781) 301-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.

Barry P. Biggar, Esq.

Benjamin E. Sklar, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas

New York, New York 10036

Phone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION	DATED AUGUST 20, 2025

1,559,828 Shares of Common Stock

This prospectus relates to the offer and resale of up to an aggregate of 1,559,828 shares of common stock, par value $0.0001 per share, of iSpecimen, Inc., held by selling stockholders, consisting of the following: (i) 267,379 shares of common stock (the “Shares”) and (ii) 1,292,449 shares of common stock (the “Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Warrants”), each exercisable into one share of common stock at a nominal exercise price per share of $0.0001, without expiration, all of which were issued by us in connection with a private placement transaction (the “August 2025 Private Placement”) pursuant to a securities purchase agreement, dated as of July 31, 2025 (the “Purchase Agreement”). The holders of the Shares and the Warrant Shares and the Warrants are each referred to herein as a “Selling Stockholder” and collectively as the “Selling Stockholders.”

This prospectus also covers any additional shares of common stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the Warrants issued to the Selling Stockholders by reason of stock splits, stock dividends, and other events described therein.

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Shares or the Warrant Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Shares or Warrant Shares hereunder following the effective date of this registration statement. We provide more information about how a Selling Stockholder may sell its Shares or Warrant Shares in the section titled “Plan of Distribution” on page 79.

We are registering the Shares and Warrant Shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time. While we will not receive any proceeds from the sale of our common stock by the Selling Stockholders in the offering described in this prospectus, we may receive up to $0.0001 per share upon the cash exercise of each of the Warrants. We cannot predict when and in what amounts or if the Warrants will be exercised. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares and the Warrant Shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares and the Warrant Shares.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “ISPC.” On August 19, 2025, the last reported sale price for our common stock was $1.11 per share.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings. This prospectus describes the general manner in which the Shares and the Warrant Shares may be offered and sold. If necessary, the specific manner in which the Shares and the Warrant Shares may be offered and sold will be described in a supplement to this prospectus.

Investing in our Common Stock involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 9 before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [*].

i

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Stockholders may offer from time to time the Shares and Warrant Shares. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the common stock offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of common stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “iSpecimen” “Company,” “we,” “our” and “us” refer to iSpecimen, Inc., a Delaware corporation.

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contains various forward-looking statements various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections included or incorporated by reference herein entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Readers are cautioned that known and unknown risks, uncertainties and other factors, including those over which we may have no control and others listed in the “Risk Factors” section of this prospectus, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

➢	our ability to enter into contracts with healthcare providers to gain access to specimens, subjects, and data on favorable terms;

➢	our ability to obtain new customers and keep existing customers;

➢	development of our technology to adequately keep pace to support expansion of our existing line of business or our entry into new lines of businesses;

➢	market adoption rate of our marketplace technology;

➢	our ability to continue to expand outside of the United States in compliance with local laws and regulations;

➢	our business model generally and our utilization of the proceeds from this offering;

➢	acceptance of the products and services that we market;

➢	the viability of our current intellectual property;

➢	government regulations and our ability to comply with government regulations;

➢	our ability to retain key employees;

➢	adverse changes in general market conditions for biospecimens;

➢	our ability to generate cash flow and profitability and continue as a going concern;

➢	our future financing plans; and

➢	our ability to adapt to changes in market conditions which could impair our operations and financial performance.

These forward-looking statements involve numerous risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections included or incorporated by reference in this prospectus. You should thoroughly read this prospectus and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in or incorporated by reference in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, the documents incorporated by reference into this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

iii

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully before making an investment decision.

Unless otherwise noted, the share and per share information in this prospectus reflects a reverse stock split of the outstanding common stock of the Company at a ratio of 1-for-20, which was effected on September 13, 2024.

Our Mission, Vision, and Core Values

iSpecimen’s mission is to accelerate life science research, discovery and development with a global marketplace platform that connects researchers to subjects, specimens, and associated data. Our vision is to create an “Amazon-like” global Marketplace of patients, biospecimens, and data for research to improve the quality of human life. We implement employee programs that foster a company culture predicated on the core values of corporate and individual growth, results and accountability, team before self; a can-do positive attitude, and the perseverance to succeed.

Overview

iSpecimen is a technology-driven company founded to address a critical challenge: how to connect life science researchers who need human biofluids, tissues, and living cells (“biospecimens”) for their research, with the billions of biospecimens available (but not easily accessible) in healthcare provider organizations worldwide. Our ground-breaking iSpecimen Marketplace platform was designed to solve this problem and transform the biospecimen procurement process to accelerate medical discovery.

The iSpecimen Marketplace brings new capabilities to a highly fragmented and inefficient biospecimen procurement market. Our technology consolidates the biospecimen buying experience in a single, online marketplace that brings together healthcare providers who have biospecimens and researchers across industry, academia, and government institutions who need them. We are seeking to transform the world of biospecimen procurement much like the way travel websites changed the consumer buying process for flights, hotels, and rental cars.

The iSpecimen Marketplace Solution

The iSpecimen Marketplace offers single-source access to millions of human biospecimens and patients across a diverse network of specimen providers quickly and compliantly, saving researchers time and money in their specimen procurement process while making it easier and more efficient for providers to get their specimens in the hands of researchers who need them. Our iSpecimen Marketplace technology makes it as easy to find specimens for research as it is to find flights on a travel website. We have adopted many of the same ease-of-use characteristics of these business-to-consumer, or B2C, marketplaces, from simple guided searches to the ability to refine search criteria with sliders and checkboxes, to the ability to add chosen items to a cart in order to purchase them, to online order management. Our two-sided marketplace platform makes it easy for researchers and healthcare providers to connect and transact, introducing efficiencies into what is otherwise a very time- consuming and manual process.

Our iSpecimen Marketplace technology is groundbreaking in the human biospecimen procurement space. In a world where there are thousands of biospecimen providers who typically rely upon e-mail and spreadsheets to communicate with customers to manage the bioprocurement process, our iSpecimen Marketplace offers a more efficient user experience to life science researchers who are looking for better ways to access research subjects, specimens, and data, and to healthcare provider organizations, who are looking to realize their missions of supporting research while augmenting their bottom line.

Planned Developments of our Marketplace

While the iSpecimen Marketplace currently supports our business model of providing access to search, find, and acquire human biospecimens and associated data from “inquiry to invoice” and positions us for future expanded business model exploration, there are a number of areas in which the iSpecimen Marketplace functionality could be enhanced to better support our stakeholders, including our prospects and customers, iSpecimen sales and operations staff, and our supply partners. We believe with additional investment in technology development resources, we could make significant progress in scaling our iSpecimen Marketplace and, in addition to increased patient and specimen data integration, we expect to continue to improve the matchmaking across the platform and have capabilities such as more direct support for our prospective collections, deeper search and workflow capabilities, increased automation, and direct pricing availability in the platform.

As investment allows, we plan to continue to better connect healthcare researchers with our network of suppliers to enable the acquisition of human biospecimens and data to help accelerate research and expand the impact of our iSpecimen Marketplace platform from “inquiry to invoice” through the following key approaches:

●	Enhance the customer experience. By working with our prospects and customers to understand their needs, we strive to provide a platform that more easily enables them to specify and find human biospecimens and data that meet the requirements of their research.

●	Increase our supplier engagement. By continuing to engage with our supply partners to deliver solutions that make their interactions with us more fulfilling, we become more seamlessly integrated into their workflows and daily operations.

●	Improve operational efficiency. By measuring the results of our operational workflows, we endeavor to reduce the friction and manual efforts in our processes and systems.

We continue to prioritize and release updated versions of the iSpecimen Marketplace platform in alignment with these areas and believe that continuing to focus on these approaches will enable us to scale our business model more effectively. As part of this continued platform evolution, iSpecimen continues to explore adjacencies that leverage the platform including a data as a product model.

Our Technology

Technology Components

The iSpecimen Marketplace technology is comprised of four major functional areas: search; workflow; data; and administrative, compliance and reporting. We continue to invest in the evolution of these areas to improve customer and supplier engagement with the platform; provide operational efficiencies for our suppliers, our customers, and our internal operations; and increase the liquidity of products and services obtained through the platform. Our core business objective is to retain and grow both researcher and supplier usage of our platform to support biospecimen procurement, as well as to position our Company to explore other adjacent business opportunities that can benefit from the use of the iSpecimen Marketplace.

●	Search. The primary purpose of the iSpecimen Marketplace is to matchmake between those with access to subjects, specimens, and data, and those with a need for them to power their research. By entering subject and sample selection requests through the iSpecimen Marketplace, researchers can instantly search across the available medical records of large populations within iSpecimen’s healthcare provider network to create customized patient and specimen cohorts. Researchers can specify their criteria and either refine and review results to select specific specimens instantly, or they can request that iSpecimen find patients, specimens, and associated data to satisfy their needs when specimens do not currently exist in our network. Using our own proprietary algorithms, we enable researchers to explore both biospecimens that are currently available and view projections of those that are likely to become available in the future based on historic statistical analysis of data. This allows researchers to quickly and easily determine how we can fulfill their requirements, which is especially useful for project planning and budgeting.

●	Workflow. Our workflow engine supports the unique bioprocurement workflows of our suppliers, customers, and internal iSpecimen operations users. For our suppliers, our ability to easily integrate into their environments and automate key parts of their bioprocurement workflow enables us to maintain a level of engagement and responsiveness necessary to successfully deliver on specimen requests from our research customers. We make it easy for suppliers to list their specimens in our iSpecimen Marketplace by receiving their data in the most commonly used data transmission formats for healthcare data, such as HL7 feeds (a healthcare data interchange standard), JSON files (a standard data interchange format), and CSV files (a comma separated values file used for tabular data), and then by harmonizing this data into standard terminology sets that allows their specimens to be searchable by our research customers. We provide these onboarding services at no charge to our supply partners. Additionally, our iSpecimen Marketplace technology enables suppliers to track and manage all of their specimen requests from feasibility assessment through the ordering and fulfillment process in a single web application, thereby streamlining their bioprocurement workflow. Because the work that we do with our suppliers is often a secondary concern to their primary mission of providing patient care, we believe that seamlessly integrating into their workflow is critical to its use and ongoing success.

●	Data. We power search and orchestrate the procurement workflow through our ability to acquire, ingest, generate, and use big data from our healthcare provider partners. Working with a global, centralized set of healthcare providers, we receive this data in a variety of different formats and quality levels. We de-identify, normalize, and harmonize our supplier network’s data for usage in our iSpecimen Marketplace, ensuring the highest level of patient privacy and compliance with HIPAA and other applicable regulations that govern the research use of patient specimens and data.

●	Administrative, Compliance, and Reporting. Administrative, compliance, and reporting functions are critical components to enable users to properly evaluate and manage the bioprocurement process. Our administrative capabilities include functions such as user management to assign users and roles and password management to ensure passwords are updated regularly, among other capabilities. Compliance management includes manual and technology-based processes that allow iSpecimen to track and manage unique regulatory and legal requirements across customers and suppliers (such as consent requirements versus consents granted, required specimen and data uses versus allowable specimen and data uses, resale or distribution requirements versus resale or distribution rights) to make sure that customer requirements and supplier requirements match before transferring specimens and data. Additionally, we conduct regular audits of supply sites capabilities and confirm that supply sites have Institutional Review Board (or equivalent) protocols in place where required by law. Our reporting tools turn operational data into useful information by enabling users to view operational data in tables and other visualizations. Together, they help manage and streamline administrative, compliance, and operational functions.

Technology Development

The iSpecimen Marketplace software was developed over ten years with more than 80 staff years invested in research, development, implementation, maintenance and support. It comprises an orchestration of software as a service, or SaaS, solutions, commercial and open-source components, and custom developed software deployed in the cloud on a third-party hosting platform built and maintained through a combination of full- time staff and outsourced partners. The team uses agile practices to develop and improve the platform. We continue to enhance and improve the performance, functionality, and reliability of the iSpecimen Marketplace platform based on a user-informed roadmap that is actively updated based on internal and external feedback aligned with our goals.

The iSpecimen Marketplace relies on third parties for certain technology to support development, delivery, and operations of the platform including product management, software development, cloud hosting, data processing, content mapping, and security services. iSpecimen uses software (including source code) and other materials that are distributed under a “free,” “open source,” or similar licensing model, including software distributed under the Apache License, Version 2.0, The MIT License, Mozilla Public License 2.0 (MPL-2.0), GNU General Public License version 2, GNU Lesser General Public License version 2.1, Eclipse Public License 1.0 (EPL-1.0), Common Development and Distribution License 1.0. In addition, iSpecimen uses software and services from commercial providers. We do not believe any of them are not generally commercially available to us from other parties. iSpecimen does not have any technology licensing contracts signed within the last two years upon which our business is substantially dependent. We continue to evaluate partners whose capabilities can help us deliver our iSpecimen Marketplace solution in areas such as functionality, efficiency, and security and expect to continue to leverage and consider additional third-party capabilities in our ongoing Marketplace development.

Our Competitive Advantages

When successfully implemented, online marketplaces are a highly efficient supply chain that offer many advantages to both suppliers and customers, including lower costs, reduced procurement timeframes, increased revenue (for suppliers), increased access to a large and growing supply network (for customers), and reduced risks. While our iSpecimen Marketplace is providing these benefits now, we believe they will become even more apparent when the iSpecimen Marketplace achieves greater capabilities and scale as additional investment is made into the platform.

Our Products and Services

The iSpecimen Marketplace currently supports the supply chain management and bioprocurement process for specimens and associated data. We derive our revenue by procuring specimens from our healthcare provider network and then distributing these annotated biospecimens to our research client base. Revenue flows from the researchers who pay our Company to provide the specimens and we share that revenue back with the healthcare providers who supplied them. Revenue share back to the supplying organization is generally 20% to 50%, depending upon the sample type, collection requirements, and data provided. We are flexible and allow our suppliers to work with us using a number of revenue share constructs, including a fixed percent revenue share arrangement (whereby we share a fixed percentage of the revenue back with them), a fixed pricing schedule (whereby they set their pricing per specimen type), or on a project-based pricing (whereby the supply site sets fees on a per project basis). We have derived substantially all of our revenue from annotated biospecimen procurement and to date, have not charged our customers or suppliers fees for the use of the iSpecimen Marketplace platform, or for marketing, sales, contracting, or compliance functions that we provide as part of the specimen procurement process.

We generally operate in a “just in time” fashion, meaning we procure specimens from our suppliers and distribute specimens to our customers after we obtain an order for specimens from a research client. Generally, we do not speculatively purchase and bank samples in anticipation of future, unspecified needs. We believe our approach offers many advantages over a more traditional inventory-based supplier business model where biorepositories take inventory risks, and where turnover and cash conversion cycles can be lengthy, depending on market demand for certain specimen types.

Currently, we provide access to the following types of human biospecimens from healthy and diseased-state subjects:

●	Biofluids — such as whole blood, plasma, serum, urine, saliva, sputum, nasopharyngeal material, and cerebral spinal fluid;

●	Solid tissue — such as fresh, fixed, and cryopreserved tissue; and formalin-fixed paraffin embedded blocks, slides, and curls; and

●	Hematopoietic stem and immune cells — such as bone marrow, cord blood, whole blood, or sub- components of these tissues such as peripheral blood mononuclear cells (including normal or mobilized leukapheresis collections) and other isolated cell types (CD34+,T cells, NK cells, B cells, and monocytes).

For each of the biospecimen types, we offer:

●	Remnant specimens — specimens collected originally for clinical testing purposes but are no longer needed for clinical care of that patient. These samples typically are sourced from clinical laboratories and pathology laboratories prior to their disposal; and

●	Research use only specimens — specimens collected specifically for research via a direct intervention with a research subject, under a protocol that has been reviewed and approved by an ethics committee such as an Institutional Review Board (“IRB”) and with such research subject’s consent. These samples are typically sourced at healthcare providers or commercial partners that are a part of our supply network.

The cross product of all these categories (i.e., remnant or research use only and biofluids, tissues, or hematopoietic stem or immune cells) describes the product types we use to track and manage the business. These groupings include:

●	Remnant biofluids — These leftover clinical samples are procured from our clinical lab partners and are typically available days after specimen collection. They are generally priced to the researcher per specimen, depending upon specimen type, rarity, and requested data. These specimens contributed to approximately 13% of our revenue in 2023 and 13% of our revenue for the twelve months ended December 31, 2024, respectively.

●	Remnant tissue — These leftover anatomic pathology samples are procured from our pathology lab partners and typically are available years after they were first collected for clinical care. They are generally priced depending upon specimen type, rarity, and requested data.

●	Remnant hematopoietic stem and immune cells — Remnant hematopoietic stem and immune cells includes bone marrow, cord blood, whole blood, or their viable cellular components, that are left over from a clinical testing process. These samples may be obtained from clinical and anatomic pathology labs.

●	Next generation sequenced (“NGS”) tissues — NGS tissues include various cancer types that have been fully DNA/RNA sequenced to identify specific biomarkers of interest. The tissues screened are tumor only FFPE specimens. Results are analyzed and paired with clinical annotation to create a robust data package that has some utility even without the need for the specimen itself. Tissues used for the program are a combination of remnant waiver of consent tissue blocks along with RUO fully consented blocks.

●	Research use only biofluids — Research use only biofluids are collected directly from subjects, with their consent, and under an IRB (or equivalent) protocol. We obtain these samples via a variety of sources, including our biorepository and clinical research center partners. They are generally priced to the researcher per collection, depending upon specimen type, rarity, and requested data. These specimens contributed to approximately 39% of our revenue in 2023 and 39% of our revenue for the twelve months ended December 31, 2024, respectively.

●	Research use only tissue — Research use only tissues are collected directly from subjects, with their consent, and under an IRB (or equivalent) protocol. They are typically collected during a clinically required surgical procedure. We obtain these specimens from our biorepository partners, anatomic pathology laboratories, or clinical research centers that have relationships with surgical facilities. These samples are priced to the researcher per sample, depending upon specimen type, rarity, and requested data. These specimens contributed to approximately 47% of our revenue in 2023 and 47% of our revenue for the twelve months ended December 31, 2024, respectively.

●	Research use only hematopoietic stem and immune cells — Research use only hematopoietic stem and immune cells includes bone marrow, cord blood, whole blood, or their cellular components, which are collected from subjects with their consent and under an IRB (or equivalent) protocol. Some of the aforementioned products are collected from healthy subjects or diagnosed (diseased) subjects and may be offered to researchers in fresh or cryopreserved format. They are prospectively collected primarily from our blood donor center partners or picked from banked inventory maintained by our supply site partners. The collection of these samples may require subjects to undergo apheresis procedures, bone marrow extraction procedures, and/or hematopoietic stem cell (HSC) mobilization therapies. These products are generally priced to the researcher per collection depending upon collection type, specimen type, rarity (subject phenotype or attributes selected), required procedures, and requested data.

For each of these product types, biospecimens may already exist in laboratory archives or banked in our network of biorepositories (“banked”) or may be collected in the future from our network of healthcare providers and commercial specimen providers (“prospectively-collected” or “custom collections”).

Our Supply Partners

Critical to the success of the iSpecimen Marketplace is the network of healthcare providers who make their patients, samples, and data available to researchers. This supply network was built over a ten-year period and as of December 31, 2024, our supply network consisted of approximately 76 unique healthcare organizations and biospecimen providers under agreement, including healthcare systems, community hospitals, clinics, private practice groups, commercial laboratories, blood centers, commercial biobanks, clinical research sites, and cadaveric donation centers.

Our suppliers are located in eleven (11) countries across the Americas, Europe, and Asia and our cost of revenue for the years ended December 31, 2024 and 2023, break out as follows geographically:

	December 31,
	2024	2023
Americas	66.19%	64.87%
Europe, Middle East and Africa	27.24%	23.08%
Asia Pacific	6.57%	12.05%

There was one supplier that accounted for 11.3% of our total cost of revenue during the year ended December 31, 2024. There was one supplier that accounted for 12.7% of our total cost of revenue during the year ended December 31, 2023.

Each supplier organization may give us access to one or more of the following environments within their organization where specimens may be obtained:

Ø	Clinical labs — This environment provides access to remnant biofluids and is typically found in hospitals, commercial laboratories, clinics, and private practice groups. As of December 31, 2024, approximately 11 of our healthcare supply sites provided us with access to remnant biofluids originating in clinical labs;

Ø	Pathology labs — This environment provides access to remnant tissue and remnant hematopoietic stem and immune cells and typically exists within hospitals or commercial laboratories. As of December 31, 2024, approximately two (2) of our healthcare supply sites provided us with access to remnant tissue or cells originating in pathology labs;

Ø	Biorepositories — These organizations typically reside within larger healthcare systems or commercial organizations. Generally, they collect and store specimens for unspecified future research purposes. As of December 31, 2024, approximately 16 of our supply sites provided us with access to specimens stored in biorepositories;

Ø	Blood donor centers — These organizations typically collect large volumes of blood and derivatives for therapeutic or research purposes. They own and operate donor centers and may manufacture broad selection of isolated cell types (fresh or cryopreserved) from consented donors for research use. As of December 31, 2024, two (2) of our supply sites provided us with access to large volume blood products;

Ø	Cadaveric donation centers — These organizations receive whole cadavers and provide access to cadaveric tissues, biofluids, and stem cells, specifically for research purposes. As of December 31, 2024, one (1) of our supply sites provided us with cadaveric tissues and biofluids; and

Ø	Clinical research centers — These organizations generally reside within healthcare facilities such as hospitals or clinics, or they operate as standalone entities providing access to subjects for research programs. Subjects may be approached and consented to provide specimens when they are in for healthcare appointments (i.e. patient encounters) or may be called in to specifically participate in research projects. As of December 31, 2024, approximately 44 of our healthcare supply sites provided us with access to patients directly from over thousands hospitals and thousands of clinics and practice groups.

Supply sites may provide specimens from one or all these environments, depending on their practices and capabilities. Each supply site can select how it will work with our Company.

In addition to obtaining specimens and data directly from healthcare organizations, we work with several commercial biobanks and biospecimen brokers who have their own network of healthcare provider supply partners and wish to make their samples available to our research clients as well. While these organizations are generally considered our competitors, they are willing to work with us because we provide value by acting as both a distribution channel for them and a supply partner to them to increase their revenues. Moreover, the inclusion of competitors’ specimens in our iSpecimen Marketplace platform further strengthens our competitive position and value to our customers by further de- fragmenting our customers’ buying experience.

Our Customers

Our customer base is primarily comprised of three main segments: biopharmaceutical companies, in vitro diagnostic companies, and government/academic institutions. As of December 31, 2024, we had distributed our specimens to approximately 765 customers, such as the Centers for Disease Control and Prevention. Since entering the regenerative medicine market late 2019, we have acquired 33 customers representing 0.7% of our total revenue both in 2023 and in 2024.

From our inception through December 31, 2024, we had distributed more than 240,000 specimens to 23 countries and our geographical revenues distribution for the years ended December 31, 2024 and 2023 were as follows:

	December 31,
	2024	2023
Americas	85.13%	89.93%
Europe, Middle East and Africa	12.71%	9.10%
Asia Pacific	2.16%	0.97%

During the year ended December 31, 2024, there was one customer that accounted for approximately 29% of our total revenue generated. During the year ended December 31, 2023, there were one customer that accounted for approximately 25% of our total revenue generated. We continuously engage with all customers when we receive inbound requests from them, whether they are within or outside of the Americas. Year-over-year, our top customers have been different because their specimen needs tend to be project-based and depending upon where they are in their research and development cycle, they may not need large numbers of specimens each year. During the year, our customer retention rates are moderate, with 16 of our top 25 customers (64%) in the year ended December 31, 2023 also procuring specimens in the year ended December 31, 2024.

Biospecimens have broad utility within the healthcare and life science industries, as they are collected and used throughout nearly every stage of diagnostic and therapeutic product discovery and development. For diagnostic products, they are used consistently for preclinical discovery, clinical validation, and post-market validation, as well as surveillance. For therapeutic products, these samples are most often used during preclinical research involving drug target identification and validation, compound screening, lead optimization, predictive toxicology, and pharmacokinetic studies. They are also used for biomarker companion diagnostic discovery and development, which has been shown to reduce the costs of drug clinical trials by 30 to 60% according to Ark Research. In the case of regenerative medicine applications, hematologic samples are used for research and development of engineered cell therapies (e.g. CAR-T, CAR-NK), stem cell therapies (e.g. hematopoietic stem cells, mesenchymal stem cells), exosome therapies, identification of cell immunophenotypes for allogeneic therapies, and for developing and scaling-up cell therapy manufacturing processes.

Given recent advances in technology that now allow for the identification of molecular determinants of disease, the role of the patient’s biospecimen has become even more important in all these endeavors and is essential to the development of precision medicine. This pursuit of precision medicine by the healthcare and life science industries has further increased the already high demand for human biospecimens and the clinical data that describe them.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an “emerging growth company” we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	The option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	Not being required to comply with any requirements that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	Reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until December 31, 2026, which is the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering (“IPO”). However, if any of the following events occur prior to the end of such five-year period, (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period, or (iii) we become a “large accelerated filer,” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), we will cease to be an emerging growth company prior to the end of such five-year period. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part (the “Registration Statement”) and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company” as defined in the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our common stock) or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period.

Corporate Information

We were formed as a Delaware corporation in July 2009. Our headquarters are in Woburn, MA, and our principal executive offices are located at 8 Cabot Road, Suite 1800, Woburn, MA 01801, and our telephone number is (781)301-6700. Our website address is www.ispecimen.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

Common Stock Offered by Selling Stockholders:	1,559,828 shares

Shares of Common Stock outstanding after completion of this offering (assuming full exercise of the Warrants that are exercisable for the Warrant Shares offered hereby):	9,770,984 shares (1)

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. We would, however, receive proceeds upon the exercise of the Warrants held by the Selling Stockholders which, if such Warrants are exercised in full for cash, would be approximately $129. Proceeds, if any, received from the exercise of such Warrants will be used for general corporate purposes and working capital or for other purposes that our Board of Directors, in its good faith, deems to be in the best interests of our Company. No assurances can be given that any of such Warrants will be exercised.

Nasdaq Symbol	ISPC

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1)	The number of shares of our common stock outstanding prior to and that will be outstanding after this offering is based on 8,211,156 shares of common stock outstanding as of August 18, 2025, and excludes (a) outstanding stock options to purchase 3,629 shares of common stock at an average price of $43.91 per share; (b) outstanding restricted stock units of 115 shares issuable upon vesting; and (c) outstanding warrants to purchase 4,231,639 shares of common stock at an average price of $0 per share. Additionally, the number of shares of common stock that will be outstanding after this offering also includes up to an aggregate of 1,292,449 shares of common stock underlying the Warrants to be offered and sold by the Selling Stockholders.

RISK FACTORS

Risks Related to Our Business

We have incurred losses since inception and anticipate that we will continue to incur losses for the foreseeable future. We are not currently profitable, and we may never achieve or sustain profitability.

We were founded in 2009 and completed our first commercial sale in 2012. We did not start generating revenues until 2016. We are not profitable and have incurred losses in each period since our inception in 2009. For the years ended December 31, 2024 and 2023, we reported net losses of $12,497,805 and $11,099,488, respectively. As of June 30, 2025, the Company had negative working capital of $4,005,455, an accumulated deficit of $74,568,256, cash and cash equivalents of $588,775, and accounts payable and accrued expenses of $4,960,577.

We expect to continue to incur losses for the foreseeable future, and we expect these losses to increase as we continue to invest in the growth of our business. We may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect our business. The magnitude of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate and grow revenue. Even if we achieve profitability in a future period, we may not be able to sustain profitability in subsequent periods. Our prior losses and expected future losses have had and will continue to have adverse effects on our stockholders’ equity (deficit) and working capital.

There is substantial doubt about our ability to continue as a going concern.

Our audited financial statements included in this Annual Report include an explanatory paragraph that indicates that they were prepared assuming that we would continue as a going concern. We have suffered recurring net losses and accumulated deficits as of June 30, 2025. These conditions raise substantial doubts about our ability to continue as a going concern. Our plan for continuing as a going concern includes improving our profitability and obtaining additional financing, including public and private placements of capital stock for additional funding to meet our operating needs. There can be no assurance that we will be successful in our plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

During the year ended December 31, 2024, we identified a material weakness in our internal control over financial reporting that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate this material weakness or if we otherwise fail to establish and maintain effective control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.

We are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), which requires management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our controls over financial reporting. We are also required to make assessment of our internal controls over financial reporting pursuant to Section 404. We have included in this Annual Report management’s assessment disclosure of any material weaknesses in our internal control over financial reporting. Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until our first annual report required to be filed with the SEC, following the later of the date we are deemed to be an “accelerated filer” or a “large accelerated filer,” each as defined in the Exchange Act. We could be an emerging growth company for up to five years after the date of our initial public offering (“IPO”).

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

As described elsewhere in this Annual Report, we identified a material weakness in our internal control over financial reporting related to a failure to design and maintain adequate controls to maintain appropriate documentation for the tax exempt status of its customers, calculate and collect sales tax at point of sale, and subsequently report and remit in a timely manner to the relevant tax jurisdictions sales tax obligations.

We initiated and implemented several remediation measures including, but not limited to, (i) engaging external tax advisors to complement internal resources and efforts and provide support in assessing the appropriate sales tax treatment associated with the Company’s products for all prior years in which the Company had generated revenue, (ii) obtaining sales tax exemption letters, representation letters or proof of payments of compensating use tax from our customers and we have started a collection effort of these sales taxes from certain customers who have notified the Company that they do not have a sales tax exemption letter, (iii) implementing a sales tax software platform solution for the calculation, communication, collection, and remittance of sales tax for all non-exempt future sales, and assisting with the collection and tracking of Voluntary Disclosure Agreements received from states where a potential sales tax liability may exist, (iv) designing and implementing enhanced policies, procedures and controls related to the calculation, communication, collection, and remittance of sales tax to relevant jurisdictions, and (v) training appropriate personnel in the effective design and execution of our enhanced policies, procedures, and controls, including the importance of the ongoing, consistent effective execution of such procedures and controls.

We believe the measures described above should address the material weakness identified and strengthen our internal control over financial reporting. These measures are expected to result in future costs for us. While we continue the process to implement our plan to remediate the material weakness, we cannot predict the success of such plan or the outcome of our assessment of this plan until the remediation initiatives have been completed and have been operating effectively for a sufficient period of time. We can give no assurance that these measures will remediate the deficiencies in internal control or that additional material weaknesses or significant deficiencies in our internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that may lead to a restatement of our financial statements or cause us to fail to meet our reporting obligations for the year ended December 31, 2024, any of which could diminish investor confidence in us and cause a decline in our stock price.

We may identify future material weaknesses in our internal controls over financial reporting or fail to meet the demands that will be placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act, and we may be unable to accurately report our financial results, or report them within the timeframes required by law or stock exchange regulations. We cannot assure that additional material weaknesses will not exist or otherwise be discovered, any of which could adversely affect our reputation, financial condition and results of operations.

We may likely require additional capital in the future and an inability to meet future capital needs could adversely impact our ability to operate.

We require substantial capital to fund our business growth and we will likely need additional capital in the future to fund our operations. In addition to investing in personnel growth commensurate with business growth, we believe we must continue to invest in the development of our iSpecimen Marketplace platform to enhance and improve its performance, functionality, ease of use, and reliability to carry out our business strategies. New industry standards, the availability of alternative products, and evolving life science research needs could render our products and services obsolete and/or new third-party marketplace technology may be introduced that makes it easier for our competitors to create their own marketplace platforms. Our success will depend, in part, on our ability to develop new products and services and make corresponding technology enhancements that address the increasingly sophisticated and varied needs of our suppliers and customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. We cannot be certain that additional financing will be available to us if required on favorable terms or at all. To the extent that we cannot raise capital if needed, we may not be able to continue operations.

Our revenue trend is not predictive which can lead to difficulty in accurately forecasting future results.

Our revenue trend is not predictive and our ability to accurately forecast future results is limited and is impacted by a number of factors, including:

➢	Our revenue is transactional and not recurring. Researchers pay us to provide specimens when they have a need for specimens. We do not currently charge our customer or supply chain for access to the iSpecimen Marketplace;

➢	Our revenue is significantly concentrated and varies by customer year-over-year. There was one customer that accounted for approximately 29% of our revenue in 2024. In 2023, there was one customer that represented approximately 25% of our revenue;

➢	Researcher needs may change over the lifetime of a project, based on the stage of the project. A research customer in one time period may not have a need for specimens again in the next;

➢	Research projects get terminated or suspended for a variety of reasons, including funding issues or unexpected results. Any termination or suspension of a project may cause a corresponding cancellation or delay in purchase orders we have received for specimens; and

➢	Suppliers may not accurately estimate how long it will take them to fulfill specimen requests, making it more difficult to accurately forecast when we will recognize revenue on these specimen requests.

Many of these are outside of our control and all of which may change from time to time. Our historical revenue results should not be taken as predictive of future performance. There are many risks that could impact future performance resulting in variations in expected results which could lead to a negative business impact.

Our growth strategy may not prove viable and we may not realize expected results.

Our business strategy is to grow by improving and expanding iSpecimen’s Marketplace platform. This growth is expected to come through: (i) expansion of our platform capabilities to drive increased acquisition of annotated biospecimens through the platform, (ii) further expansion of our customer and supplier base in and outside the United States, and (iii) expansion into new lines of business such as patient recruitment and data licensing. Expansion of our existing business and entry into new lines of business will require a significant investment in technology development, supply development, operations, and marketing and sales. We may not achieve market expansion and acceptance and we may incur problems introducing new solutions and services. We may experience losses related to these investments, which could have a material adverse effect on our results of operations.

Our growth strategy involves a number of risks and uncertainties, including:

➢	We may not successfully enter into contracts with healthcare providers to gain access to specimens, subjects, and data on terms favorable to us or at all. This can limit our ability to grow in existing lines of business and expand into new lines of business;

➢	We may not obtain new customers or may lose existing customers if we cannot offer products and services that they need on a timely basis or at all;

➢	We may fail in the development of our technology and it may not adequately keep pace to support an expansion of our existing line of business or our entry into new lines of businesses;

➢	The market adoption rate of our marketplace technology may be too slow, and we may fail to get our customers and suppliers to transact for products and services using our technology;

➢	We may fail to continue to expand outside of the United States, especially if we are required to comply with laws and regulations that differ from geographies in which we currently operate;

➢	We may fail to gain market acceptance for new products or services; and/or

➢	We may lose to competitors, some of whom may have greater resources than we do. This competition may intensify due to the ongoing consolidation in the biospecimen industry, which may increase our costs to pursue opportunities.

If we fail to properly evaluate and execute existing and new business opportunities properly, we may not achieve anticipated benefits and may incur increased costs. There can be no assurance that we will be able to successfully capitalize on growth opportunities, which may adversely impact our business model, revenues, results of operations, and financial condition.

International operation expansion could expose us to additional risks which could harm our business, prospects, results of operation, and financial condition.

We operate internationally and expect to expand internationally. For example, we procure specimens from sites outside of the United States and we also distribute samples to organizations located around the world. As of June 30, 2025, we had customers in 5 countries and supply sites in 5 countries, International expansion exposes us to additional risks, including:

➢	changes in local political, economic, social, and labor conditions, which may adversely affect our business;

➢	risks associated with trade restrictions and foreign import requirements, including the importation and exportation of our solutions, as well as changes in trade, tariffs, restrictions or requirements;

➢	heightened risks of unethical, unfair or corrupt business practices, actual or claimed, in certain geographies;

➢	fluctuations in currency exchange rates, which may make doing business with us less appealing as our contracts are generally denominated in U.S. dollars;

➢	greater difficulty in enforcing contracts;

➢	lack of brand awareness that can make commercializing our products more difficult and expensive;

➢	management communication and integration problems resulting from cultural differences and geographic dispersion;

➢	the uncertainty and limitation of protection for intellectual property rights in some countries;

➢	increased financial accounting and reporting burdens and complexities as a result of being a public company;

➢	lack of familiarity with local laws, customs and practices, and laws and business practices favoring local competitors or partners;

➢	potentially different pricing environments, longer payment cycles in some countries, increased credit risk, and higher levels of payment fraud;

➢	uncertainty regarding liability for products and services, including uncertainty as a result of local laws and lack of legal precedent;

➢	different employee/employer relationships, existence of workers’ councils and labor unions, and other challenges caused by distance, language, and cultural differences, making it harder to do business in certain jurisdictions;

➢	compliance with complex foreign and U.S. laws and regulations applicable to international operations may increase the cost of doing business in international jurisdictions. These numerous and sometimes conflicting laws and regulations include internal control and disclosure rules, data privacy requirements, research ethics and compliance laws, anti-corruption laws, and anti-competition regulations, among others. Violations of these laws and regulations could result in fines and penalties, criminal sanctions against us, our officers, or our employees, prohibitions on the conduct of our business and on our ability to offer our products and services in one or more countries, and could also materially affect our brand, our international expansion efforts, our ability to attract and retain employees, our business, and our operating results; and

➢	instability, disruption or destruction in a significant geographic region, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest; and natural or man-made disasters, including famine, flood, fire, earthquake, storm or disease, including without limitation, the war between Russia and Ukraine which started in February 2022, regions from which we obtain specimen supplies.

The occurrence of any one of these risks could harm our international business and, consequently, our results of operations. Additionally, operating in international markets requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required to operate in other countries will produce desired levels of revenue or profitability.

We, or the third parties who provide services for us, may be adversely affected by external events for which our business continuity plans may not adequately prepare us.

The occurrence of severe weather, natural disasters, health epidemics, acts of war or terrorism, military conflicts such as the war between Russia and Ukraine, and other adverse external events or conditions that impact us or the operations of third parties who provide services for us have the potential to significantly impact our ability to conduct business. Although we have business continuity plans in place, including an emergency succession plan, there is no guarantee that our plans can be successfully implemented. Even if we were to successfully implement our continuity plans, we may incur substantial expenses and there is no guarantee that our business, financial condition, and results of operations will not be materially impacted.

We rely upon our technology solution for the operation of our business and if our technology platform contains defects or fails to perform as expected, we may need to suspend its availability and divert development resources, and our business and reputation may be harmed.

Technology as complex as ours may contain unknown and undetected errors or performance problems. There could be numerous reasons for performance and quality issues including new and updated features, defects in integrated commercial and open source technologies, outages and disruptions in the cloud infrastructure on which our platform relies, human error or malfeasance, scale constraints, design flaws, and bad actions by external factors including security and performance related incidents. Many serious defects are frequently found during the period immediately following introduction and initial release of new capabilities or enhancements to existing platforms. Although we attempt to resolve errors that we believe would be considered serious by our users before making our platforms available to them, our products are not error-free. If a significant failure occurs that prevents our customers, suppliers, or our Company from using the iSpecimen Marketplace, our operations may be disrupted, and it may be difficult or, in certain cases, impossible for us to continue our business for a period of time until the failure is corrected. Any performance or quality problem could result in lost revenues or delays in user acceptance that would be detrimental to our business and reputation. We may not be able to detect and correct errors before releasing our product commercially. Undetected errors or performance problems in our existing or future products may be discovered in the future and known errors, considered minor by us, may be considered serious by our customers, resulting in a loss of customers and a decrease in our revenues.

Sustainable future revenue growth is dependent upon the development of technology solutions that enable scale and address new markets.

Our iSpecimen Marketplace technology consists of four major functional areas: data ingestion and harmonization, search, workflow management, and administration, compliance and reporting. Each of these functional areas need continual development to both enable our current business to scale and to enable us to enter new markets. As financial resources become available, our intention is to focus most of our engineering resources on the development of the iSpecimen Marketplace platform for the foreseeable future. While we have spent a significant amount of time and resources on the development of this platform, we cannot provide any assurances of our iSpecimen Marketplace’s short or long-term success or growth and there is no assurance that the resources being allocated for the platform will be sufficient to complete planned additional capabilities, or that such completion will result in significant revenues or profit for us. If our customers or suppliers do not perceive this platform to be of high value and quality, we may not be able to retain them or acquire new customers or suppliers.

Our platform may become technologically obsolete or commoditized.

We must continue to enhance and improve the performance, functionality, ease of use, and reliability of our iSpecimen Marketplace platform or it may become obsolete or commoditized. New industry standards, the availability of alternative products, and evolving life science research needs could render our products and services obsolete and/or new third-party marketplace technology may be introduced that makes it easier for our competitors to create their own marketplace platforms. Our success will depend, in part, on our ability to develop new products and services that address the increasingly sophisticated and varied needs of our suppliers and customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of our technology involves significant technical and business risks. We may fail to use new technologies effectively or to adapt our proprietary technology and systems to user requirements or emerging industry standards. If we are unable to adapt to changing market conditions, user requirements, or emerging industry standards, we may not be able to increase our revenue and expand our business. Additionally, if existing or future competitors develop or offer products or services that provide significant performance, price, creative or other advantages over this platform, demand for our services through the iSpecimen Marketplace may decrease and our business, prospects, results of operations and financial condition could be adversely affected.

If our security measures are breached, or if our services are subject to attacks that degrade or deny the ability of users to access our platforms, our platforms and applications may be perceived as not being secure, customers and suppliers may curtail or stop using our services, and we may incur significant legal and financial exposure.

Our platforms and the network infrastructure that are hosted by third-party providers involve the storage and transmission of healthcare data as well as proprietary information about organizations and programs, and security breaches could expose us to a risk of loss of this information, litigation, and potential liability. Our security measures may be breached due to the actions of outside parties, employee error, malfeasance, security flaws in the third party hosting service that we rely upon, or any number of other reasons and, as a result, an unauthorized party may obtain access to our suppliers’ or customers’ data. Although we have never had any breach of data in our third-party provider’s environment, any future breach or unauthorized access could result in significant legal and financial exposure, damage to our reputation, and a loss of confidence in the security of our platforms and applications that could potentially have an adverse effect on our business. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures on a timely basis. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose suppliers and customers and we may have difficulty obtaining merchant processors or insurance coverage essential for our operations.

We, and the third-party providers upon which we rely, have experienced, and may in the future experience, cybersecurity threats, including threats or attempts to disrupt our information technology infrastructure and unauthorized attempts to gain access to sensitive or confidential information. Our and our third-party vendors’ technology systems may be damaged or compromised by malicious events, such as cyberattacks (including computer viruses, malicious and destructive code, phishing attacks, and denial of service attacks), physical or electronic security breaches, natural disasters, fire, power loss, telecommunications failures, personnel misconduct, and human error. Such attacks or security breaches may be perpetrated by internal bad actors, such as employees or contractors, or by third parties (including traditional computer hackers, persons involved with organized crime, or foreign state or foreign state- supported actors). Cybersecurity threats can employ a wide variety of methods and techniques, which may include the use of social engineering techniques, are constantly evolving, and have become increasingly complex and sophisticated; all of which increase the difficulty of detecting and successfully defending against them. Furthermore, because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until after they are launched against a target, we and our third-party providers may be unable to anticipate these techniques or implement adequate preventative measures. Although prior cyberattacks directed at us have not had a material impact on our financial results, and we are continuing to bolster our threat detection and mitigation processes and procedures, we cannot guarantee that future cyberattacks, if successful, will not have a material impact on our business or financial results. While we have security measures in place to protect our information and our customers’ and suppliers’ information and to prevent data loss and other security breaches, there can be no assurance that in the future we will be able to anticipate or prevent security breaches or unauthorized access of our information technology systems or the information technology systems of the third-party providers upon which we rely. Despite our implementation of network security measures and internal information security policies, data stored on personnel computer systems is also vulnerable to similar security breaches, unauthorized tampering or human error.

Many governments and other regulatory bodies including the SEC have enacted laws requiring companies to provide notice of data security incidents involving certain types of data, including personal data. If an actual or perceived breach of security measures, unauthorized access to our system or the systems of the third-party providers that we rely upon, or any other cybersecurity threat occurs, we may face direct or indirect liability, costs, or damages, contract termination, our reputation in the industry and with current and potential customers may be compromised, our ability to attract new customers could be negatively affected, and our business, financial condition, and results of operations could be materially and adversely affected.

We maintain cybersecurity insurance and other types of insurance, subject to applicable deductibles and policy limits, but our insurance may not be sufficient to cover all costs associated with a potential data security incident. We also cannot be sure that our existing general liability insurance coverage and coverage for cyber liability or errors or omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could harm our financial condition.

Changes in demand for our products and services could affect profitability.

We are fundamentally a matchmaking service provider between researchers who have needs for access to subjects, samples, and data, and healthcare providers and other organizations that have them. Any change that either reduces the demand for our services or changes the composition of the demand could adversely impact our financial results.

Overall customer demand could change for many reasons outside of our control, reducing demand or making it more difficult to match up to our supply chain’s capabilities. These reasons include:

➢	general economic downturn that impacts the research and development budgets of biopharma;

➢	changes in the disease landscape, like COVID-19, that affect the types of products and services needed;

➢	changes in drugs and therapies and the desire to study subjects on these drugs and therapies;

➢	changes in diagnostic tests performed (like genomic sequencing) that drive the need for subjects and samples with these new or novel test results;

➢	changes in data requirements, such as the need to know specific outcomes data;

➢	overall changes in biomarker research, such as emerging liquid biopsy or cell therapy research, that drives the need for different products and services;

➢	leadership changes within our customers resulting in loss of sponsorship;

➢	new (alternative) products introduced by competitors and/or developed by customers, which may have potential to reduce or replace the need for certain types of biospecimens that we provide;

➢	competitive forces, which make it easier for customers to find products and services elsewhere; and/or

➢	cancellation or delay of research programs, due to funding issues or preliminary research result issues.

If we fail to address these factors in a timely manner or at all, our financial results could be adversely affected.

Additionally, overall customer demand could decrease if we fail to:

➢	provide high quality products and services;

➢	provide products and services at a competitive price;

➢	deliver products and services in a reasonable amount of time;

➢	offer high levels of customer service;

➢	offer adjacent services that researchers want to procure along with our existing products and services;

➢	adequately invest in sales and marketing programs and teams to drive demand or operational support to fulfill requests;

➢	develop a large and diverse supply network to satisfy demand; or

➢	provide a technology solution that simplifies the biospecimen procurement process for researchers and specimen providers alike.

We incur credit risk with our customers, and we may provide them with products and services for which we do not get paid.

Our customers generally place orders for our products and services using a purchase order and we invoice our customers after they have received the products or services from us. During this procurement process, we become obligated to pay our suppliers for any products or services we procure from them on behalf of our customers regardless of whether our customers ultimately pay us for these products or services. Therefore, we bear the responsibility for the credit risk of our customers. We mitigate this credit risk through procedures that evaluate the creditworthiness of customers prior to accepting a purchase order from them. However, our procedures may not successfully identify all those who ultimately fail to pay us for our products and services and any non-payments may negatively impact our revenues, results of operations, and financial condition.

Our customer mix increases the risk of customers not paying our invoices.

We derive, and believe that we may continue to derive, a significant portion of our revenues from privately held, investor-backed biopharma companies that are not profitable and have little operating history. These organizations may be at a higher risk of not paying for provided products and services on a timely basis or at all. If these companies fail to pay our invoices, our profitability will be adversely impacted.

We rely upon relatively few customers for a significant portion of revenue and do not have a recurring revenue business model. A loss of large customers could affect our ability to operate.

We have derived, and believe that we may continue to derive, a significant portion of our revenue from a limited number of customers that vary each year. We do not have a recurring revenue model and our customers may buy less of our products or services depending on their research and development cycles, internal budget cycles, product and service requirements, and competitive offerings. A major customer in one year may not purchase any of our products or services in another year, which may adversely affect our financial performance.

Customers and customer prospects may be averse to using a self-service marketplace to procure specimens and may continue to require iSpecimen personnel in the procurement process, impacting our scalability and profitability.

The iSpecimen Marketplace functions as a lead generation system to capture customer requests for specimens and as a workflow engine to allow customers, suppliers, and our Company to track and manage specimen requests. Currently, it does not fully support self-service eCommerce because key capabilities required to satisfy these transactions across all of our product lines, such as a pricing engine and patient-level search, have yet to be incorporated. Therefore, currently all customer requests for specimens require assistance from iSpecimen sales personnel. At a minimum, our sales personnel are involved in the generation of customer quotes, but they often also act in a consulting role to help develop specimen request specifications on more complex projects or to perform searches on the customer or customer prospect’s behalf.

While we continue to invest in capabilities to support customer self-service in the iSpecimen Marketplace, we do not know when we will consider these capabilities to be fully developed. Additionally, we do not know if researchers will utilize the iSpecimen Marketplace to transact without the intervention of iSpecimen personnel which could limit our scalability. We may continue to invest in software which may never provide a return on its investment and diverts resources from the development of software that drives other parts of our procurement workflow.

Our business may be materially and adversely impacted by the reduction, delay or cancellation of orders from our customers.

Our contracts with our customers generally allow them to reduce, delay, or cancel the unfulfilled portion of their specimen order with a two-week notice. Customers may reduce, delay, or cancel their unfulfilled orders due to a variety of reasons including they make changes to project requirements and the open request no longer meets their needs; their budgets change or projects get cancelled; they place orders with multiple specimen providers and cancel open orders when they have procured sufficient quantity of samples across all their sources; or we are unable to fulfill the entire order before the project deadline. These percentages do not take into consideration long term or open- ended projects that are not intended to be completely fulfilled at year end. Our business, financial condition, results of operations and cash flows may be materially and adversely impacted by the reduction, delay or cancellation of orders.

We have entered into contracts with U.S. government agencies and contractors which subjects us to federal contract and audit risks.

We entered into contracts with U.S. government agencies and contractors that may contain unfavorable termination provisions and are subject to audit and modification by the government at its sole discretion, which subjects us to additional risks. These risks include the ability of the U.S. government to unilaterally:

➢	suspend or prevent us for a set period of time from receiving new contracts or extending existing contracts;

➢	terminate our existing contracts;

➢	reduce the scope and value of our existing contracts;

➢	audit and object to our contract-related costs and fees, including allocated indirect costs; and

➢	change certain terms and conditions in our contracts.

The U.S. government may terminate any of its contracts with us either for its convenience or if we default by failing to perform in accordance with the contract schedule and terms. Termination for convenience provisions may enable us to recover only our costs incurred or committed, and settlement expenses and profit on the work completed prior to termination. Termination for default provisions may not permit these recoveries and make us liable for excess costs incurred by the U.S. government in procuring undelivered items from another source.

As a U.S. government contractor and subcontractor, we may become subject to periodic audits and reviews. Based on the results of these audits, the U.S. government may adjust our contract-related costs and fees, including allocated indirect costs. As part of any such audit or review, the U.S. government may review the adequacy of, and our compliance with, our internal control systems and policies, including those relating to our purchasing, property, compensation, and/or management information systems. In addition, if an audit or review uncovers any improper or illegal activity, we may be subject to civil and criminal penalties and administrative sanctions, including termination of our contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. government.

We could also suffer serious harm to our reputation if allegations of impropriety were made against us. Although we have not had any government audits and reviews to date, future audits and reviews could cause adverse effects.

Sustainable future revenue growth is dependent on growth in the capabilities of our supply network which we may not be able to achieve.

Our business is fundamentally a match-making business between healthcare providers who have access to subjects, samples, and data and life science researchers who need them. Currently, we receive more requests for our products and services than we have access to in our supply network and we are therefore supply constrained. Although we continue to allocate resources to supply development and commensurately grow our supply network capabilities to keep pace with demand, this supply-demand imbalance could increase in the future if we do not continue or increase our investment in this area.

Additionally, demand for specimens we receive is becoming more specific, requiring access to a greater population of subjects, samples, and data to find those that meet a researcher’s inclusion and exclusion criteria. It takes a larger network of subjects, samples, and data to access a wide enough population of subjects to meet a growing number of requests with more stringent criteria. Delays, difficulties, or unanticipated costs in developing our supply network capabilities necessary to successfully procure products and services could adversely affect revenue and profitability.

Sustainable future revenue growth is dependent upon gaining access to more healthcare data from our supply network and a failure to obtain this data may adversely affect our growth.

Key to our growth strategy is the accessibility and availability of deep medical record data from our healthcare provider supply sites. This data is used to automate the process of matching researchers to subjects, samples, and data, and also used to automate the procurement workflow. Currently, we have gained access to laboratory data to support the distribution of clinical lab specimens as well as biorepository data to support the distribution of banked specimens. However, we have not gained access to deeper medical record data sets from a broad set of healthcare providers to support custom specimen collections, clinical trial recruitment, or data licensing. Should we fail in our ability to access deeper healthcare data, we may not be able to effectively compete in our served markets or grow as anticipated and our business may suffer.

The adoption cycle of our supply network tends to be very lengthy, which may adversely affect our ability to scale rapidly and increase revenues.

The business development cycle for the adoption of our technology solution at healthcare provider supply partners can take up to 18 months or more from initial contact with the prospect through execution of a contract. We may spend significant resources to attempt to secure a new supply partner without successfully engaging the supply partner. Even if we are successful in securing a new supply partner, once a contract is executed, implementation of our technology in the supply partner’s environment can take another several months to a year or more. Because of the lengthy adoption cycle, we may fail to expand our supply network quickly enough to reach our revenue growth targets.

Potential adverse effects from changes in the healthcare industry, including consolidations and regulatory changes, could affect access to subjects, samples, and data and affect our growth.

Changing healthcare-related legislation and regulation may impact the fiscal stability and sustainability of our supply partners. Additionally, many healthcare providers are consolidating to create larger healthcare systems and/or integrated healthcare delivery systems. These changes can divert resources at our healthcare provider supply sites away from the evaluation or implementation of the iSpecimen solution to the adoption of new infrastructure, policies, and procedures to support the changes, thereby extending their timeline to adopt the iSpecimen solution. We cannot predict whether or when future healthcare reform initiatives at the international, federal, or state level, consolidations, or other initiatives affecting healthcare providers’ businesses will be proposed, enacted, or implemented or what impact those initiatives may have on our business, results of operations, and financial condition.

Our supply chain may not provide adequate resources to quickly respond to requests for specimens and delays in the procurement process can affect our reputation, revenue, and profitability.

Many of the healthcare providers in our supply network are not-for-profit organizations whose primary business is to provide clinical care to patients. Supporting biospecimen research may be an adjunct activity for them. These organizations may lack adequate resources to quickly respond to our requests for specimens now and into the future. Should we and our customers experience slow turnaround times on specimen requests, our reputation may be damaged and there may be an adverse impact on our revenue and profitability.

We do not control the end-to-end quality of specimens and data collected in our supply chain and quality issues can affect our reputation, revenue, and profitability.

We rely upon our supply sites and their quality control processes to provide us with products and services that meet order specifications. In certain situations, products are shipped directly from the supply sites to our customers. When we receive products from our supply sites, we perform a visual inspection of the products, but we do not perform an in-depth quality control check to ensure that products meet all specifications.

Instead, we rely upon our customers to perform quality checks themselves and offer refunds or replacements for products that do not meet specification. Following feedback from our customers, we implemented a robust return and exchange program to better meet customer needs. iSpecimen is also terminating contracts with suppliers with lower quality specimens. Any issues with quality from our supply sites can adversely affect our reputation, revenue, and profitability.

Reliance on relatively few supply partners for significant supplies and services could affect our ability to operate and grow.

We have derived, and believe that we may continue to derive, a significant portion of our revenues from products we procure from a limited number of supply sites. Any change in the ability of a major supply site to provide us with products and services (such as financial health of the supply site, key leadership, research focus, information technology, competitive demand for specimens from third-parties, pricing structures, contract status and changes in the general economy) may adversely affect our financial performance.

Specimen collection from human subjects, including the possible occurrence of adverse events during or after tissue collection, could provide exposure to claims and litigation.

There are inherent risks associated with collecting specimens from human subjects. Although specimen collections are completed by certified staff according to established industry standards, specimen donors vary in their ability to tolerate specimen collection protocols and such donors may potentially have an adverse health reaction either during or following a specimen collection. Research subjects or their legally authorized representative may file claims related to a specimen collection and these claims could result in litigation that could be expensive, and time consuming to defend or result in judgements that exceed the resources of the Company and its insurance coverage.

We procure specimens and data from organizations outside of the U.S. and as such, we rely upon these organizations to collect and distribute specimens and data in accordance with their local regulations as well as our contractual requirements. A failure by our sites to comply with both applicable regulations and our contractual requirements could introduce us to compliance risk.

Some of the organizations from which we procure specimens and data reside outside of the U.S. in jurisdictions that may have data protection rules, human research protection rules, and other pertinent rules that relate to the collection and distribution of specimens and data that vary from U.S. regulations. We, as an organization are not knowledgeable about all the pertinent rules and regulations of all of the jurisdictions in which these sites operate, and therefore we rely upon our contractual relationships with supply sites to ensure that they have legal responsibility for compliance with their own jurisdiction-specific regulations.

Should any site fail to comply with the applicable regulations, we may suffer reputational risks if we have distributed specimens and data from that site. Additionally, any compliance failure on the part of our supply sites that impacts our research customers’ ability to utilize specimens and data they previously obtained from us, as well as utilize any research results, they derived from these specimens and data, may subject us to claims by these customers. These claims could result in litigation that could be expensive to defend or result in judgements that exceed our resources and our insurance coverage. Any such litigations and judgement could adversely affect our business, financial condition, and results of operations.

We may experience delays or interruption in the shipments of our specimens due to factors outside of our control, and such disruption could lead to lost revenue and customer satisfaction issues.

We distribute biological specimens to customers around the world. These specimens need to be delivered over a range of temperatures from ambient to cryogenic and delivery timeframes that can be as quick as hours. We rely on third- party shipping materials (such as thermal containers) as well as shipping services (such as FedEx) to transport specimens to our customers. Shipping materials may be defective and third-party shipping services, including international shipping services, could become disrupted by adverse weather conditions, natural disasters, military conflicts, flight cancellations, ground logistics issues, customs delays, and other service interruptions. Any defect in our shipping materials or delays in shipping service times could cause damage to these specimens and render them unusable by our customers. If we are unable to deliver our specimens in a timely matter and without damage, our revenue could be negatively impacted and our reputation with our customers could suffer, resulting in material harm to our business.

The Company’s business was negatively impacted during the first half of 2022 by the ongoing war between Russia and Ukraine. At the start of the war, the Company had approximately $1 million of purchase orders that were slated to be fulfilled by the Company’s supply network in Ukraine and Russia. This supply network shut down quickly at the start of the war. Ukrainian suppliers were disabled due to war conditions and evacuations and some of the Company’s Russian suppliers were disabled by sanctions. While the Company mobilized to shift these purchase orders to other suppliers in the network, the process of getting specimen collections from other supply sites took time, which caused a delay in the fulfillment of such purchase orders.

As of December 31, 2023 and 2024, the Company’s supply sites in Russia that had not been under sanctions were now accessible and the Company’s supply sites in Ukraine had mostly reopened. However, due to the uncertainty caused by the ongoing war, Ukraine suppliers may again become inaccessible to the Company. Therefore, as long as the uncertainty continues, the Company does not use them as sole specimen sources at a purchase order level. Alternate suppliers do not have the same favorable unit economics or specimen collection rates. The short and long-term implications of the war are difficult to predict at this time. The imposition of more sanctions and counter sanctions may have an adverse effect on the economic markets generally and could impact the Company’s business and the businesses of the Company’s supply partners, especially those in Ukraine and Russia. Because of the highly uncertain and dynamic nature of these events, it is not currently possible to estimate the impact of the war on the Company’s business and the companies from which the Company obtains supplies and distributes specimens.

Our future success depends on our ability to retain our key personnel and to attract, retain and motivate qualified personnel.

Our future success will depend upon our ability to retain our key management and other personnel and will also depend in large part on our ability to attract and retain additional qualified software developers, bioinformaticists, operations personnel, sales and marketing personnel, and business development personnel. Competition for these types of employees is intense due to the limited number of qualified professionals and the high demand for them, particularly in the Boston, Massachusetts area where our headquarters are located. We have in the past experienced difficulty in recruiting qualified personnel, especially in the area of sales. Failure to attract, assimilate, and retain personnel would have a material adverse effect on our business and potential growth.

Our senior management team has limited experience managing a public company.

Our senior management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business. Our management team may not successfully or efficiently manage our continued transition to a public company that will be subject to significant regulatory oversight and reporting obligations under the federal securities laws. In particular, these obligations will require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business, which could materially and adversely impact our business operations.

Our competitors may have greater resources than us and may outspend us to grow more quickly.

Our competitors are highly fragmented and comprise of thousands of biobanks, healthcare providers, and commercial biospecimen organizations. We expect to continue to experience significant and increasing levels of competition in the future, especially from several larger biospecimen providers who have consolidated via mergers and acquisitions and who are well-capitalized by private equity. These organizations are currently acquiring smaller biospecimen businesses and have larger customer bases, their own collection centers, biospecimen inventories, larger marketing and sales budgets, and an international presence. They may also be developing their own technology solution that could be better or less costly to develop than our own iSpecimen Marketplace, thereby eliminating one of our key competitive advantages. They may continue to outspend us to grow more quickly and we may not be able to successfully compete with a competitor that has greater resources; hence such competition may adversely affect our business.

We may lose business to competitors which have or develop their own biorepositories and/or collection centers that can meet customers’ needs.

Many of our competitors have their own biorepository of specimens that they have collected or procured over time. These inventories, when they meet a customer’s needs for product, almost always provide our competitors with a time-to-delivery advantage because they can directly fulfill requests from their own inventories, whereas we must procure products through our supply network after an order has been received from our customers. Additionally, some competitors have their own collection facilities and direct access to eligible research subjects, which also provides a time-to-delivery advantage. We have lost and will continue to lose business to competitors when they can provide samples more quickly than we can from our supply network.

We may face pricing pressure from competitors who may lower prices to reduce biorepository inventories or because they have more favorable specimen acquisition costs.

Many competitors invest in biorepositories of specimens and data. These competitors may be incented to drop prices in order to more quickly recoup their inventory carrying costs, especially when they have held inventory for longer periods of time. This may cause downward pricing pressure on us. Additionally, some competitors may have cost advantages on some types of collections either because of more favorable supply relationships or because they have their own collection centers, and they can likewise exert pricing pressure in the market. Lower prices will adversely impact our revenue and gross margins.

Our overall business results may suffer from an economic downturn.

We rely upon researchers from biopharma companies as the primary source of our revenue. During an economic downturn, the biopharma industry typically experiences a drop in the annual growth rate of research and development spending and allocates fewer resources towards it. An economic downturn could adversely affect the demand for our products and services and have a corresponding impact on our revenue and profitability. A prolonged economic downturn may cause us to reduce investment in the longer-term growth of our Company in order to reduce short term costs.

Our operations and performance depend on economic conditions in the United States and other countries where we do business. Deterioration in general economic conditions could negatively affect our and our customers’ purchasing power.

Our results of operations and financial condition may be adversely impacted from high inflation rates.

We have experienced negative effects from inflation in certain areas of our business due to the recent high rates of inflation in the U.S. and around the world. Inflation is causing the cost of employee salaries to rise and our salaries account for a significant portion of our overall operating costs. Additionally, costs of supplies and other sales, marketing and general and administrative costs have increased due to inflation.

Inflation has not had a significant adverse impact on the cost of specimens due to our long-term contracts maintained with vendors, which include revenue sharing plans. However, if inflation continues, it may have an adverse impact on the costs of our samples in the future.

Our timely fulfillment of customer orders may be adversely impacted due to constraints in the supply chain.

Our operations are heavily reliant on specimen availability and delays or shortages in obtaining specimens caused by constraints in the supply chain, may adversely impact the timing and extent of our ability to fulfill our customer orders which could adversely impact our results of operations and financial condition.

We may have difficulty managing growth in our business, which could adversely affect our financial condition and results of operations.

Significant growth in the size and scope of our operations could place a strain on our financial, technical, operational, and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems, or the occurrences of unexpected expansion difficulties, could have a material adverse effect on our financial condition and our ability to timely execute our business plans.

We have incurred losses from sales tax obligations owed to various jurisdictions by us because we did not collect taxes on taxable sales in prior years, and we may never be able to recover the prior sales taxes from the customers.

States and other jurisdictions have varying policies regarding when a company has a taxable presence in their locale. We are required to collect taxes on taxable sales in prior years but we failed to do so and thus have incurred losses from sales tax obligations owed to various jurisdictions. We are in discussions with those tax jurisdictions to rectify and have made tax payments to some of those jurisdictions. We have also reached out to our customers who owe sales taxes and recovered partial tax payments from certain customers. However, we may never be able to recover the prior sales taxes from all the customers, which could have a material adverse effect on our financial condition.

We may acquire other businesses, products, or technologies that could disrupt our business, reduce our financial resources, or cause dilution to our stockholders.

As part of our business strategy, we may, in the future, pursue acquisitions of businesses and assets or pursue strategic alliances and joint ventures that leverage our core technology and industry experience to expand our offerings, increase our customer base, or increase our supply base. We have limited experience with acquiring other companies or assets, with forming strategic alliances and joint ventures. We may not be able to find suitable partners or acquisition candidates, and we may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business, and we could assume unknown or contingent liabilities. Any future acquisitions also could result in significant write-offs or the incurrence of debt and contingent liabilities, any of which could have a material adverse effect on our financial condition, results of operations, and cash flows. Integration of an acquired company also may disrupt ongoing operations and require management resources that would otherwise focus on developing our existing business. We may experience losses related to acquisitions of other companies, which could have a material adverse effect on our results of operations. We may not identify or complete these transactions in a timely manner, on a cost-effective basis, or at all, and we may not realize the anticipated benefits of any acquisition, technology license, strategic alliance, or joint venture.

To finance any acquisitions or joint ventures, we may choose to issue shares of our common stock as consideration, which would dilute the ownership of our stockholders. If the price of our common stock is low or volatile, we may not be able to acquire other companies or fund a joint venture project using our stock as consideration. Alternatively, it may be necessary for us to raise additional funds for acquisitions through public or private financings. Additional funds may not be available on terms that are favorable to us, or at all.

We may incur significant debt, and our governing documents contain no limit on the amount of debt we may incur.

Subject to market conditions and availability, we may incur significant debt through the Purchase Agreement or other repurchase or credit facilities (including term loans and revolving facilities), public and private debt issuances or otherwise. The amount of leverage we use will vary depending on our available capital, our ability to obtain and access financing arrangements with lenders and our estimate of the stability of our cash flow. Our governing documents contain no limit on the amount of debt we may incur, and we may significantly increase the amount of leverage we utilize at any time without approval of our shareholders. The amount of leverage on individual assets may vary, with leverage on some assets substantially higher than others. Leverage can enhance our potential returns but can also exacerbate our losses.

Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

➢	our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with covenants contained in our debt instruments, including the Purchase Agreement, which would likely result in (1) acceleration of such debt (and any other debt arrangements containing a cross default or cross acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, and/or (2) our inability to borrow under other financing arrangements, even if we are current in payments on borrowings under those arrangements;

➢	our debt may increase our vulnerability to adverse economic, market and industry conditions with no assurance that our investment yields will increase to match our higher financing costs;

➢	we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, distributions to our shareholders or other purposes; and

➢	we may not be able to refinance maturing debts.

We cannot be sure that our leverage strategies will be successful.

A failure to comply with restrictive covenants in the Purchase Agreement or our other financing arrangements would have a material adverse effect on us, and any future financings may require us to provide additional collateral or pay down debt.

We are subject to various restrictive covenants contained in the Purchase Agreement and we may be subject to additional covenants in connection with future financing arrangements. Financing arrangements that we may enter into in the future may contain similar or more restrictive covenants. These covenants may limit our flexibility to pursue certain investments or incur additional debt. If we fail to meet or satisfy any of these covenants, we may be in default under the agreements governing the applicable arrangements, and our lenders could elect to accelerate our obligation to repurchase certain assets, declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral or enforce their rights against existing collateral. We may also be subject to cross default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral or foreclosure upon default.

Risks Related to Intellectual Property

We use third-party technology licenses as part of our technology solution.

The iSpecimen Marketplace uses third parties for certain technology to support development, delivery, and operations of the platform including product management, software development, cloud hosting, data processing, content mapping, and security services and may need to license additional technology in the future for use in the ongoing operations as part of our technology solution. Most of the software (including source code) and other materials we use are distributed under a “free,” “open source,” or similar licensing model. We also use software and services from commercial providers. However, we believe all of them are generally commercially available to us from other parties. We continue to evaluate partners whose capabilities can help us deliver our iSpecimen Marketplace solution in areas such as functionality, efficiency, and security and expect to continue to leverage and consider additional third-party capabilities in our ongoing Marketplace development. However, there is no assurance that these third-party technology licenses will continue to be available to us on acceptable commercial terms or at all, which could significantly harm our business, financial condition, and operating results.

We use open source licenses as part of our technology solution, which may subject us to claims from third parties claiming ownership and unauthorized use.

We use open source software in our software solutions and technology-enabled services. We may encounter claims from third parties claiming ownership and unauthorized use of the software purported to be licensed under the open source terms, demanding release of derivative works of open source software that could include our proprietary source code, or otherwise seeking to enforce the terms of the applicable open source licenses. These claims could result in litigation that could be expensive to defend. If we become liable to third parties for such claims, we could be required to make our software source code available under the applicable open source license, utilize or develop alternative technology, or cease using, selling, offering for sale, licensing, implementing or supporting the applicable solutions or technology-enabled services. In addition, use of certain open source software may pose greater risks than use of third-party commercial software, as most open source licensors and distributors do not provide commercial warranties or indemnities or controls on the origin of the software.

We may become subject to third parties’ claims alleging infringement of their patents and proprietary rights, which could be costly, time consuming, and prevent the use of our technology solution.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in our market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. These claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements or obtain them on terms acceptable to us.

We do not have any patents protecting our intellectual property and if we are unable to protect the confidentiality of our trade secrets, know-how and other proprietary and internally developed technology, our business could be adversely affected.

Our success depends upon our proprietary technology. We do not have registered patents on any of our technology because we do not believe that we could obtain blocking patents and that the costs of patent monitoring and prosecution outweigh the benefits. Instead, we rely upon software copyright laws, service marks, trade secret laws, confidentiality procedures, and contractual provisions to establish and protect our proprietary rights as well as the skills, knowledge and experience of our technical and operational personnel, our consultants and advisors, and contractors. Because we operate in a highly competitive industry, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect.

We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, collaborators, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third-parties confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to protect our rights. These confidentiality, inventions and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we may not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, effective protection of intellectual property rights is unavailable or limited in certain foreign countries. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Risks Related to Regulatory Environment

Failure to comply with federal and state data protection regulations could result in fines, penalties, and litigation, and have a material adverse effect upon our business.

Because we may gain access to protected healthcare or personal data, we must comply with various data protection regulations worldwide, including the Health Insurance Portability and Accountability Act of 1996, as amended by HITECH, and their implementing regulations at 45 CFR Parts 160-164 (collectively, “HIPAA”). As part of the operation of our business, we act in the capacity of a HIPAA business associate with respect to protected health information (“PHI”), we receive from our healthcare provider partners. As a HIPAA business associate, we are required to protect the privacy and confidentiality of PHI, and we are required to comply with HIPAA security regulations requiring certain administrative, physical, and technical safeguards to ensure the confidentiality, integrity, and availability of electronic PHI (“ePHI”). To comply with our regulatory and contractual obligations, which may change over time, we may have to reorganize processes and invest in new technologies. We are also required to train personnel regarding data protection requirements. If we, or any of our employees or agents, are unable to maintain the privacy, confidentiality, and security of the PHI that is entrusted to us, we could be subject to civil and criminal fines and sanctions imposed by the HHS or state regulatory authorities, and we could be found to have breached our HIPAA business associate agreements with our healthcare provider suppliers. In addition to the HIPAA requirements that we are subject to, we may be subject to similar state laws and regulations, which regulate the collection, handling, processing, and storage of sensitive personal information. While we have never had a data breach, we cannot guarantee that it will not happen in the future nor can we guarantee that we will always be in compliance with these regulations. Failure to comply with federal, state and local laws and regulations could subject the Company to denial of the right to conduct business, fines, criminal penalties, and/or other enforcement actions which would have a material adverse effect on its business. In addition, compliance with future legislation could impose additional requirements on the Company, which may be costly.

Failure to comply with international laws related to data protection, such as the General Data Protection Regulation (“GDPR”) could result in fines, penalties, and litigation, and have a material adverse effect upon the Company’s business.

We may be required to comply with international laws, such as the GDPR. The GDPR took effect in May 2018 and regulates the collection, storage, use, disclosure, transfer, and/or other processing of personal data of identified or identifiable individuals located in the European Economic Area (“EEA”), including the EU. This data specifically includes personal health data that generally is provided as part of biospecimen collection studies. The GDPR imposes numerous requirements on companies that process personal data, including requirements relating to processing health and other sensitive data, obtaining consent of the individuals to whom the personal data relates for processing (with some exceptions), allowing individuals to revoke consents granted, enabling individuals the right to have their data erased (with some exceptions), amended, or transferred to another data controller (known as “data portability”), providing information to individuals regarding data processing activities, implementing safeguards to protect the security and confidentiality of personal data, limiting the transfer of data to countries outside of the EU, providing notification of data breaches, and taking certain measures when engaging third-parties who may also use or process the data. In addition, EU member states may make their own further laws and regulations limiting the processing of personal data, including biometric, genetic or health data.

The GDPR covers areas where we may not have expertise and the GDPR and the regulatory guidance enforcing GDPR may be actively evolving. We, or our other third-party customers, suppliers and/or distribution partners, may not be able to maintain regulatory compliance with the GDPR or may incur significant costs in obtaining or maintaining regulatory compliance. Any action brought against us for violations of this law, even if successfully defended, could cause us to incur significant legal expenses, reputational risks, and divert our management’s attention from the operation of our business. In addition, compliance with future legislation could impose additional requirements on the Company, which may be costly.

Failure to comply with federal and state laws around environmental, health and safety, biohazards and dangerous goods, and imports/exports could result in fines, penalties, and litigation, and have a material adverse effect upon our business.

Because we receive, store, and ship specimens, we are subject to regulation under federal, state, and local laws and regulations relating to the protection of the environment and human health and safety, including laws and regulations relating to the handling, transportation, and disposal of specimens and infectious and hazardous waste materials, as well as regulations relating to the safety and health of laboratory employees. Our laboratory is subject to applicable federal and state laws and regulations relating to biohazard disposal of all laboratory specimens, and we utilize outside vendors for disposal of such specimens. In addition, the federal Occupational Safety and Health Administration has established extensive requirements relating to workplace safety for healthcare employers whose workers may be exposed to blood-borne pathogens such as HIV, COVID-19, and the hepatitis B virus. These requirements, among other things, require work practice controls, protective clothing and equipment, training, medical follow-up, vaccinations, and other measures designed to minimize exposure to, and transmission of, blood-borne pathogens. There are also federal laws related to import and export of biospecimens and related data.

Failure to comply with federal, state and local laws and regulations could subject us to denial of the right to conduct business, fines, criminal penalties, and/or other enforcement actions which would have a material adverse effect on our business. In addition, compliance with future legislation could impose additional requirements on us which may be costly.

Failure to comply with other international laws around environmental, health and safety, biohazards and dangerous goods, imports/exports, and other regulations could result in fines, penalties, and litigation, and have a material adverse effect upon our business.

Because we procure specimens from and distribute specimens to countries outside of the United States, we are subject to international and foreign rules similar to any of the aforementioned U.S. rules, including those related to environmental, health and safety, biohazards, and imports/exports. We may be unaware of those international and foreign rules.

These laws cover areas where we may not have expertise and, in many areas, these laws are actively evolving. We, or our other third-party customers, suppliers and/or distribution partners, may not be able to maintain regulatory compliance in such countries or may incur significant costs in obtaining or maintaining our foreign regulatory compliance. Any action brought against us for violations of these laws or regulations, even if successfully defended, could cause us to incur significant legal expenses, reputational risks, and divert our management’s attention from the operation of our business. In addition, compliance with future legislation could impose additional requirements on us which may be costly.

Failure to comply with laws and regulations related to the protection of research subjects could result in fines, penalties, and litigation, and have a material adverse effect upon our business.

We are subject to regulation under international, federal, state, and local laws and regulations relating to the protection of research subjects. Federally-funded human-subject research in the United States, including the collection of identifiable human biospecimens, is governed by 45 CFR Part 46, also known as the Health and Human Services Policy for Protection of Human Research Subjects or the “Common Rule.” Use of biospecimens in certain other research is subject to FDA regulations for the Protection of Human Subjects and Institutional Review Boards at 21 CFR Parts 50 and 56. Research funded by the National Institutes of Health (“NIH”) may be subject to grant or contract requirements, as well as NIH Certificates of Confidentiality. When collecting specimens for research in the United States, iSpecimen and its collection sites are responsible for ensuring that specimens are collected in accordance with these regulations. In addition, other countries have their own regulations around the ethical collection of human specimens for research. While we believe that we are in compliance with these laws, we may not be aware of all such laws or may fail to properly audit and identify gaps in compliance. Similarly, we may find errors in our technology and processes and may fail to properly match the compliance requirements of our researchers to the compliance requirements of our suppliers. Failure of our Company or our suppliers to comply with international, federal, state, and local laws and regulations could subject us to denial of the right to conduct business, fines, criminal penalties, and/or other enforcement actions which could have a material adverse effect on our business.

Our failure to comply with other laws and regulations related to our business operations also have a material adverse effect upon our business.

In addition to the above-described laws and regulations, there are many other federal, state and international laws and regulations applicable to iSpecimen. The following list contains some of the other laws and regulations that could directly or indirectly affect our ability to operate the business:

➢	Occupational Safety and Health regulations and requirements;

➢	Centers for Disease Control Import Permit Program rules related to biological agents;

➢	Shipping rules such as IATA Dangerous Goods regulations;

➢	State and local laws and regulations for the disposal and handling of medical waste and biohazardous material;

➢	Export laws such as the U.S. Department of Commerce’s Bureau of Industry and Security Export Administration Regulations, U.S. State Department’s Directorate of Defense Trade Controls, and the U.S. Department of the Treasury’s Office of Foreign Assets Control in export licensing;

➢	Import laws such as the Customs and Border Protection Trade Act of 2002 and the Customs Modernization Act;

➢	The federal Anti-Kickback Statute, which prohibits, among other things, any person from knowingly and willfully offering, soliciting, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs;

➢	Federal, state, and local tax and tariff rules;

➢	Other laws and regulations administered by the FDA;

➢	Other laws and regulations administered by HHS; and

➢	State and local laws and regulations governing human subject research and clinical trials.

These laws cover several areas of our business and are actively evolving. We, or our other third-party customers, suppliers and/or distribution partners, may not be able to maintain regulatory compliance or may incur significant costs in obtaining or maintaining regulatory compliance. Any action brought against us for violations of these laws or regulations, even if successfully defended, could cause us to incur significant legal expenses, reputational risks, and divert our management’s attention from the operation of our business. In addition, compliance with future legislation could impose additional requirements on us which may be costly.

Failure to comply with governmental export and import regulations could result in fines, penalties, and litigation, and have a material adverse effect upon the Company’s business.

Our products and services are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. Exports of our products and services must be made in compliance with these laws and regulations. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges; fines, which may be imposed on us and responsible employees or managers; and, in extreme cases, the incarceration of responsible employees or managers.

In addition, changes in our products and services or changes in applicable export or import laws and regulations may create delays in the introduction and sale of our products and services to international markets, prevent our customers from procuring our products and services or, in some cases, prevent the export or import of our products and services to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations could also result in decreased use of our products and services, or in our decreased ability to export or sell our products and services to existing or potential customers. Any decreased use of our products and services or limitation on our ability to export or sell our products and services could adversely affect our business, financial condition and results of operations.

Product safety and product liability, including bio-hazard risks, could provide exposure to claims and litigation.

Specimens may have hazardous properties and may carry transmissible infectious agents. There are inherent risks in connection with the handling, storage, disposal, distribution, and/or use of the specimens.

Although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by federal, state and local regulation and regulations of foreign jurisdictions, the risk of accidental contamination or injury from these materials cannot be completely eliminated. Individuals who use or come in contact with the specimens may file claims related to their use and these claims could result in litigation that could be expensive to defend or result in judgements that exceed our resources and our insurance coverage. Any such litigations and judgement could adversely affect our business, financial condition and results of operations.

Risks Related to Our Securities

There can be no assurance that an active and liquid trading market for our common stock will continue or that we will be able to continue to comply with Nasdaq’s continued listing standards.

Our common stock began trading on Nasdaq in June 2021, as a result of our consummation of an initial public offering of our shares of common stock. Our common stock is currently listed on Nasdaq under the symbol “ISPC”. There can be no assurance an active and liquid trading market in our common stock will continue.

There is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying the Nasdaq’s continued listing requirements. Our failure to continue to meet these requirements may result in our common stock being delisted from Nasdaq.

If we are not able to comply with the applicable continued listing requirements or standards of The Nasdaq Stock Market LLC, our common stock could be delisted from Nasdaq.

Our common stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards of The Nasdaq Stock Market LLC.

In the event that our common stock is delisted from Nasdaq and is not eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market established for unlisted securities, such as the OTC Markets. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

In the event that our common stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because it may be considered a penny stock and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate a “penny stock” that restricts transactions involving stock which is deemed to be a penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or traded on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock may, in the future constitute, a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares of common stock and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to any “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

You should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker- dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Certain provisions of our certificate of incorporation, as amended, and our bylaws, as amended, may make it more difficult for a third party to affect a change-of-control.

Our certificate of incorporation, as amended, authorizes the board of directors (the “Board”) to issue up to 50,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board without further action by the stockholders.

These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock. In addition, our certificate of incorporation, as amended, provides for a staggered Board. As a consequence, only a minority of the Board will be considered for election at every annual meeting of stockholders, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. Additional provisions that may discourage unsolicited takeover proposals include (i) board vacancies may be filled by a majority of the remaining board members, (ii) the board may adopt, repeal, rescind, alter or amend our bylaws without stockholder approval, (iii) stockholders holding more than 15% of the outstanding shares may call a special meeting, (iv) a director may be removed from office only by the affirmative vote of a majority of the issued and outstanding stock entitled to vote; and (v) no cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Our bylaws, as amended, designate certain courts as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our bylaws, as amended, provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of ours to us or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation, or the bylaws; and (iv) any action asserting a claim governed by the internal affairs doctrine (the “Delaware Forum Provision”). Our bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). In addition, our bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision.

Section 27 of the Exchange creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the Delaware Forum Provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

We recognize that the Delaware Forum Provision and the Federal Forum Provision in our bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the Delaware Forum Provision and the Federal Forum Provision may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court were “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce the Federal Forum Provision. If the Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The Court of Chancery of the State of Delaware and the United States District Court may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against an officer or director.

Our certificate of incorporation, as amended, and bylaws, as amended, provide that, to the fullest extent permitted by Delaware law, as it presently exists or may be amended from time to time, a director shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. Under Delaware law, this limitation of liability does not extend to, among other things, acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director or officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director or officer.

We are responsible for the indemnification of our officers and directors.

Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our certificate of incorporation, as amended, and bylaws, as amended, also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on an investment will only occur if our stock price appreciates.

We may need additional capital, and the sale of additional shares of common stock or other equity securities could result in additional dilution to our stockholders.

We may need to raise additional funds sooner than expected to fund our current operating plans. We may finance our cash needs through a combination of equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements, or other sources. In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic alliances, or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies or future revenue streams or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate technology development or future commercialization efforts.

Our quarterly revenue tends to fluctuate, making it harder to forecast and meet investor expectations.

Quarterly revenue has been difficult to predict, has historically fluctuated, and may vary from quarter to quarter due to a variety of factors, many of which are beyond our control. Accordingly, comparing our operating results on a period- to-period basis may not be meaningful. Factors that may affect our quarterly revenue and operating results may include: any material changes in demand for our products and services; changes in our supply sites’ ability to collect and ship specimens or our ability to retain them; changes in the number, availability, and quality of competing products; our ability to maintain a timely delivery of high quality products and services; the timing and amount of sales and marketing expenses incurred by us to attract new customers; changes in the economic or business prospects of our customers or the economy generally; changes in the pricing policies of our competitors; unforeseen defects in our technology; changes in the regulatory environment; and unforeseen costs necessary to improve and maintain our technology.

These factors affecting our future earnings are difficult to forecast and could harm our quarterly and/or annual operating results. The change in our earnings or general economic conditions may cause the market price of our common stock to fluctuate.

Our stock price may be volatile.

Our share price has been volatile in the past and may continue to be so in the future. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above the price paid for such shares. The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various risk factors, including the following:

➢	changes in our industry;

➢	ability to enhance our platform or to add new functionality;

➢	regulatory changes;

➢	competitive pricing or other pressures;

➢	failures of our suppliers to deliver product on time;

➢	loss of supply partners;

➢	additions or departures of key personnel;

➢	sales of our common stock;

➢	our ability to execute our business plan;

➢	operating results that fall below expectations;

➢	loss of any strategic relationship including customers, suppliers and channel partners; and/or

➢	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

General Risk Factors

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital when we need to do it or make our common stock less attractive to investors.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We have limited insurance which may not cover claims by third parties against us or our officers and directors.

We have limited directors’ and officers’ liability insurance and commercial liability insurance policies, if any. Claims by third parties against us may exceed policy amounts and we may not have amounts to cover these claims. Also, due to high self-insured retention costs and deductibles, we may incur significant costs from any claim made against us before insurance policies provide coverage. Any significant claims would have a material adverse effect on our business, financial condition, and results of operations. In addition, our limited directors’ and officers’ liability insurance may affect our ability to attract and retain directors and officers.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Nasdaq rules. The requirements of these rules and regulations result in significant legal and financial compliance costs, including costs associated with the employment of personnel, making some activities more difficult, time-consuming or costly, and may also place undue strain on our personnel, systems and resources and divert management’s attention.

The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain disclosure controls and procedures and internal control over financial reporting. Ensuring that we have adequate internal financial and accounting controls and procedures in place, as well as maintaining these controls and procedures, is a costly and time-consuming effort that needs to be re-evaluated frequently.

Additionally, various rules and regulations applicable to public companies make it more difficult and more expensive for us to maintain directors’ and officers’ liability insurance, and we may be required to accept reduced coverage or higher deductibles or incur substantially higher costs to maintain coverage.

Evaluation of internal control and remediation of potential problems will be costly and time consuming and could expose weaknesses in financial reporting.

Section 404 of the Sarbanes-Oxley Act (“Section 404”) requires that we evaluate our internal control over financial reporting to enable management to report on the effectiveness of those controls annually. In connection with the Section 404 requirements, we could, as part of that documentation, identify material weaknesses, significant deficiencies, or other areas for further attention or improvement.

Implementing any appropriate changes to our internal controls may require specific compliance training for our directors, officers, and employees, require the hiring of additional finance, accounting and other personnel, entail substantial costs to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. Moreover, adequate internal controls are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to satisfy the requirements of Section 404 on a timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could cause the market value of our common stock to decline.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we are expected to follow Sarbanes-Oxley Act regulations and other public company rules, and these rules and regulations will increase our compliance costs and make certain activities more time consuming and costly. As a result, these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult and costly for us to attract and retain qualified persons to serve on our Board or as executive officers.

Risks Related to This Offering

The sale of a substantial amount of our common stock, including resale of the shares of common stock by the selling stockholders in the public market, could adversely affect the market price of our common stock.

We are registering for resale 1,559,828 shares of common stock, including 1,292,449 shares issuable upon the exercise of pre-funded warrants held by the selling stockholders. Sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholders may sell such shares in the public market.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares or the Warrant Shares by the Selling Stockholders pursuant to this prospectus. We may receive up to approximately $129 in aggregate gross proceeds from cash exercises of the Warrants, based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

We cannot predict when or if the Warrants will be exercised. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the Warrants, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings to fund the development, commercialization, and growth of our business, and therefore we do not anticipate declaring or paying any cash dividends on any class of our common stock in the foreseeable future. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors, subject to compliance with contractual restrictions and covenants in the agreements governing our current and future indebtedness. Any such determination will also depend upon our business prospects, results of operations, financial condition, cash requirements and availability, and other factors that our board of directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and plan of operations together with our selected financial data, financial statements and the related notes, and other financial information appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Overview

We were incorporated in 2009 under the laws of the state of Delaware. Our mission is to accelerate life science research and development via a single global marketplace platform, the iSpecimen Marketplace, which connects researchers to subjects, specimens, and associated data. We are headquartered in Woburn, Massachusetts. We operate as one operating and reporting segment.

In addition to creating a single global platform where both specimen providers and researchers can connect, the platform automates the process of searching for and selecting specimens for research. The platform taps into healthcare provider data to gain insights into the available samples in biobanks or laboratories, or to gain insights into the patient populations to support specimen collections directly from research subjects. The platform receives de-identified data from electronic medical records, laboratory information systems, and other healthcare data sources of available specimens and research subjects and harmonizes the data across all participating organizations.

Researchers can search this data using our intuitive, web-based user interface to obtain specimens more efficiently. They can instantly find the specific specimens they need for their studies, request quotes for these specimens or for custom collections directly from research subjects, place orders, and track and manage their specimens and associated data across projects.

Biospecimen providers also gain efficiencies using the iSpecimen Marketplace, not only because the platform provides instant access to a large researcher base, but because the technology orchestrates the bioprocurement workflow from specimen request to fulfillment. Specimen providers can access intuitive dashboards to view requests, create proposals, and track and manage their orders.

Finally, the platform helps with administrative and reporting functions for researchers, suppliers, and our internal personnel, including user and compliance management.

The iSpecimen Marketplace is composed of four major functional areas: search, workflow, data, and administration and reporting. As capital is made available to do so, we continue to invest in the evolution of these areas to improve engagement with the platform and liquidity across it. Our core business objective is to retain and grow both researcher and supplier usage of our platform to support biospecimen procurement, as well as to position our Company to explore other adjacent business opportunities that can benefit from the use of the iSpecimen Marketplace.

The iSpecimen Marketplace currently supports the supply chain management and bioprocurement process for specimens and associated data. We generate revenue by procuring various specimens from hospitals, laboratories, and other supply sites comprising our network, and delivering them to our medical research customers using our proprietary software to identify and locate the required specimens. Costs paid to acquire specimens from hospitals and laboratories generally vary depending upon the sample type, collection requirements, and data provided. We generally operate in a “just in time” fashion, meaning we procure specimens from our suppliers and distribute specimens to our customers after we obtain an order for specimens from a research client. Generally, we do not speculatively purchase and bank samples in anticipation of future, unspecified needs. We believe our approach offers many advantages over a more traditional inventory-based supplier business model where biorepositories take inventory risks, and where inventory turnover and cash conversion cycles can be lengthy.

Private Placement Offering

On December 1, 2021, we closed on a private placement offering (“PIPE”) for gross proceeds of approximately $21 million, before deducting approximately $1.4 million for underwriting discounts and commissions and estimated offering expenses, for (i) an aggregate of 87,500 shares of common stock and (ii) warrants, which are exercisable for an aggregate of up to 65,625 shares of common stock, all of which were repurchased by us on February 13, 2024, and are no longer outstanding.

At the Market Offering

On March 5, 2024, we entered into an At the Market Offering Agreement (the “ATM Agreement”) with Rodman & Renshaw LLC as agent (the “Sales Agent”) pursuant to which we may issue and sell shares of our common stock, having an aggregate offering price of up to $1,500,000 (the “ATM Shares”), from time to time through the Sales Agent. The ATM Shares when issued will be registered pursuant to our shelf registration statement on Form S-3 (File No 333- 265976), which became effective on July 12, 2022. We sold the ATM Shares, from time to time, pursuant to the ATM Agreement, in transactions that are “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act. During the year ended December 31, 2024, we issued 199,004 shares of common stock for gross proceeds of approximately $1,494,000 under the ATM Agreement. In connection with the ATM Offering, we incurred offering costs of approximately $255,000, resulting in net proceeds of approximately $1,239,000.

Reverse Stock Split

On October 9, 2023, we received a notification from Nasdaq that our Common Stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market.

On July 19, 2024, our stockholders approved a proposal to amend our Fourth Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, as well as any shares of common stock held by the Company in treasury, at a ratio in the range from 1-for-10 to 1-for-20.

On August 19, 2024, the Board approved a one-for-twenty (1:20) reverse stock split of our issued and outstanding shares of common stock. On September 13, 2024, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to our Certificate of Incorporation to effect the Reverse Stock Split. The Reverse Stock Split became effective on September 13, 2024, and our common stock began trading on a split-adjusted basis on Nasdaq on September 16, 2024.

On October 1, 2024, we received a notification from Nasdaq that the Staff has determined that for the last 11 consecutive business days, from September 16, 2024 to September 30, 2024, the closing bid price of our Common Stock was $1.00 per share or greater. Accordingly, we regained compliance with Listing Rule 5559(a)(2).

Except as otherwise indicated, all references to our common stock, share data, per share data and related information have been adjusted for the Reverse Stock Split ratio of 1-for-20 as if they had occurred at the beginning of the earliest period presented. The Reverse Stock Split combined each 20 shares of our outstanding common stock and treasury shares into one share of common stock without any change in the par value per share, and the Reverse Stock Split correspondingly adjusted, among other things, the exercise rate of our warrants and options into our common stock. No fractional shares were issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share.

Debt Financing

On September 19, 2024, we entered into the Purchase Agreement with the Lender. Pursuant to the provisions of the Purchase Agreement, the Lender agreed to provide a loan to us in the amount of $1,000,000 and we agreed to issue to the Lender a promissory note in the principal amount of $1,000,000 payable within 12 months after the date of issuance, with interest accruing and payable at a rate of 18% per annum. The Purchase Agreement contains customary representations and warranties and obligates the Lender to provide an additional loan to us, in the form of a revolving line of credit of up to $1,000,000, upon our initial filing of a Registration Statement for an underwritten or best-efforts public offering for gross proceeds of at least $5,000,000. On September 25, 2024, we and the Lender closed the transactions described in the Purchase Agreement, the Lender provided funds to the Company in the net amount of $959,980 and we issued the Note to the Lender in the principal amount of $1,000,000. WestPark Capital, Inc. (“WestPark”) served as the placement agent in connection with the Loan and was paid a placement agent fee in the amount of $40,020 for its services.

On October 31, 2024, we paid off the outstanding principal balance of $1,000,000 and accrued interest of $18,000 on the Note.

Securities Offering on Form S-1

On October 29, 2024, we entered into a placement agency agreement (the “Placement Agency Agreement”) with WestPark. (the “Placement Agent”), and a securities purchase agreement (the “Securities Purchase Agreement”) with investors pursuant to which we agreed to issue and sell, in a “reasonable best efforts” public offering (the “Offering”) (i) 132,814 shares (the “Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”) at an offering price of $2.999 per share, and (ii) pre-funded warrants to purchase up to 1,533,852 shares of Common Stock (the “Pre-Funded Warrants”) at an offering price of $3.00 per Share, less $0.0001 per Pre-Funded Warrant, for aggregate gross proceeds of $4,998,464 (or $4,999,998 assuming the full exercise of the Pre-Funded Warrants), before deducting placement agent fees and other offering expenses. As part of its compensation for acting as Placement Agent for the Offering, we paid the Placement Agent a cash fee of 4.0% of the aggregate gross proceeds plus reimbursement of certain expenses and legal fees. We intend to use the net proceeds of the offering for repayment of outstanding debt, potential acquisitions of assets or investments in businesses, products and technologies, and for marketing and advertising services. The remainder of the net proceeds will be used for working capital purposes.

The Offering closed on October 31, 2024. The securities sold in the Offering were offered and sold pursuant to a registration statement on Form S-1 (File No. 333-282736), which was filed with the Securities and Exchange Commission (the “Commission”) on October 18, 2024, and subsequently declared effective by the Commission on October 29, 2024.

Impact of the Current Economy

The Company’s financial performance is subject to global economic conditions and their impact on levels of spending by our customer research organizations, particularly discretionary spending for procurement of specimens used for research. Economic recessions may have adverse consequences across industries, including the health and biospecimen industries, which may adversely affect our business and financial condition. We increased our allowance for doubtful accounts in accounts receivables by $17,579 as of June 30, 2025 due to certain customers either lack liquidity or have filed for bankruptcy. We have enhanced procedures related to our credit check process for new and existing customers to mitigate the risk to future collectability of receivables.

Changes in general market, economic and political conditions in domestic and foreign economies or financial markets, including fluctuation in stock markets resulting from, among other things, trends in the economy and inflation, as are being currently experienced, may result in a reduction in researchers’ demand for specimens due to the research organization’s inability to obtain funding.

To further address the current market conditions, we have taken steps, which include but are not limited to, reevaluating our pricing in order to be more competitive, creating campaigns to highlight and fast-track high demand items, enhancing internal team communications to accelerate the sales cycle, moving to a new line of business structure organized by our internal categorization of biospecimen suppliers capabilities to increase efficiency in operations, implementation of next day quotes to increase conversion ratios of quotes to purchase orders, and initiation of efforts to decrease expenditures through reductions in our workforce.

We believe that our business will continue to be resilient through a continued industry-wide economic slowdown in life science research, and that we will continue to work on improving our liquidity to address our financial obligations and alleviate possible adverse effects on our business, financial condition, results of operations or prospects.

Impact of the Russian-Ukrainian War on Our Operations

Our business was negatively impacted during the first half of 2022 by the ongoing war between Russia and Ukraine. At the start of the war, we had approximately $1 million of purchase orders that were slated to be fulfilled by our supply network in Ukraine and Russia. This supply network was shut down at the start of the war. Ukrainian suppliers were disabled due to war conditions and evacuations and some of our Russian suppliers were disabled by sanctions. While we mobilized to shift these purchase orders to other suppliers in the network, the process of specimen collections from other supply sites took time, which caused a delay in the fulfillment of such purchase orders. Alternate suppliers do not have the same favorable unit economics or specimen collection rates, and this also impacted our margins. Additionally, key resources were diverted from operations to resolving the re-fulfillment issues caused by the conflict.

As of June 30, 2025, our supply sites in Russia that had not been under sanctions were accessible and our supply sites in Ukraine were mostly reopened. However, logistics and transportation of specimens out of the country of Ukraine remains challenging and not as economically feasible as they were prior to the beginning of the war. Due to the uncertainty caused by the ongoing war, Ukrainian and Russian suppliers may again become inaccessible to us. Therefore, as long as the uncertainty continues, our policy is to ensure at a purchase order level that an order is not solely sourced from the two countries. The short and long-term implications of the war are difficult to predict as of the date of this Form 10-Q. The imposition of more sanctions and counter sanctions may have an adverse effect on the economic markets generally and could impact our business and the businesses of our supply partners, especially those in Ukraine and Russia. Because of the highly uncertain and dynamic nature of these events, it is not currently possible to estimate the impact of the war on our business and the companies from which we obtain supplies and distribute specimens.

Known Trends, Demands, Commitments, Events or Uncertainties Impacting Our Business

Chief Executive Officer Initiatives

The Company’s mission remains to accelerate life sciences research and development, pursuant to a single global marketplace platform. Executive management of the Company continues to review the Company’s structure, processes, and resources to evaluate and identify areas for improvement, and has been focused on creating and ensuring a runway for growth and scale for the business.

Throughout the years ended December 31, 2024 and 2023, we have initiated efforts to decrease our capital and operational expenditures by cutting costs and right sizing the Company through reductions in our workforce while streamlining operations and rationalizing our resources to focus on key market opportunities. As a result, we began to experience significant decreases in expenditures starting in the second half of 2023. The reductions in workforce since January 1, 2023 through December 31, 2024, cumulatively resulted in an estimated reduction in monthly compensation costs of approximately 146% and technology costs of approximately 64% during the year December 31, 2024 when compared to the year ended December 31, 2023. During the second quarter of 2025, the reductions in workforce resulted in an estimated reduction in monthly compensation costs of approximately 76% and technology costs of approximately 71% during the six months ended June 30, 2025, when compared to the six months ended June 30, 2024.

During the year ended December 31, 2023, we performed operational process improvement activities to increase collaboration within and between departments. We moved to a line of business structure organized by our internal categorization of biospecimen suppliers’ capabilities, which has increased efficiency in our operations and throughout the Company. We continue to see benefits from this move.

We completed the implementation of a next day quote system in the third quarter of 2023 and we continue to see positive results in 2024 and up to the second quarter of 2025, as evidenced by increased conversion ratios of quotes to purchase orders of 43%. Previously, it took an extended number of days to complete a feasibility study in order to provide a customer quote, which negatively impacted the time to convert a quote to a purchase order.

While we are committed to developing our technology, we are investing at a significantly lower level in 2025 when compared to 2024 and prior years, while we focus on growing our revenues through key market opportunities and assessing our capital raise prospects. During the six months ended June 30, 2025 and 2024, we capitalized approximately $0 and $448,000, respectively, of internally developed software costs. These investments have resulted in multiple process improvements, streamlining workflows and providing deeper insights into orders for all users of our marketplace.

We have shifted our focus from high volume to high value suppliers that meet our newly defined costs, quality and speed requirements. We established business criteria that focus on supplier capabilities and revenue growth strategies as well as technology criteria for integrating onto our iSpecimen Marketplace platform and participating with us. During the year ended December 31, 2024, we terminated 180 supplier agreements and are in the final stages of what we call our “supplier network refresh project”. This has resulted in fewer key suppliers, supported by our lean workforce and processes more effectively. We have been reengaging our suppliers in a more meaningful manner which assisted us in the implementation of our next day quote system. We now have a key supplier program whereby we proactively engage with the suppliers to promote our business through marketing campaigns and supplier organizations’ offerings.

Going forward, we will leverage the hard work detailed above to support a sales overhaul. As we wrap up several operationally focused projects, we will now be re-organizing the commercial end of the business. This starts with a new account-based sales approach and the introduction of an outbound sales team to ensure we are meeting our customers and prospects where they are. We are also bringing marketing and sales closer to enable the same efficiencies within the commercial organization, the same way that our line of business realignment brought to the operational side of the business this past year. This refined approach and tighter internal integration will continue to accelerate our next day quote program and deepen customer relationships for increased predictability.

Our strategic business intelligence initiatives have enabled us to understand our market and business better than ever before. We now have the capabilities to use data to know how and where to grow. We will continue adjusting the shape of the business toward our core competencies and the market. We can better use key insights from our sales data to understand market needs to assess areas where we lose deals today, through multiple lenses, in order to adjust our supplier network and marketing efforts accordingly. Conversely, this strategy will also allow us to assess areas where we win with an eye toward expanding deeper into those market niches or disease states.

Following the completion of our supplier network refresh efforts, we will have a better than ever understanding of our key supplier capabilities, specifically focused on their pricing, quality, and speed. Using this information and the outputs of our strategic business intelligence capabilities, we will continue to be able to increase the speed of an opportunity through our sales funnel and our conversion ratios, which we believe will continue to grow our revenue.

Components of Our Results of Operations

Revenue

We generate revenue by procuring various specimens from hospitals, laboratories, and other supply sites, for our medical research customers using our proprietary software, the iSpecimen Marketplace, to identify, locate, and ultimately validate the required specimens to our customers’ requested specifications. The Company’s performance obligation is to procure a specimen meeting the customer specification(s) from a supplier, on a “best efforts” basis, for our customer at the agreed price per specimen as indicated in the customer contract with the Company. We do not currently charge suppliers or customers for the use of our proprietary software. Each customer will execute a material and data use agreement with the Company or agree to online purchase terms, each of which includes terms such as specimen and data use, shipment terms, payment and cancellation terms. These are then supplemented by purchase orders that specify specimen requirements including detailed inclusion/exclusion criteria, quantities to be collected, and pricing. Collectively, these customer agreements represent the Company’s contracts with its customer. Generally, contracts have fixed unit pricing. For certain specimen orders, a refundable customer deposit may be required prior to order fulfillment depending on project set-up requirements, presented as deferred revenue. The Company expects to recognize the deferred revenue within the next twelve months.

We recognize revenue over time, as we have created an asset with no alternative use and we have an enforceable right to payment for performance completed to date. At contract inception, we review a contract and related order upon receipt to determine if the specimen ordered has an alternative use to us. Generally, specimens ordered do not have an alternative future use to us and our performance obligation is satisfied when the related specimens are accessioned. We use an output method to recognize revenue for specimens with no alternative future use. The output is measured based on the number of specimens accessioned.

Customers are typically invoiced upon shipment. Depending on the quantity of specimens ordered, it may take several accounting periods to completely fulfill a purchase order. In other words, there can be multiple invoices issued for a single purchase order, reflecting the specimens being accessioned over time. However, specimens are generally shipped as soon as possible after they have been accessioned.

During 2024, the Company recognized its revenue when the related specimens are delivered.

Cost of Revenue

Cost of revenue primarily consists of the purchase price to acquire specimens from hospitals and laboratories, inbound and outbound shipping costs, supply costs related to samples, payment processing and related transaction costs, costs paid to the supply sites to support sample collections, amortization of capitalized sequenced data costs and other assets related to sequenced data. Shipping costs upon receipt of products from suppliers are recognized in cost of revenue.

Technology

Technology costs include consulting fees, payroll and related expenses for employees involved in the development and implementation of our technology, software license and system maintenance fees, outsourced data center costs, data management costs, amortization of internally developed software, and other expenses necessary to support technology initiatives. Collectively, these costs reflect the efforts we make to offer a wide variety of products and services to our customers. Technology and data costs are generally expensed as incurred.

A portion of technology costs are related to research and development. Costs incurred for research and development are expensed as incurred, except for software development costs that are eligible for capitalization. Research and development costs primarily include salaries and related expenses, in addition to the cost of external service providers.

Sales and Marketing

Sales and marketing costs primarily consist of payroll and related expenses for personnel engaged in marketing and selling activities, including salaries and sales commissions, travel expenses, public relations and social media costs, ispecimen.com website development and maintenance costs, search engine optimization fees, advertising costs; direct marketing costs, trade shows and events fees, marketing and customer relationship management software, and other marketing-related costs.

Supply Development

We have agreements with supply partners that allow us to procure specimens from them and distribute these samples to customers. Supply development costs primarily include payroll and related expenses for personnel engaged in the development and management of this supply network, related travel expenses, regulatory compliance costs to support the network, and other supply development and management costs.

Fulfillment

Fulfillment costs primarily consist of those costs incurred in operating and staffing operations and customer service teams, including costs attributable to assess the feasibility of specimen requests, creating and managing orders, picking, packaging, and preparing customer orders for shipment, responding to inquiries from customers, and laboratory equipment and supplies.

General and Administrative

General and administrative expenses primarily consist of costs for corporate functions, including payroll and related expenses for human resources, legal, finance, and executive teams, associated software licenses, facilities, and equipment expenses, such as depreciation and amortization expense and rent, outside legal expenses, insurance costs, and other general and administrative costs.

Financial Operations Overview and Analysis for the Three and Six Months Ended June 30, 2025 and 2024 (Unaudited)

Comparison of the Three Months Ended June 30, 2025 and 2024

	Three Months Ended June 30,		Change
	2025	2024	Dollars	Percentage
Revenue	$713,135	$2,863,679	$(2,150,544)	(75)%
Operating expenses:
Cost of revenue	444,177	1,424,392	(980,215)	(69)%
Technology	536,311	911,927	(375,616)	(41)%
Sales and marketing	258,382	1,082,949	(824,567)	(76)%
Supply development	99,090	137,511	(38,421)	(28)%
Fulfillment	248,225	433,189	(184,964)	(43)%
General and administrative	948,376	1,055,376	(107,000)	(10)%
Total operating expenses	2,534,561	5,045,344	(2,468,063)	(50)%
Loss from operations	(1,821,426)	(2,181,665)	(317,519)	(17)%
Other income, net
Interest expense	—	(4,474)	4,474	100%
Interest income	398	9,163	(8,765)	(96)%
Interest and penalties on sales tax liability	9,620	—	9,620	(100)%
Other income (expense), net	764,165	67,952	696,213	1,025%
Total other income, net	774,183	72,641	701,542	966%
Net loss	$(1,047,243)	$(2,109,024)	(1,019,061)	(50)%

Revenue

Revenue decreased by approximately $2,151,000, or 75%, from approximately $2,864,000 for the three months ended June 30, 2024 to approximately $713,000 for the three months ended June 30, 2025. This was primarily due to the decrease of 3,385, or approximately 57%, in specimen count from 5,918 specimens in the three months ended June 30, 2024 to 2,533 specimens in the three months ended June 30, 2025. The significant decrease in specimen count was mainly due to the change in revenue recognition during the fourth quarter of 2024. The specimen counts during the second quarter of 2024 consists of accessioned specimens that were both delivered and not yet delivered specimens to customers, while the specimen counts during the second quarter of 2025 consists only of delivered specimens.

The effect of the decrease in specimen count have also caused a decrease to the average selling price by approximately $202, or 42%, from approximately $484 in the three months ended June 30, 2024 to approximately $282 in the three months ended June 30, 2025.

Cost of Revenue

Cost of revenue decreased by approximately $980,000, or 69%, from approximately $1,424,000 for the three months ended June 30, 2024 to approximately $444,000 for the three months ended June 30, 2025, which was attributable to an approximately 57% decrease in the number of specimens delivered for the current period as compared to the accessioned specimens in the same period in the prior year, and an approximately $65, or 27%, decrease in the average cost per specimen.

Technology

Technology expenses decreased by approximately $376,000, or 41%, from approximately $912,000 for the three months ended June 30, 2024 to approximately $536,000 for the three months ended June 30, 2025. The decrease was related to decrease in amortization expense of internally developed software of approximately $175,000 and payroll and related expenses of approximately $214,000, which was partially offset by the increase in professional fees of approximately $13,000.

Technology expenditures capitalized as internally developed software costs decreased by approximately $172,000, or 100%, from approximately $172,000 for the six months ended June 30, 2024 to $0 for the three months ended June 30, 2025 due to reductions in workforce stemming from our decision to invest in the software at a significantly lower level in 2025 when compared to 2024 and prior years.

Sales and Marketing Expenses

Sales and marketing expenses decreased by approximately $825,000, or 76%, from approximately $1,083,000 for the three months ended June 30, 2024 to approximately $258,000 for the three months ended June 30, 2025. The decrease was primarily attributable to decrease in payroll and related expenses of approximately $668,000, advertising and promotions expense of approximately $97,000 and external marketing expense of approximately $62,000, which was partially offset by the increase in general operating expenses related to sales and marketing of approximately $2,000.

Supply Development

Supply development expenses decreased by approximately $38,000, or 28%, from approximately $138,000 for the three months ended June 30, 2024 to approximately $99,000 for the three months ended June 30, 2025. The decrease was primarily attributable to a decrease in payroll and related expenses of approximately $48,000, offset by the increase in professional fees of approximately $10,000.

Fulfillment

Fulfillment costs decreased by approximately $185,000, or 43%, from approximately $433,000 for the three months ended June 30, 2024 to approximately $248,000 for the three months ended June 30, 2025. The decrease was primarily attributable to a decrease in professional fees of approximately $4,000, payroll and related expenses of approximately $179,000 for personnel engaged in pre-sales feasibility assessments and order fulfillment and general operating expenses related to fulfillment of approximately $2,000.

General and Administrative Expenses

General and administrative expenses decreased by approximately $107,000, or 10%, from approximately $1,055,000 for the three months ended June 30, 2024 to approximately $948,000 for the three months ended June 30, 2025. The decrease was attributable to a decrease in general operating expenses of approximately $38,000, utilities and facilities expenses of approximately $33,000, doubtful account expense of approximately $100,000 and taxes and insurance of approximately $169,000, which were partially offset by increases in compensation costs of approximately $84,000, professional fees of approximately $68,000, depreciation and amortization of approximately $1,000 and franchise tax of $80,000.

Other Income, net

Other income, net, increased by approximately $702,000, or 966%, from an income of approximately $73,000 for the three months ended June 30, 2024 to approximately $774,000 for the three months ended June 30, 2025. The increase in other income, net, was attributable to an increase of other income of approximately $696,000 and increase in recovery of interest and penalties on sales tax liability of approximately $10,000, which was partially offset by a decrease in interest income of approximately $9,000 and decrease in interest expense of approximately $4,000.

Comparison of the Six Months Ended June 30, 2025 and 2024

	Six Months Ended June 30,		Change
	2025	2024	Dollars	Percentage
Revenue	$1,770,645	$5,153,672	$(3,383,027)	(66)%
Operating expenses:
Cost of revenue	1,101,456	2,424,398	(1,322,942)	(55)%
Technology	1,081,678	1,823,894	(742,216)	(41)%
Sales and marketing	605,522	1,748,890	(1,143,368)	(65)%
Supply development	192,771	335,350	(142,579)	(43)%
Fulfillment	541,991	844,043	(302,052)	(36)%
General and administrative	1,707,042	3,159,282	(1,452,240)	(46)%
Total operating expenses	5,230,460	10,335,857	(5,105,397)	(49)%
Loss from operations	(3,459,815)	(5,182,185)	(1,722,370)	(33)%
Other income, net
Interest expense	(1,946)	(8,939)	6,993	78%
Interest income	3,186	39,661	(36,475)	(92)%
Interest and penalties on sales tax liability	(8,920)	—	(8,920)	100%
Other income (expense), net	761,856	140,322	621,534	443%
Total other income, net	754,176	171,044	583,132	341%
Net loss	$(2,705,639)	$(5,011,141)	(2,305,502)	(46)%

Revenue

Revenue decreased by approximately $3,383,000, or 66%, from approximately $5,154,000 for the six months ended June 30, 2024 to approximately $1,771,000 for the six months ended June 30, 2025. This was primarily due to the decrease of 6,317, or approximately 57%, in specimen count from 11,159 specimens in the six months ended June 30, 2024 to 4,842 specimens in the six months ended June 30, 2025. The significant decrease in specimen count was mainly due to the change in revenue recognition during the fourth quarter of 2024. The specimen counts during the second quarter of 2024 consists of accessioned specimens that were both delivered and not yet delivered specimens to customers, while the specimen counts during the second quarter of 2025 consists only of delivered specimens.

The effect of the decrease in specimen count have also caused a decrease to the average selling price by approximately $96, or 21%, from approximately $462 in the six months ended June 30, 2024 to approximately $366 in the six months ended June 30, 2025.

Cost of Revenue

Cost of revenue decreased by approximately $1,323,000, or 55%, from approximately $2,424,000 for the six months ended June 30, 2024 to approximately $1,101,000 for the six months ended June 30, 2025, which was attributable to an approximately 57% decrease in the number of specimens delivered for the current period as compared to the accessioned specimens in the same period in the prior year, offset by an approximately $10, or 5%, increase in the average cost per specimen.

Technology

Technology expenses decreased by approximately $742,000, or 41%, from approximately $1,824,000 for the six months ended June 30, 2024 to approximately $1,082,000 for the six months ended June 30, 2025. The decrease was related to professional fees of approximately $17,000, amortization expense of internally developed software of approximately $340,000 and payroll and related expenses of approximately $384,000 and general operating expenses related to technology expenses of approximately $1,000.

Technology expenditures capitalized as internally developed software costs decreased by approximately $448,000, or 100%, from approximately $448,000 for the six months ended June 30, 2024 to $0 for the six months ended June 30, 2025 due to reductions in workforce stemming from our decision to invest in the software at a significantly lower level in 2025 when compared to 2024 and prior years.

Sales and Marketing Expenses

Sales and marketing expenses decreased by approximately $1,143,000, or 65%, from approximately $1,749,000 for the six months ended June 30, 2024 to approximately $606,000 for the six months ended June 30, 2025. The decrease was primarily attributable to decrease in payroll and related expenses of approximately $937,000, advertising and promotions expense of approximately $176,000 and external marketing expense of approximately $34,000, which was partially offset by the general operating expenses related to sales and marketing of approximately $4,000.

Supply Development

Supply development expenses decreased by approximately $143,000, or 43%, from approximately $335,000 for the six months ended June 30, 2024 to approximately $193,000 for the six months ended June 30, 2025. The decrease was primarily attributable to a decrease in professional fees of approximately $76,000 and payroll and related expenses of approximately $67,000.

Fulfillment

Fulfillment costs decreased by approximately $302,000, or 36%, from approximately $844,000 for the six months ended June 30, 2024 to approximately $542,000 for the six months ended June 30, 2025. The decrease was primarily attributable to a decrease in professional fees of approximately $7,000 and payroll and related expenses of approximately $296,000 for personnel engaged in pre-sales feasibility assessments and order fulfillment, which was partially offset by the general operating expenses related to fulfillment of approximately $1,000.

General and Administrative Expenses

General and administrative expenses decreased by approximately $1,452,000, or 46%, from approximately $3,159,000 for the six months ended June 30, 2024 to approximately $1,707,000 for the six months ended June 30, 2025. The decrease was attributable to a decrease in compensation costs of approximately $503,000, general operating expenses of approximately $73,000, professional fees of approximately $145,000, utilities and facilities expenses of approximately $65,000, doubtful account expense of approximately $187,000, taxes and insurance of approximately $259,000 and franchise tax of approximately $222,000, which was partially offset by the increase in depreciation and amortization of approximately $2,000.

Other Income, net

Other income, net, increased by approximately $583,000, or 341%, from an income of approximately $171,000 for the six months ended June 30, 2024 to approximately $754,000 for the six months ended June 30, 2025. The increase in other income, net, was attributable to an increase of other income of approximately $622,000, partially offset by increase in interest and penalties on sales tax liability of approximately $9,000, a decrease in interest income of approximately $36,000, and decrease in interest expense of approximately $7,000.

Liquidity and Capital Resources

	June 30,	December 31,	Change
	2025	2024	Dollars	Percentage
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$588,775	$1,878,408	$(1,289,633)	(69)%
Working capital	(4,005,455)	(2,182,488)	(1,822,967)	84%
Total assets	6,034,501	9,350,230	(3,315,729)	(35)%
Total stockholders’ equity	621,973	3,311,008	(2,689,035)	(81)%

	Six Months Ended June 30,		Change
	2025	2024	Dollars	Percentage
	(unaudited)	(unaudited)
Statement of Cash Flow Data:
Net cash flows used in operating activities	$(1,288,079)	$(3,611,614)	$2,323,535	(64)%
Net cash flows provided by (used in) investing activities	(454)	2,232,565	(2,233,019)	(100)%
Net cash flows provided by (used in) financing activities	(1,100)	(1,186,626)	1,187,726	(100)%
Net decrease in cash and cash equivalents	$(1,289,633)	$(192,423)	$(1,097,210)

Capital Resources

We have recurring losses since inception. As of June 30, 2025, our available cash and cash equivalents totaled approximately $589,000, which represented a decrease of approximately $1,290,000 from approximately $1,878,000, as of December 31, 2024. We had working capital deficit of approximately $4,005,000, an accumulated deficit of approximately $74,568,000, cash and cash equivalents of approximately $589,000 and accounts payable and accrued expenses of approximately $4,961,000. Our continued viability is dependent on the ability to successfully obtain additional working capital and/or ultimately attain profitable operations. During the six months ended June 30, 2025, the Company continued its efforts, which had begun in 2023, to decrease its capital and operational expenditures by cutting costs and right sizing the Company through a reduction in workforce while streamlining operations and rationalizing resources to focus on key market opportunities. The reductions in workforce since January 1, 2023 through December 31, 2024, cumulatively resulted in an estimated reduction in monthly compensation costs of approximately 146% and technology costs of approximately 64% during the year December 31, 2024 when compared to the year ended December 31, 2023. During the second quarter of 2025, the reductions in workforce resulted in an estimated reduction in monthly compensation costs of approximately 76% and technology costs of approximately 71% during the six months ended June 30, 2025, when compared to the six months ended June 30, 2024. While we plan to improve our sales and revenues, we are taking steps to significantly reduce and manage expenditures to improve our financial position and ensure continued funding of operations. However, as certain elements of our operating plan are not within our control, we are unable to assess their probability. During the year ended December 31, 2024, we engaged in raising capital through debt financing as discussed in Note 7 and through public equity as discussed in Note 10.

We may be unsuccessful in increasing our revenues or contain our operating expenses, or we may be unable to raise additional capital on commercially favorable terms. Our failure to generate additional revenues or contain operating costs would have a negative impact on our business, results of operations and financial condition and our ability to continue as a going concern. If we do not generate enough revenue to provide an adequate level of working capital, our business plan will be scaled down further.

These conditions raise substantial doubt regarding our ability to continue as a going concern for a period of one year after the date of this Quarterly Report. Management’s plan to mitigate the conditions that raise substantial doubt includes generating additional revenues, deferring certain projects and capital expenditures and eliminating certain future operating expenses for us to continue as a going concern. However, there can be no assurance that we will be successful in completing any of these options. As a result, management’s plans cannot be considered probable and thus do not alleviate substantial doubt about our ability to continue as a going concern.

Cash Flows

Operating Activities

For the six months ended June 30, 2025, net cash used in operating activities was approximately $1,288,000, which consisted of a net loss of approximately $2,706,000 offset by non-cash charges of approximately $901,000, which included approximately of $735,000 related to amortization of internally developed software, approximately $18,000 in stock-based compensation, approximately $18,000 in bad debt expense, approximately $34,000 related to depreciation of property and equipment, and approximately $96,000 related to amortization of other intangible assets.

Total changes in assets and liabilities of approximately $517,000 were attributable to an approximately $1,055,000 decrease in accounts receivable, an approximately $60,000 decrease in prepaid expenses, an approximately $29,000 decrease in operating lease right-of-use asset, and an approximately $197,000 decrease in deferred revenue, offset by an approximately $117,000, increase in accounts payable, an approximately $523,000 decrease in accrued expenses and an approximately $24,000 decrease in operating lease liability.

For the six months ended June 30, 2024, net cash used in operating activities was approximately $3,612,000, which consisted of a net loss of approximately $5,011,000 offset by non-cash charges of approximately $1,553,000, which included approximately $1,076,000 related to amortization of internally developed software, approximately $205,000 in bad debt expense, approximately $174,000 in stock-based compensation, approximately $96,000 related to amortization of other intangible assets, approximately $32,000 related to depreciation of property and equipment, and approximately $1,000 of losses from sales of available-for-sale securities, which were offset by approximately $29,000 of accretion of discount on available-for-sale securities.

Total changes in assets and liabilities of approximately $154,000 were attributable to an approximately $369,000 increase in accounts receivable, an approximately $221,000 decrease in accrued expense, an approximately $157,000 decrease in deferred revenue, and an approximately $81,000 decrease in lease liability, offset by an approximately $280,000 increase in accounts payable, an approximately $259,000 decrease in accounts receivable-unbilled, an approximately $82,000 decrease in operating lease right-of-use asset, and an approximately $55,000 decrease in prepaid expenses and other current assets.

Investing Activities

Net cash used in investing activities was less than $1,000 for the six months ended June 30, 2025, which consisted of approximately $400 of purchase of property and equipment.

Net cash provided by investing activities was approximately $2,233,000 for the six months ended June 30, 2024, which consisted of approximately $3,150,000 of proceeds from sales and maturities of available-for-sale securities, which were offset by approximately $461,000 of purchases of available-for-sale securities, approximately $448,000 of capitalization of internally developed software, and approximately $9,000 of purchase of property and equipment.

Financing Activities

Net cash used in financing activities was approximately $1,000 for the six months ended June 30, 2025, which consisted of approximately $1,000 for the payment of offering costs in connection with the on-going Public Offering.

Net cash provided by financing activities was approximately $1,187,000 for the six months ended June 30, 2024, which consisted of approximately $1,494,000 of proceeds received from the issuance of common stock in connection with the ATM Offering, offset by approximately $255,000 for the payment of offering costs in connection with the issuance of common stock in connection with the ATM Offering and approximately $53,000 for the repurchase of common stock exercisable under PIPE Warrants.

Effects of Inflation and Supply Chain Shortages

Our operations are heavily reliant on specimen availability, and as a result, we often receive more requests than we can fulfill. While the Company is subject to these types of supply chain constraints that are specific to the specimen industry, we have not been materially affected by the more common supply chain issues currently affecting the economy, specifically surrounding transportation. Due to the small size of the packages that we ship, our carriers were able to continue making timely deliveries during the six months ended June 30, 2025. However, there had been an increase in our shipping costs period over period during the six months ended June 30, 2025.

We have experienced negative effects of inflation in certain areas of our business due to the high rates of inflation in the world’s current economy. This inflation is affecting employee salaries, which account for a significant portion of our operating costs. Additionally, the costs of supplies have been affected by inflation; however, these costs are not significant to the Company’s results.

Inflation has not had a significant impact on the cost of specimens due to our long-term contracts maintained with vendors, which include revenue sharing plans.

Critical Accounting Policies and Estimates

We have chosen accounting policies that we believe are appropriate to accurately and fairly report our operating results and financial condition in conformity with GAAP. We apply these accounting policies in a consistent manner. Our significant accounting policies are discussed in Note 2, “Summary of Significant Accounting Policies,” in our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

The application of critical accounting policies requires that we make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. These estimates and assumptions are based on historical experience and other market-specific or other relevant assumptions that we believe to be reasonable under the circumstances. We evaluate these estimates and assumptions on an ongoing basis. If actual results ultimately differ from previous estimates, the revisions are included in results of operations in the period in which the actual amounts become known. The critical accounting policies that involve the most significant management judgments and estimates used in preparation of our unaudited condensed financial statements or are the most sensitive to change from outside factors, are discussed in “Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. There have been no material changes in our critical accounting policies and procedures during the six months ended June 30, 2025.

JOBS Act Transition Period

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 and (ii) complying with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

BUSINESS

Our Mission, Vision, and Core Values

iSpecimen’s mission is to accelerate life science research, discovery and development with a global marketplace platform that connects researchers to subjects, specimens, and associated data. Our vision is to create an “Amazon-like” global Marketplace of patients, biospecimens, and data for research to improve the quality of human life. We implement employee programs that foster a company culture predicated on the core values of corporate and individual growth, results and accountability, team before self; a can-do positive attitude, and the perseverance to succeed.

Overview

iSpecimen is technology-driven company founded to address a critical challenge: how to connect life science researchers who need human biofluids, tissues, and living cells (“biospecimens”) for their research, with the billions of biospecimens available (but not easily accessible) in healthcare provider organizations worldwide. Our ground-breaking iSpecimen Marketplace platform was designed to solve this problem and transform the biospecimen procurement process to accelerate medical discovery.

The iSpecimen Marketplace brings new capabilities to a highly fragmented and inefficient biospecimen procurement market. Our technology consolidates the biospecimen buying experience in a single, online marketplace that brings together healthcare providers who have biospecimens and researchers across industry, academia, and government institutions who need them. We are seeking to transform the world of biospecimen procurement much like the way travel websites changed the consumer buying process for flights, hotels, and rental cars.

The iSpecimen Marketplace Solution

The iSpecimen Marketplace offers single-source access to millions of human biospecimens and patients across a diverse network of specimen providers quickly and compliantly, saving researchers time and money in their specimen procurement process while making it easier and more efficient for providers to get their specimens in the hands of researchers who need them. Our iSpecimen Marketplace technology makes it as easy to find specimens for research as it is to find flights on a travel website. We have adopted many of the same ease-of-use characteristics of these business-to-consumer, or B2C marketplaces, from simple guided searches, to the ability to refine search criteria with sliders and checkboxes, to the ability to add chosen items to a cart in order to purchase them, to online order management. Our two-sided marketplace platform makes it easy for researchers and healthcare providers to connect and transact, introducing efficiencies into what is otherwise a very time-consuming and manual process.

The platform is built upon a robust healthcare data set comprised of information about available specimens and research subjects, which then enables the search and matchmaking process. It receives de-identified specimen and patient data from electronic medical records, laboratory information systems, biobank inventory systems, and other healthcare data sources (either in real time via data feeds or regularly via file extracts) and harmonizes this “big data” across all participating organizations into a common dataset, which now incorporates external clinical content to further optimize and standardize the biospecimen data on iSpecimen’s proprietary Marketplace platform. The data is then easily searchable by researchers using our intuitive, web-based user interface. Researchers can use their unique study inclusion and exclusion criteria as selection filters to search the de-identified healthcare data to find matching specimens currently available in laboratories and biobanks in our network. Researchers can then select the specific specimens they need for their studies, add them to a cart, request quotes, place orders, and track and manage their specimen requests and associated data across projects. When specimens are not available that meet their research criteria, researchers can, with a click of a button, request a quote for a custom specimen collection and this custom specimen request will be distributed across our network of biospecimen providers.

Biospecimen providers also gain efficiencies using the iSpecimen Marketplace, not only by giving providers instant access to a large researcher base, but because the technology orchestrates the bioprocurement workflow from specimen request to fulfilment. Specimen providers gain access to intuitive dashboards to view requests, create proposals, and track and manage their orders.

In addition to providing the technology platform to connect researchers and healthcare providers, iSpecimen handles all marketing, sales, contracting, and compliance functions across both sides of the marketplace.

We market to and develop relationships with researchers and specimen providers alike to bring them together into a single platform. We contract once with each participating customer and with each supplier organization and a single agreement then enables all users in that organization to instantly connect and work with all other organizations in the iSpecimen network. We also audit our suppliers to confirm they have proper Institutional Review Board (“IRB”) (or equivalent) protocols in place where required by law.

As of December 31, 2024, we had more than 7,925 external registered users on the iSpecimen Marketplace platform, representing more than 3,006 unique internet domains. Collectively, these users logged into the iSpecimen Marketplace more than 162,252 times and performed nearly 19,295 specimen searches yielding more than 3,098 quote requests since its launch.

Our iSpecimen Marketplace platform has compiled de-identified healthcare data provided by our healthcare supply partners’ approximately 19 million patient records, 105 million clinical specimen records, 1.4 million banked specimen records, and 1.2 million medical conditions as of December 31, 2024 — to allow researchers to easily search for and select research subjects, specimens, and associated data they need to drive their research programs. It then orchestrates and manages the biospecimen procurement workflows of both researchers and suppliers to bring efficiency to the entire buying process. Through the iSpecimen Marketplace, researchers gain instant access to millions of specimens anytime, anywhere, while participating supply organizations gain an opportunity to contribute compliantly to medical research while increasing their revenue and sustainability.

Planned Developments of our Marketplace

While the iSpecimen Marketplace currently supports our business model of providing access to search, find, and acquire human biospecimens and associated data from “inquiry to invoice” and positions us for future expanded business model exploration, there are a number of areas in which the iSpecimen Marketplace functionality could be enhanced to better support our stakeholders, including our prospects and customers, iSpecimen sales and operations staff, and our supply partners. We believe with additional investment in technology development resources, we could make significant progress in scaling our iSpecimen Marketplace and, in addition to increased patient and specimen data integration, we expect to continue to improve the matchmaking across the platform and have capabilities such as more direct support for our prospective collections, deeper search and workflow capabilities, increased automation, and direct pricing availability in the platform.

As investment allows, we plan to continue to better connect healthcare researchers with our network of suppliers to enable the acquisition of human biospecimens and data to help accelerate research and expand the impact of our iSpecimen Marketplace platform from “inquiry to invoice” through the following key approaches:

Ø	Enhance the customer experience. By working with our prospects and customers to understand their needs, we strive to provide a platform that more easily enables them to specify and find human biospecimens and data that meet the requirements of their research.

Ø	Increase our supplier engagement. By continuing to engage with our supply partners to deliver solutions that make their interactions with us more fulfilling, we become more seamlessly integrated into their workflows and daily operations.

Ø	Improve operational efficiency. By measuring the results of our operational workflows, we endeavor to reduce the friction and manual efforts in our processes and systems.

We continue to prioritize and release updated versions of the iSpecimen Marketplace platform in alignment with these areas and believe that continuing to focus on these approaches will enable us to scale our business model more effectively. As part of this continued platform evolution, iSpecimen continues to explore adjacencies that leverage the platform including a data as a product model.

Our Technology

Technology Components

The iSpecimen Marketplace technology is comprised of four major functional areas: search, workflow, data and administrative, compliance and reporting. We continue to invest in the evolution of these areas to improve customer and supplier engagement with the platform; provide operational efficiencies for our suppliers, our customers, and our internal operations; and increase the liquidity of products and services obtained through the platform. Our core business objective is to retain and grow both researcher and supplier usage of our platform to support biospecimen procurement, as well as to position our Company to explore other adjacent business opportunities that can benefit from the use of the iSpecimen Marketplace.

Ø	Search. The primary purpose of the iSpecimen Marketplace is to matchmake between those with access to subjects, specimens, and data, and those with a need for them to power their research.

By entering subject and sample selection requests through the iSpecimen Marketplace, researchers can instantly search across the available medical records of large populations within iSpecimen’s healthcare provider network to create customized patient and specimen cohorts. Researchers can specify their criteria and either refine and review results to select specific specimens instantly, or they can request that iSpecimen find patients, specimens, and associated data to satisfy their needs when specimens do not currently exist in our network. Using our own proprietary algorithms, we enable researchers to explore both biospecimens that are currently available and view projections of those that are likely to become available in the future based on historic statistical analysis of data. This allows researchers to quickly and easily determine how we can fulfill their requirements, which is especially useful for project planning and budgeting.

Our search capabilities are what most notably distinguishes the iSpecimen Marketplace from other business-to- business, or B2B bioprocurement marketplaces. Whereas some other bioprocurement marketplaces support a search that generates a list of service providers that the researcher must then contact to inquire about specimen availability, the iSpecimen Marketplace goes a step further and returns a list of available specimens and data that actually meet the researcher’s specific requirements. Researchers can then select the individual specimens, add them to a cart, and request a quote for these exact specimens. By incorporating user experiences that researchers are accustomed to from their online consumer shopping experiences, such as faceted searches and the ability to add items to a cart, the iSpecimen Marketplace brings B2C ease of use to the B2B space.

Ø	Workflow. Our workflow engine supports the unique bioprocurement workflows of our suppliers, customers, and internal iSpecimen operations users. For our suppliers, our ability to easily integrate into their environments and automate key parts of their bioprocurement workflow enables us to maintain a level of engagement and responsiveness necessary to successfully deliver on specimen requests from our research customers. We make it easy for suppliers to list their specimens in our iSpecimen Marketplace by receiving their data in the most commonly used data transmission formats for healthcare data, such as HL7 feeds (a healthcare data interchange standard), JSON files (a standard data interchange format), and CSV files (a comma separated values file used for tabular data), and then by harmonizing this data into standard terminology sets that allows their specimens to be searchable by our research customers. We provide these onboarding services at no charge to our supply partners. Additionally, our marketplace technology enables suppliers to track and manage all their specimen requests from feasibility assessment through the ordering and fulfillment process in a single web application, thereby streamlining their bioprocurement workflow. Because the work that we do with our suppliers is often a secondary concern to their primary mission of providing patient care, we believe that seamlessly integrating into their workflow is critical to its use and ongoing success.

In addition to supporting our suppliers’ workflow requirements, our workflow engine orchestrates customers’ bioprocurement workflows from specimen requests through fulfillment. Customers can not only search for and select specimens, but they can track and manage their specimen quote requests, place orders, track the progress of orders as they are fulfilled and shipped, and download packing lists, data sheets, and other accompanying data.

Finally, the Marketplace technology acts as the command and control center for internal iSpecimen operations users and allows them to easily federate and manage the sourcing of specimens and data for all requested projects across a large and growing supply chain. The technology tracks and manages requests for specimens from inquiry-to-invoice and provides a single place for internal users to manage all specimen requests, orders, shipments, and data. Additionally, because our technology easily scales to support a growing supply network and customer base, we have satisfied projects of all types and sizes — from small specimen requests to projects with more than a thousand samples from specific patient cohorts.

Ø	Data. We power search and orchestrate the procurement workflow through our ability to acquire, ingest, generate, and use big data from our healthcare provider partners. Working with a global, centralized set of healthcare providers, we receive this data in a variety of different formats and quality levels. We de-identify, normalize, and harmonize our supplier network’s data for usage in our iSpecimen Marketplace, ensuring the highest level of patient privacy and compliance with HIPAA (as defined below) and all other applicable regulations that govern the research use of patient specimens and data.

In addition, our platform gathers usage data that enables us to granularly understand supply and demand as well as provide value-added insights to our business partners. For example, our biobanking partners often have access to more samples than they can economically store.

Understanding which samples are likely to be the most useful to researchers helps guide the biobanks’ operational practices to optimize their supply chain (for example, providing them with information on the medical conditions and specimen types that are in highest demand can help guide their collection practices). Our ability to deliver relevant insights further increases the engagement with our platform and positions us as a valuable partner.

As we continue to ingest and generate more data, there are additional business opportunities to leverage our platform and continue to evolve the iSpecimen Marketplace using modern approaches such as robotic process automation and artificial intelligence/machine learning techniques to further improve the efficiency and effectiveness of the platform and enhance the value of the data. Our ability to leverage network effects will enable us to realize increasing returns from our investments and expand into adjacent markets such as clinical trial patient recruitment, data as a product, software-as-a-service (“SaaS”), and Next Generation Sequencing (an initiative launched in late 2023). With additional data comes additional security risks we worked to mitigate through shoring up existing security processes and protocols and the addition of a 24x7 managed risk vendor.

Ø	Administrative, Compliance, and Reporting. Administrative, compliance, and reporting functions are critical components to enable users to properly evaluate and manage the bioprocurement process. Our administrative capabilities include functions such as user management to assign users and roles and password management to ensure passwords are updated regularly, among other capabilities. Compliance management includes manual and technology-based processes that allow iSpecimen to track and manage unique regulatory and legal requirements across customers and suppliers (such as consent requirements versus consents granted, required specimen and data uses versus allowable specimen and data uses, resale or distribution requirements versus resale or distribution rights) to make sure that customer requirements and supplier requirements match before transferring specimens and data. Additionally, we conduct regular audits of supply sites capabilities and confirm that supply sites have IRB (or equivalent) protocols in place where required by law. Our reporting tools turn operational data into useful information by enabling users to view operational data in tables and other visualizations. Together, they help manage and streamline administrative, compliance, and reporting functions.

Our Products and Services

The iSpecimen Marketplace currently supports the supply chain management and bioprocurement process for specimens and associated data. We derive our revenue by procuring specimens from our healthcare provider network and then distributing these annotated biospecimens to our research client base. Revenue flows from the researchers who pay our Company to provide the specimens and we share that revenue back with the healthcare providers who supplied them. Revenue share back to the supplying organization is generally 20% to 50%, depending upon the sample type, collection requirements, and data provided. We are flexible and allow our suppliers to work with us using a number of revenue share constructs, including a fixed percent revenue share arrangement (whereby we share a fixed percentage of the revenue back with them), a fixed pricing schedule (whereby they set their pricing per specimen type), or on a project-based pricing (whereby the supply site sets fees on a per project basis). We have derived substantially all of our revenue from annotated biospecimen procurement and to date, have not charged our customers or suppliers fees for the use of the iSpecimen Marketplace platform, or for marketing, sales, contracting, or compliance functions that we provide as part of the specimen procurement process.

We generally operate in a “just in time” fashion, meaning we procure specimens from our suppliers and distribute specimens to our customers after we obtain an order for specimens from a research client. Generally, we do not speculatively purchase and bank samples in anticipation of future, unspecified needs. We believe our approach offers many advantages over a more traditional inventory-based supplier business model where biorepositories take inventory risks, and where turnover and cash conversion cycles can be lengthy, depending on market demand for certain specimen types.

Currently, we provide access to the following types of human biospecimens from healthy and diseased-state subjects:

Ø	Biofluids — such as whole blood, plasma, serum, urine, saliva, sputum, nasopharyngeal material, and cerebral spinal fluid;

Ø	Solid tissue — such as fresh, fixed, and cryopreserved tissue; and formalin-fixed paraffin embedded blocks, slides, and curls; and

Ø	Hematopoietic stem and immune cells — such as bone marrow, cord blood, whole blood, or sub-components of these tissues such as peripheral blood mononuclear cells (including normal or mobilized leukapheresis collections) and other isolated cell types (CD34+,T cells, NK cells, B cells, and monocytes).

For each of the biospecimen types, we offer:

Ø	Remnant specimens — specimens collected originally for clinical testing purposes but are no longer needed for clinical care of that patient. These samples typically are sourced from clinical laboratories and pathology laboratories prior to their disposal; and

Ø	Research use only specimens — specimens collected specifically for research via a direct intervention with a research subject, under a protocol that has been reviewed and approved by an ethics committee such as an IRB and with such research subject’s consent. These samples are typically sourced at healthcare providers or commercial partners that are a part of our supply network.

The cross product of all these categories (i.e. remnant or research use only and biofluids, tissues, or hematopoietic stem or immune cells) describes the product types we use to track and manage the business. These groupings include:

Ø	Remnant biofluids — These leftover clinical samples are procured from our clinical lab partners and are typically available days after specimen collection. They are generally priced to the researcher per specimen, depending upon specimen type, rarity, and requested data.

Ø	Remnant tissue — These leftover anatomic pathology samples are procured from our pathology lab partners and typically are available years after they were first collected for clinical care. They are generally priced depending upon specimen type, rarity, and requested data.

Ø	Remnant hematopoietic stem and immune cells — Remnant hematopoietic stem and immune cells includes bone marrow, cord blood, whole blood, or their viable cellular components, that are left over from a clinical testing process. These samples may be obtained from clinical and anatomic pathology labs.

Ø	Next generation sequenced (“NGS”) tissues – NGS tissues include various cancer types that have been fully DNA/RNA sequenced to identify specific biomarkers of interest. The tissues screened are tumor only FFPE specimens. Results are analyzed and paired with clinical annotation to create a robust data package that has some utility even without the need for the specimen itself. Tissues used for the program are a combination of remnant waiver of consent tissue blocks along with RUO fully consented blocks.

Ø	Research use only biofluids — Research use only biofluids are collected directly from subjects, with their consent, and under an IRB (or equivalent) protocol. We obtain these samples via a variety of sources, including our biorepository and clinical research center partners. They are generally priced to the researcher per collection, depending upon specimen type, rarity, and requested data. These specimens contributed to approximately 49% and 39% of our revenue in 2024 and 2023, respectively.

Ø	Research use only tissue — Research use only tissues are collected directly from subjects, with their consent, and under an IRB (or equivalent) protocol. They are typically collected during a clinically required surgical procedure. We obtain these specimens from our biorepository partners, anatomic pathology laboratories, or clinical research centers that have relationships with surgical facilities. These samples are priced to the researcher per sample, depending upon specimen type, rarity, and requested data.

Ø	Research use only hematopoietic stem and immune cells — Research use only hematopoietic stem and immune cells includes bone marrow, cord blood, whole blood, or their cellular components, which are collected from subjects with their consent and under an IRB (or equivalent) protocol. Some of the aforementioned products are collected from healthy subjects or diagnosed (diseased) subjects and may be offered to researchers in fresh or cryopreserved format. They are prospectively collected primarily from our blood donor center partners or picked from banked inventory maintained by our supply site partners. The collection of these samples may require subjects to undergo apheresis procedures, bone marrow extraction procedures, and/or hematopoietic stem cell (HSC) mobilization therapies. These products are generally priced to the researcher per collection depending upon collection type, specimen type, rarity (subject phenotype or attributes selected), required procedures, and requested data. Research use only hematopoietic stem and immune cells were a relatively new product to us in 2019. These specimens accounted for approximately 1% and 1% of our revenue in 2024 and 2023, respectively.

For each of these product types, biospecimens may already exist in laboratory archives or banked in our network of biorepositories (“banked”) or may be collected in the future from our network of healthcare providers and commercial specimen providers (“prospectively-collected” or “custom collections”).

Our Supply Partners

Critical to the success of the iSpecimen Marketplace is the network of healthcare providers who make their patients, samples, and data available to researchers. This supply network was built over a ten-year period and as of December 31, 2024, our supply network consisted of approximately 76 unique healthcare organizations and biospecimen providers under agreement, including healthcare systems, community hospitals, clinics, private practice groups, commercial laboratories, blood centers, commercial biobanks, clinical research sites, and cadaveric donation centers.

Our suppliers are located in eleven (11) countries across the Americas, Europe, and Asia and our cost of revenue for the years ended December 31, 2024 and 2023, break out as follows geographically:

	December 31,
	2024	2023
Americas	66.19%	64.87%
Europe, Middle East and Africa	27.24%	23.08%
Asia Pacific	6.57%	12.05%

Each supplier organization may give us access to one or more of the following environments within their organization where specimens may be obtained:

Ø	Clinical labs — This environment provides access to remnant biofluids and is typically found in hospitals, commercial laboratories, clinics, and private practice groups. As of December 31, 2024, approximately 11 of our healthcare supply sites provided us with access to remnant biofluids originating in clinical labs;

Ø	Pathology labs — This environment provides access to remnant tissue and remnant hematopoietic stem and immune cells and typically exists within hospitals or commercial laboratories. As of December 31, 2024, approximately two (2) of our healthcare supply sites provided us with access to remnant tissue or cells originating in pathology labs;

Ø	Biorepositories — These organizations typically reside within larger healthcare systems or commercial organizations. Generally, they collect and store specimens for unspecified future research purposes. As of December 31, 2024, approximately 16 of our supply sites provided us with access to specimens stored in biorepositories;

Ø	Blood donor centers — These organizations typically collect large volumes of blood and derivatives for therapeutic or research purposes. They own and operate donor centers and may manufacture broad selection of isolated cell types (fresh or cryopreserved) from consented donors for research use;

Ø	Cadaveric donation centers — These organizations receive whole cadavers and provide access to cadaveric tissues, biofluids, and stem cells, specifically for research purposes. As of December 31, 2024, one (1) of our supply sites provided us with cadaveric tissues and biofluids; and

Ø	Clinical research centers — These organizations generally reside within healthcare facilities such as hospitals or clinics, or they operate as standalone entities providing access to subjects for research programs. Subjects may be approached and consented to provide specimens when they are in for healthcare appointments (i.e. patient encounters) or may be called in to specifically participate in research projects. As of December 31, 2024, approximately 44 of our healthcare supply sites provided us with access to patients directly from over thousands hospitals and thousands of clinics and practice groups.

Supply sites may provide specimens from one or all these environments, depending on their practices and capabilities. Each supply site can select how it will work with our Company.

In addition to obtaining specimens and data directly from healthcare organizations, we work with several commercial biobanks and biospecimen brokers who have their own network of healthcare provider supply partners and wish to make their samples available to our research clients as well. While these organizations are generally considered our competitors, they are willing to work with us because we provide value by acting as both a distribution channel for them and a supply partner to them to increase their revenues. Moreover, the inclusion of competitors’ specimens in our iSpecimen Marketplace platform further strengthens our competitive position and value to our customers by further de- fragmenting our customers’ buying experience.

Our Customers

Our customer base is primarily comprised of three main segments: biopharmaceutical companies, in vitro diagnostic companies, and government/academic institutions. As of December 31, 2024, we had distributed our specimens to approximately 765 customers, such as the Centers for Disease Control and Prevention. Since entering the regenerative medicine market late 2019, we have acquired 33 customers representing 0.7% of our total revenue both in 2023 and in 2024.

From our inception through December 31, 2024, we had distributed more than 240,000 specimens to 23 countries and our geographical revenues distribution for the years ended December 31, 2024 and 2023 were as follows:

	December 31,
	2024	2023
Americas	85.13%	89.93%
Europe, Middle East and Africa	12.71%	9.10%
Asia Pacific	2.16%	0.97%

During the year ended December 31, 2024, there was one customer that accounted for approximately 29% of our total revenue generated. During the year ended December 31, 2023, there were one customer that accounted for approximately 25% of our total revenue generated. We continuously engage with all customers when we receive inbound requests from them, whether they are within or outside of the Americas. Year-over-year, our top customers have been different because their specimen needs tend to be project-based and depending upon where they are in their research and development cycle, they may not need large numbers of specimens each year. During the year, our customer retention rates are moderate, with 16 of our top 25 customers (64%) in the year ended December 31, 2023 also procuring specimens in the year ended December 31, 2024.

Biospecimens have broad utility within the healthcare and life science industries, as they are collected and used throughout nearly every stage of diagnostic and therapeutic product discovery and development. For diagnostic products, they are used consistently for preclinical discovery, clinical validation, and post-market validation, as well as surveillance. For therapeutic products, these samples are most often used during preclinical research involving drug target identification and validation, compound screening, lead optimization, predictive toxicology, and pharmacokinetic studies. They are also used for biomarker companion diagnostic discovery and development, which has been shown to reduce the costs of drug clinical trials by 30 to 60% according to Ark Research. In the case of regenerative medicine applications, hematologic samples are used for research and development of engineered cell therapies (e.g. CAR-T, CAR-NK), stem cell therapies (e.g. hematopoietic stem cells, mesenchymal stem cells), exosome therapies, identification of cell immunophenotypes for allogeneic therapies, and for developing and scaling-up cell therapy manufacturing processes.

Given recent advances in technology that now allow for the identification of molecular determinants of disease, the role of the patient’s biospecimen has become even more important in all these endeavors and is essential to the development of precision medicine. This pursuit of precision medicine by the healthcare and life science industries has further increased the already high demand for human biospecimens and the clinical data that describe them.

Our Competitors

We compete with a highly fragmented landscape of organizations who have access to human biospecimens. The competitive organizations, including:

Ø	Healthcare providers, who may offer access to clinical laboratory specimens, pathology laboratory specimens, biorepository specimens, or patients directly for research;

Ø	Commercial biobanks, who purchase and maintain inventories of specimens from healthcare providers in anticipation of future requests from researchers. Some of these organizations offer online catalogs that can be searched for specimens within their own biobanks;

Ø	Specimen brokers, who act as a middleman between healthcare providers and researchers on a transaction-by- transaction basis;

Ø	Commercial specimen providers who operate their own donor centers, specimen procurement groups, and cell manufacturing facilities. Some of these organizations offer online catalogs that can be searched for specimens within their own biobanks; and

Ø	Research services marketplaces that provide access to a list of biospecimen providers but not a list of available biospecimens. These organizations allow a researcher to fill out a specimen request form online which then gets distributed to the biospecimen providers in their marketplace. They do not support searches for precise specimens in the services marketplace.

In each of these cases, the landscape is extraordinarily fragmented, and our management estimates that most biospecimen providers have less than 5% market share each, and no single biospecimen provider has more than a 20% market share. Most competitors are smaller organizations with limited specimen procurement abilities. However, there are several larger biospecimen providers who are consolidating the industry by acquiring smaller specimen providers to enable them to provide broader access to specimens and research subjects. These organizations are well-capitalized by private equity and while they still lack a technology-based approach that enables them to search the inventories across their biospecimen provider network, because of their broad specimen access, banked inventory, and available cash, they currently represent our biggest competitive threat.

Specimen providers (e.g. Discovery Life Sciences and StemExpress) maintain internal biobanks and enable researchers to search online for specimens that reside within their own biobanks. Other research services marketplaces (e.g. Science Exchange) allow researchers to describe a specimen request which then gets broadcast to a network of specimen providers (i.e. no searching for specimens, but rather the identification of specimen providers who may or may not have matching specimens and the distribution of the specimen request to them). As such, we believe that there are no other online human biospecimen marketplaces that operate in a manner similar to our business. In addition, we believe that over the long term, the iSpecimen technology-based approach will allow us to scale faster than our competitors who rely upon manual efforts to procure specimens. Nonetheless, we believe we will continue to face competition from: healthcare providers that have their own inventory of biospecimens and thus offer lower prices by eliminating us and others as middlemen; commercial biobanks that have their own inventory of biospecimens and thus may deliver samples more quickly when a researcher’s needs align with their existing inventory; specimen brokers with a specific niche (e.g. infectious disease); and commercial specimen providers with their own donor centers who may more predictably collect and deliver specimens.

Our Intellectual Property

Intellectual property rights are an important component of our business. While we currently do not have any patents protecting our intellectual property, we rely on a combination of copyright, trademark, and trade secret laws in the United States and other jurisdictions, as well as confidentiality and non-disclosure agreements and other contractual protections with employees and third parties to protect our intellectual property rights, including our proprietary technology, brand, and know-how. We believe factors such as the technological and creative skills of our people; our existing and evolving partnerships; the creation of new features, functionality, and services; and the frequent enhancements to our platform have helped us to establish and will help us maintain our technology leadership position.

Regulations

iSpecimen works with the healthcare industry and with clinical researchers, both highly regulated environments in the United States and other countries. Government departments and agencies, at the federal, state, and local levels have regulations related to research activities that involve human subject research as well as regulations about the collection, storage, and dissemination of personal and healthcare data related to individuals. To support compliance with regulations, we have both internal personnel and external resources who provide us with expertise in various areas of compliance including a Chief Information Security Officer, Chief Privacy Officer, contracts manager, biospecimen and data privacy counsel (external), general counsel (external), IRB (external), and other employees with expertise and oversight of site compliance, lab compliance, and operational compliance.

The following is a general overview of the major laws and regulations pertaining to our business in the United States:

Ø	45 CFR Part 46 — Federal Policy for the Protection of Human Subjects

Ø	HIPAA and 45 CFR Parts 160, 162, and 164 — HIPAA Privacy Rule, Security Rule, and Breach Notification Rule

Ø	21 CFR Part 11 — Food and Drug Regulations — Electronic Records, Electronic Signatures

Ø	21 CFR Part 50 — FDA Regulations — Protection of Human Subjects

Ø	21 CFR Part 56 — FDA Regulations — Institutional Review Boards

Ø	Other Information Laws and Regulations

Ø	Other Applicable Laws

Most countries have their own corresponding rules that we are also required to follow.

45 CFR Part 46 — Federal Policy for the Protection of Human Subjects — “The Common Rule”

The Common Rule refers to regulations issued by the U.S. Department of Health and Human Services (“HHS”) and other federal agencies that fund or participate in research, which regulations protect individuals participating in research. The Common Rule defines “Human Subjects Research” as research involving a living individual about whom an investigator is conducting research when information or biospecimens are obtained through intervention or interaction with the individual, or where the research uses, studies, analyzes, or generates identifiable private information or identifiable biospecimens. For this type of research, the Common Rule stipulates: (i) when this research must be reviewed and approved by an IRB (as well as when it may be exempt from IRB review and approval); (ii) the requirements for an IRB’s membership, authority, review procedures, record keeping, and approval criteria; (iii) when informed consent must be obtained from a research subject for participation in research and the elements that must be communicated in an informed consent form (as well as when consent may be waived by an IRB); and (iv) rules related to special requirements for vulnerable populations (such as prisoners and pregnant women).

iSpecimen is involved with both Human Subject Research and non-Human Subject Research. The collection of Research Use Only (“RUO”) specimens (i.e., samples collected specifically for research via a direct intervention with the research subject and not collected as part of routine clinical care) is considered Human Subject Research. In those cases, iSpecimen and our suppliers are subject to the Common Rule. Therefore, all research use only specimens collected in the United States need to be collected under an IRB-approved protocol, with informed consent (unless an IRB waives consent under appropriate regulatory standards).

When iSpecimen is the study sponsor (i.e. specimens are collected under our IRB protocol), we work with a commercial IRB (currently Advarra) to approve our protocol, informed consent forms, subject recruitment material, and collection sites. These protocols and associated material are reviewed regularly by our IRB in accordance with the Common Rule. When iSpecimen is not the study sponsor (i.e., when research use only specimens are collected at participating healthcare providers under their own IRB-approved protocols), we audit the site before we start procuring specimens to ensure that appropriate IRB approvals are in place.

For international specimen collection sites, we rely on those sites to ensure they are collecting specimens in accordance with the laws in their own jurisdictions, in addition to following basic U.S. rules related to Human Subjects Research.

Finally, iSpecimen participates in Non-Human Subject Research, specifically when we collect clinical remnant samples (i.e., those specimens that were collected originally as part of clinical care). According to the Common Rule, as long as the physical sample and any associated dataset is de-identified before being used for research, the use of clinical remnant samples is not considered Human Subject Research and therefore does not need IRB review and approval, nor does it require patient consent. For these samples, iSpecimen leaves it up to each supplier to determine whether the supplier seeks patients’ consent or whether the supplier will inform its patients about the supplier’s use of remnant samples, or allows its patients to opt-out of their use. In all cases, we track any use limitations that attached to a particular specimen. For researchers who only want samples from patients who have consented to allow use in research, we only distribute specimens meeting that criteria to those researchers.

Health Insurance Portability and Accountability Act, as amended by the Health Information Technology for Economic and Clinical Health ( “HITECH”) Act, all as implemented by 45 CFR Part 160, 162 and 164 (collectively, “HIPAA”).

HIPAA includes several applicable rules, including the Standards for Privacy of Individually Identifiable Health Information (“Privacy Rule”), the Security Standards for the Protection of Electronic Protected Health Information (“Security Rule”), and the Breach Notification Rule (“Breach Notification Rule”).

The Privacy Rule addresses the allowable uses and disclosures of an individual’s PHI by Covered Entities, defined by HHS as (1) health plans, (2) healthcare clearinghouses, and (3) healthcare providers who electronically transmit any health information in connection with transactions for which HHS has adopted standards (such as electronic billing). The Privacy Rule also applies to Business Associates, which include persons or entities that performs certain functions or activities that involve the use or disclosure of PHI on behalf of, or provide certain services to, a Covered Entity. HIPAA requires Covered Entities to obtain HIPAA Business Associate Agreements with their Business Associates.

The Security Rule establishes a national security standard for protecting ePHI. The Security Rule requires Covered Entities and Business Associates to implement physical, administrative, and technical safeguards to protect ePHI.

The Breach Notification Rule pertains to Covered Entities and Business Associates that have access to PHI and requires them to provide notification following a use or disclosure of PHI that does not comply with the Privacy Rule that compromises the security or privacy of the PHI (a “Breach”).

Covered Entities and Business Associates that fail to comply with the HIPAA standards may be subject to civil money penalties or criminal prosecution.

iSpecimen has implemented many protocols and processes to comply with HIPAA and other data privacy and related laws and regulations. First, to reduce the likelihood of any Breach, iSpecimen removes all ePHI prior to storing information in our datacenter so that we do not possess PHI that is subject to HIPAA. Secondly, to the extent any PHI inadvertently remains in our datacenter, we have implemented physical, administrative, and technical safeguards to comply with the HIPAA Security Rule. We have implemented more than eighty HIPAA privacy and security policies at the Company to help ensure compliance with HIPAA Privacy, Security and Breach Notice rules. Thirdly, we regularly undergo HIPAA gap analyses and security testing using external, independent firms to find weaknesses and vulnerabilities in our technology and our data protection policies and procedures and remediate as needed. Finally, iSpecimen executes Business Associate Agreements or Data Use Agreements with our healthcare provider partners if they might share ePHI with us. To date, iSpecimen has never had a Breach of PHI and has never been investigated by HHS nor found to be out of compliance with HIPAA.

21 CFR — FDA Regulations

The Food and Drug Administration (“FDA”) is an HHS agency that regulates clinical investigations of products under its jurisdiction, such as drugs, biological products, and medical devices. The FDA has its own set of rules related to the protection of human subjects in research which may differ from the Common Rule. However, FDA does harmonize its regulations with the Common Rule whenever permitted by law (see section 1002 of the 21st Century Cures Act, Public Law 114-255). iSpecimen follows the FDA regulations related to the protection of research subjects, so that its customers may submit data to the FDA resulting from research performed using data and specimens provided to the researcher by iSpecimen.

21 CFR Part 11 Electronic Records; Electronic Signatures

21 CFR Part 11 is relevant when submissions to the FDA include records in electronic form that are created, modified, maintained, archived, retrieved, or transmitted under any records requirements set forth in FDA regulations. At a high level, Part 11 requires organizations to implement good business practices by defining the criteria under which electronic records and signatures are considered to be accurate, authentic, trustworthy, reliable, confidential, and generally equivalent to paper records and handwritten signatures on paper. These rules stipulate a range of features that must be in place in computer systems that handle electronic data; standard operating procedures relating to information technology systems and processes; system validation processes and procedures to ensure that electronic systems operate as intended.

Although iSpecimen defines and implements many relevant policies, processes, and technical controls, the iSpecimen Marketplace has not been certified or audited for 21 CFR Part 11 compliance. In addition, we do not require the originating systems from whom we receive data to be 21 CFR Part 11 compliant. While we do not represent to customers or suppliers that our systems are 21 CFR Part 11 compliant, our clients may still submit data to the FDA that was received, stored, and transmitted in our systems.

The vast majority of the specimens used by our customers are for projects that do not require 21 CFR Part 11 compliance, and our customers are responsible for determining whether they require Part 11-compliant data for the particular use. For specimens that are collected with informed consent, we audit informed consent differently for supply sites that use their own IRB or ethics committee and those supply sites that use the IRB we contract. In the event we are required to contact a client about a shipped specimen that is not supported by informed consent, which had not happened as of December 31, 2024, the client would then determine whether it could use the specimen without informed consent. In addition, we contract with an outside IRB for IRB services, which agrees to perform the services in accordance with all applicable laws and regulations governing independent institutional review boards, and to indemnify us for its failure to comply with applicable laws, rules, and regulations. The failure of our Company or our supply sites to comply with international, federal, state, and local laws and regulations could subject us to denial of the right to conduct business, fines, criminal penalties, and/or other enforcement actions which could have a material adverse effect on our business.

21 CFR Part 50 — Protection of Human Subjects

21 CFR Part 50 contains the general standards for obtaining informed consent and for human participation in clinical investigations as well as additional safeguards for children involved in clinical investigations, when the investigations are regulated by the FDA. The regulations specify the requirements for informed consent, exceptions to these requirements, elements of informed consent, and documentation of informed consent. Additionally, the requirements detail additional regulations for investigations involving children. Informed consent is not required to use de-identified specimens and data for certain FDA-regulated research, as set forth in guidance documents issued by the FDA.

To the extent our suppliers seek informed consent from individuals to use specimens and data for research, we will provide our clients, upon request, with copies of our or our suppliers’ template informed consent forms and IRB approval prior to obtaining samples from us. However, gaps may exist in our or our suppliers’ protocols and informed consent forms that make them incompatible with this regulation and we may fail to properly audit and identify these gaps.

21 CFR 56 Institutional Review Boards

21 CFR Part 56 contains the general standards for the composition, operation, and responsibility of an IRB that reviews clinical investigations regulated by the FDA. These regulations are intended to protect the rights and welfare of human subjects involved in such investigations and indicate the required organization and membership of an IRB; the IRB’s function and operations; record-keeping and reporting; and administrative actions for non-compliance.

iSpecimen utilizes an outside IRB to review the iSpecimen specimen collection protocol. While we believe the IRB composition and operations to be 21 CFR Part 56 compliant, there may be gaps that make them incompatible with this regulation.

Other Information Laws and Regulations

Other information laws and regulations include all applicable laws concerning the privacy and/or security of personal information including, but not limited to, state data breach notification laws; personal data protection laws such as the California Consumer Privacy

Act of 2018, Nevada Senate Bill 220 (an amendment to the state’s existing online privacy policy statute) and Maine’s Act to Protect the Privacy of Online Consumer Information; and all applicable Payment Card Industry Security Standards with respect to account data protection.

Currently, iSpecimen collects personal data on customers, suppliers, investors, employees, research subjects, Marketplace registrants, and other individuals who interact with iSpecimen personnel or our websites. We believe we are in compliance with these data protection rules but there remains inherent risk of a data breach of iSpecimen’s systems or any of our technology service and SaaS providers (such as those organizations who provide us with customer relationship management software, marketing automation software, online file storage, web services, email systems, accounting systems, and data aggregation and visualization services).

Other Applicable Laws

In addition to the above-described regulation by United States federal and state government related to Human Subject Research and data privacy and security, there are many other U.S. and international rules that are applicable to iSpecimen. The following list contains some of the other federal and state laws and regulations that could directly or indirectly affect our ability to operate the business:

Ø	Occupational Safety and Health regulations and requirements;

Ø	Centers for Disease Control Import Permit Program rules related to biological agents;

Ø	Shipping rules such as IATA Dangerous Goods regulations;

Ø	State and local laws and regulations for the disposal and handling of medical waste and biohazardous material;

Ø	Export laws such as the U.S. Department of Commerce’s Bureau of Industry and Security Export Administration Regulations, U.S. State Department’s Directorate of Defense Trade Controls, and the U.S. Department of the Treasury’s Office of Foreign Assets Control in export licensing;

Ø	Import laws such as the Customs and Border Protection Trade Act of 2002 and the Customs Modernization Act;

Ø	The federal Anti-Kickback Statute, which prohibits, among other things, any person from knowingly and willfully offering, soliciting, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs;

Ø	Federal, state, and local tax and tariff rules;

Ø	Other laws and regulations administered by the FDA;

Ø	Other laws and regulations administered by HHS;

Ø	State and local laws and regulations governing human subject research and clinical trials; and

Ø	Other laws and regulations of which we are unaware.

These laws cover areas where we may not have expertise and, in many areas, these laws are actively evolving. We, or our other third-party customers, suppliers and/or distribution partners, may not be able to maintain regulatory compliance in such countries or may incur significant costs in obtaining or maintaining our foreign regulatory compliance.

International Regulatory Environment

Because iSpecimen procures specimens from and distributes specimens to countries outside of the United States, we are subject to international rules related to the protection of human subjects in research, data privacy and security, import and export regulations, tariffs, and foreign rules similar to any of the aforementioned U.S. rules, as well as those of which we are unaware.

One of the more prominent international regulations is the General Data Protection Regulation (“GDPR’) which took effect in May 2018. The GDPR regulates the collection, use, disclosure, transfer, and/or other processing of personal data of identified or identifiable individuals located in the European Economic Areas, including the European Union (“EU”). This data specifically includes personal health data that generally is provided as part of biospecimen collection studies. The GDPR imposes numerous requirements on companies that process personal data, including requirements relating to processing health and other sensitive data, obtaining consent of the individuals to whom the personal data relates for processing (with some exceptions), allowing individuals to revoke consents granted, enabling individuals the right to have their data erased (with some exceptions), amended, or transferred to another data controller (known as “data portability”), providing information to individuals regarding data processing activities, implementing safeguards to protect the security and confidentiality of personal data, limiting the transfer of data to countries outside of the EU, providing notification of data breaches, and taking certain measures when engaging third-parties who may also use or process the data.

In addition, EU member states may make their own further laws and regulations limiting the processing of personal data, including biometric, genetic, or health data.

The GDPR increases our obligations with respect to data collected by our EU suppliers. We generally rely upon our contractual terms with these organizations as a means for obligating them to provide us data in accordance with the GDPR regulations. In addition to utilizing contractual terms to obligate specimen suppliers to conform with GDPR, we generally request the international supplier fills out a pre-contract questionnaire to understand their GDPR compliance before engaging in the contracting process and then perform a post-contract audit that also asks about GDPR applicability and the site’s conformance to the GDPR. Audit questionnaires are distributed every two years after the initial site audit.

Employees

As of June 30, 2025, we had twenty-four (24) employees, one (1) of whom was engaged in research and development activities, nine (9) of whom were engaged in sales and marketing activities, eleven (11) of whom were engaged in operations and fulfillment activities, and three (3) of whom were engaged in supply development and management activities. Our employees are primarily located in Woburn, Massachusetts with fifteen (15) remote sales, marketing, and supply development personnel located elsewhere in the U.S.

MANAGEMENT

Officers and Directors

The following is a list of our directors and executive officers as of August 18, 2025, along with the specific information required by Rule 14a-3 of the Exchange Act:

Name	Age	Position
Robert Bradley Lim	32	Chief Executive Officer, Treasurer, Secretary and Director
Yuying Liang	34	Chief Financial Officer
Katharyn (Katie) Field	41	President
Siyun Yang	27	Director
Anthony Lau	40	Director
Avtar Dhaliwal	30	Director

Robert Bradley Lim has been serving as our Chief Executive Officer and director since December 2024. Mr. Lim also serves as a Treasurer and Secretary of the Company. Mr. Lim is the Principal and Co-founder of De Novo Law Corporation, a Vancouver-based law firm specializing in corporate/commercial law and civil litigation. Mr. Lim currently serves as a director of Qualigen Therapeutics Inc. (Nasdaq: QLGN) since July 2024 and has served as a director of Aerwins Technology Ltd. from July 2023 – July 2024. Mr. Lim holds a Bachelor of Commerce from the University of British Columbia and a Juris Doctor from Thompson Rivers University.

Yuying Liang has been serving as our Chief Financial Officer since December 2024. Ms. Liang is the Principal and Director of Canmore Financial Services Inc. and Yuying Liang Professional Corp. with significant experience in corporate accounting, financial reporting, and CFO services. Ms. Liang has worked extensively with public and private companies across multiple sectors, providing financial leadership and strategic guidance. Ms. Liang holds a Bachelor of Business Administration from Simon Fraser University and holds the professional designation of chartered professional accountant (CPA). Ms. Liang is CFO and Director of Modern Plant Based Foods Inc., Montego Resources Inc. and Ultra Brands Ltd.; the CFO of BlockchainK2 Corp, Goldhills Holding Ltd., Intact Gold Corp., Kincora Copper Limited and Transatlantic Mining Corp.

Katharyn (Katie) Field been serving as our President since February 2025 and was previously a director from September 2024 until her appointment as President. Ms. Field has a background which includes positions spanning both the private and public sectors and brings a wealth of experience and expertise in strategy consulting and executive leadership. Ms. Field is currently the chief executive officer and Chairman of Halo Collective Inc., a cannabis company, where she has served since May 2019, an Executive Director at Akanda Corporation (Nasdaq: AKAN), a medical cannabis company, where she has served since June 2022, and a director and Vice President of Virpax Pharmaceuticals, Inc., a preclinical-stage pharmaceutical company, where she has served as director since July 2024. Previously, she served as a director of Elegance Brands from March 2021 until March 2022. She has held prominent positions at renowned organizations such as The White House in the office of the public liaison, The Brookings Institution as a manager of operations, and Bain & Company as a consultant. In 2014, Ms. Field entered the cannabis industry and played a pivotal role in the procurement, build-out, and sale of one of the original vertically integrated licensed medical marijuana treatment centers in Florida. Subsequently, she operated a strategy consulting practice focused on cannabis and served as Executive Vice President of Corporate Development at MariMed from 2018 to 2019. Ms. Field holds an MBA in Economics from Columbia Business School and a BA in Public Policy with honors from Stanford University. Ms. Field is well-qualified to serve as President of the Company due to her experience and expertise in strategy consulting and executive leadership.

Siyun Yang has been serving as an independent director of the Company since February 2025. She also serves on the Audit Committee and Nominating and Corporate Governance Committee of the Board. Ms. Yang is an Associate Attorney at Quill & Arrow LLP, specializing in consumer protection and product liability litigation. Previously, she served as In-House Counsel at Halo Collective Inc., overseeing regulatory compliance, corporate transactions, and litigation matters related to cannabis operations and intellectual property. Prior to that, she was a Provisional Licensed Lawyer at Di Li Law, PC, where she focused on trademark filings, oppositions, and intellectual property matters. Ms. Yang holds an LL.M. in International Comparative Law from UCLA School of Law and an LL.B. in International Economic Law from East China University of Political Science and Law. Her expertise in litigation, corporate governance, and data analytics enhances the Board’s oversight capabilities.

Anthony Lau has been serving as a director of the Company since June 2025. He also serves on the Audit Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Lau currently serves as Director, Chief Executive Officer, and Chief Financial Officer of Remington Resources, Inc., a Canadian resource company, a position he has held since 2021. He brings to the Board significant leadership and financial management experience, having overseen corporate strategy, operations, and capital markets activities in his executive role. Mr. Lau received his undergraduate degree from the British Columbia Institute of Technology. Mr. Lau is well-qualified to serve on the Board due to his extensive experience as a senior executive and director of a public company, with expertise in corporate governance, finance, and executive management.

Avtar Dhaliwal has been serving as our director since September 2024. Mr. Dhaliwal has served as a director and a member of the compensation committee of the board of Halo Collective Inc. since March 2022, which is a cannabis extraction company that develops and manufactures quality cannabis oils and concentrates, and he has been a member of its audit committee of the board in August 2024. Since August 2024, Mr. Dhaliwal has been a director of Advent Technologies Holdings Inc., a US corporation that develops, manufactures, and assembles complete fuel cell systems as well as supplying customers with critical components for fuel cells in the renewable energy sector. Since December 2021, Mr. Dhaliwal has been the Chief Executive Officer of Modern Plant Based Foods, a Canadian food company that offers a portfolio of plant-based products. Previously, Mr. Dhaliwal worked in operations and logistics with Modern Plant Based Foods Inc. beginning in October 2019, and has also been the Chief Executive Officer of Pontus Protein Ltd., an agricultural food and technology company focused on creating and acquiring the best technology, since March 2022. From January 2024 until May 2024, Mr. Dhaliwal was the Chief Executive Officer and a director of Trilogy AI, a company committed to transforming the beauty industry through its artificial intelligence technology. Mr. Dhaliwal holds a Bachelor of Science in Biology from the University of British Columbia Okanagan. Mr. Dhaliwal is well-qualified to serve on the Board due to his management experience across multiple industries.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Composition of our Board of Directors

Our Board currently consists of five (5) directors. Our certificate of incorporation, as amended, and bylaws, as amended, provide that our Board can consist of any number of directors as voted on and approved by the Board. Our Board is divided into three classes, designated as Class I, Class II and Class III directors, with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the Class I directors, consisting of Ms. Yang and Mr. Lim will expire at our 2025 annual meeting of stockholders. The term of office of the Class II directors, consisting of Mr. Dhaliwal, will expire at our 2026 annual meeting of stockholders. When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Director Independence

As our common stock is listed on the Nasdaq Capital Market, our determination of the independence of directors is made using the definition of “independent director” contained in Nasdaq Listing Rule 5605(a)(2). Our Board has affirmatively determined that each of Mr. Lau, Mr. Dhaliwal and Ms. Yang are “independent directors,” as that term is defined in the Nasdaq rules. Under the Nasdaq rules, our Board must be composed of a majority of “independent directors.” Additionally, subject to certain limited exceptions, our Board’s audit, compensation, and nominating and corporate governance committees also must be composed of all independent directors.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his capacity as a member of our audit committee, our Board, or any other committee of our Board: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Committees of Our Board of Directors

Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees. We have a standing audit committee, compensation committee, and nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Audit Committee

We have established an audit committee of the Board. Mr. Lau, Mr. Paolone and Ms. Yang serve as members of our audit committee, and Mr. Lau chairs the audit committee. Each member of the audit committee is financially literate, and our Board has determined that Mr. Lau qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We have adopted an audit committee charter that is available to stockholders on the Company’s website, which details the principal functions of the audit committee, including:

➢	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Form 10-K;

➢	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

➢	discussing with management major risk assessment and risk management policies;

➢	monitoring the independence of the independent auditor;

➢	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

➢	reviewing and approving all related-party transactions;

➢	inquiring and discussing with management our compliance with applicable laws and regulations;

➢	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

➢	appointing or replacing the independent auditor;

➢	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

➢	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

➢	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Board reviews the Nasdaq listing standards definition of independence for audit committee members on an annual basis and has determined that all current members of our audit committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

Compensation Committee

We have established a compensation committee of the Board. Mr. Lau, Ms. Yang and Mr. Dhaliwal serve as members of our compensation committee. Ms. Yang chairs the compensation committee.

We have adopted a compensation committee charter that is available to stockholders on the Company’s website at https://investors.ispecimen.com/governance-documents, which details the principal functions of the compensation committee, including:

➢	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

➢	reviewing and approving the compensation of all our other executive officers;

➢	reviewing our executive compensation policies and plans;

➢	implementing and administering our incentive compensation equity-based remuneration plans;

➢	assisting management in complying with our proxy statement and annual report disclosure requirements;

➢	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

➢	if required, producing a report on executive compensation to be included in our annual proxy statement; and

➢	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee of the Board. Mr. Dhaliwal, Mr. Lau and Ms. Yang serve as members of our nominating and corporate governance committee. Mr. Dhaliwal chairs the nominating and corporate governance committee.

We have adopted a nominating and corporate governance committee charter that is available to stockholders on the Company’s website at https://investors.ispecimen.com/governance-documents, which details the principal functions of the nominating and corporate governance committee, and which provides that persons to be nominated to serve as directors:

➢	should have demonstrated notable or significant achievements in business, education or public service;

➢	should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

➢	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating and corporate governance committee will consider several qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the Board’s compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or compensation committee.

Code of Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics has been posted on our website, www.ispecimen.com. In addition, we post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.

EXECUTIVE COMPENSATION

The following discussion of compensation arrangements should be read with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs, see “Special Note Regarding Forward-Looking Statements.” Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion.

The discussion below includes a review of our compensation decisions with respect to fiscal years 2024 and 2023 for our “named executive officers,” or NEOs, namely our principal executive officer, our two other most highly compensated executive officers and two additional persons for whom disclosure would have been provided but for the fact that they were not serving as our executive officers as of December 31, 2024.

In 2024 and 2023, we compensated our NEOs through base salary, as described below. Our officers are also eligible for the standard benefits programs we offer all employees.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for fiscal years 2024 and 2023.

				Stock	Option	All other
		Salary	Bonus	awards	awards	compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)(1)	($)	($)
Robert Bradley Lim (2)	2024	$—	$—	$—	$—	$—	$—
Chief Executive Officer, Treasurer, Secretary and Director	2023	$—	$—	$—	$—	$—	$—
Yuying Liang (4)	2024	$—	$—	$—	$—	$—	$—
Chief Financial Officer	2023	$—	$—	$—	$—	$—	$—
Tracy Curley (1)	2024	$329,314	$—	$—	$—	$—	$329,314
Former Chief Executive Officer, Chief Financial Officer, Treasurer and Director	2023	$350,000	$87,500	$—	$—	$—	$437,500
Benjamin Bielak (3)	2024	$191,954	$215,000	$—	$—	$—	$406,594
Former Chief Information Officer	2023	$326,000	$65,200	$—	$—	$—	$391,200

1)	Tracy Curley served as our Chief Financial Officer since August 2020, Treasurer since July 2021 and director since May 2023 until her departure. She became the Interim Chief Executive Officer on September 21, 2022 and was appointed as the Company’s full-time Chief Executive Officer on January 9, 2023. Tracy Curley’s departure from the Company was effective as of November 8, 2024.

2)	Robert Lim was appointed as Chief Executive Officer on December 12, 2024.

3)	Benjamin Bielak resigned as Chief Information Officer effective July 15, 2024.

4)	Yuying Liang was appointed as Chief Financial Officer on December 13, 2024.

Employment Agreements

We have entered into independent consulting agreements with each of our Chief Executive Officer and Chief Financial Officer. and have also entered into an employment agreement with our President.

Katharyn Field

We entered into an employment agreement with Ms. Field, effective as of February 28, 2025, appointing her as President of the Company. The agreement provides for an annual base salary of $240,000, payable in accordance with the Company’s standard payroll schedule. Ms. Field is also eligible to participate in the Company’s Stock Incentive Plan and receive standard fringe benefits available to full-time employees. Under the terms of the agreement, Ms. Field’s employment is at-will and may be terminated by either party with thirty (30) days’ notice.

Robert Bradley Lim

We entered into an independent contractor agreement with Mr. Lim, effective as of December 9, 2024, through his personal corporation, 1513932 B.C. Ltd., a company incorporated under the laws of the Province of British Columbia, Canada appointing him as Chief Executive Officer of the Company and a member of the Board of Directors, which, by its terms, will remain in effect from year to year and may be terminated by the Board of Directors of the Company at any time with or without notice, and with or without cause.

Under the terms of the Agreement, the Company will pay 1513932 B.C. Ltd. an annual fee of $270,000, payable in equal monthly installments of $22,500.

This Agreement does not create an employer-employee, partnership, or joint venture relationship between the parties. Mr. Lim will be entitled to severance payments. If the Mr. Lim is to be terminated by the Company without Cause, or in the event that the Mr. Lim terminates this Agreement for Good Reason, the Company agrees to provide the Contractor with severance payment equivalent of $67,500.

On December 27, 2024, by written consent, the Board of Directors appointed Mr. Lim to the additional roles of Treasurer and Secretary of the Company in accordance with the Company’s Second Amended and Restated Bylaws. There were no changes to Mr. Lim’s compensation or other terms of employment in connection with this appointment.

Yuying Liang

We entered into an engagement agreement with Ms. Liang, effective as of December 13, 2024, appointing her as Chief Financial Officer, which, by its terms, will remain in effect from year to year unless amended in writing by both parties or terminated by 60 days written notice from either party.

If there should be a Change of Control, Ms. Liang may terminate its obligations under this engagement within 90 days following the Change of Control by giving 30 days-notice in writing to the Company.

For the purposes of this engagement, a “Change of Control” shall be deemed to have occurred when: a person becomes a “control person” (as defined in the Securities Act); a majority of the directors are not individuals nominated by the Company’s then incumbent Board of Directors; or any person or group of persons acquires the ability, directly or indirectly to direct the management and policies of the Company through: the legal or beneficial ownership of voting securities; the right to appoint managers, directors or corporate management; contract; operating agreement; voting trust.

Under the terms of this agreement, Ms. Liang is paid an approximate annual base salary of $300,000, which is to be paid on a monthly basis of $25,000 plus applicable taxes. Should any circumstances cause fees to exceed the proposed amount Ms. Liang will inform the Company in advance to obtain the approval of such additional fees. If such approval is not obtained, the Company will not be billed outside the proposed amount.

Separation Agreements

Tracy Curley

On November 8, 2024, the Company and Tracy Curley mutually agreed to end her employment. The parties dispute whether she resigned or was terminated. Additionally, on the same date, Curley resigned from the Board due to differences regarding the Company’s future direction. The Company has since taken steps to ensure a smooth leadership transition.

Non-Employee Director Compensation

The following table sets forth information regarding the total compensation paid to our current non-employee directors during 2024 for their service on our Board. Our directors who are employed by us do not receive any additional compensation for serving on our Board.

				Non-equity	Non qualified
	Fees			incentive	deferred
	earned		Option	plan	compensation	All other
	or paid	Stock	awards	compensation	earnings	compensation
Name and Principal Position	in cash($)	awards($)	($)(10)	($)	($)	($)	Total($)
Andrew L. Ross(1)
Former Director	$14,556	$—	$1,300	—	—	—	$15,856
Steven Gullans(2)
Former Director	$25,679	$—	$—	—	—	—	$25,679
John L. Brooks III(3)
Director	$31,250	$—	$1,300	—	—	—	$32,550
Theresa Mock(4)
Former Director	$25,679	$—	$—	—	—	—	$25,679
Elizabeth Graham(5)
Former Director	$14,164	$—	$—	—	—	—	$14,164
Katharyn Field(6)
Former Director	$9,226	$—	$104	—	—	—	$9,330
Avtar Dhaliwal(7)
Director	$8,237	$—	$104	—	—	—	$8,341
Richard Paolone(8)
Director	$8,237	$—	$104	—	—	—	$8,341

1)	Andrew L. Ross was appointed in January 2012 and resigned on July 25, 2024.

2)	Steven Gullans was appointed in October 2020 and resigned on September 26, 2024.

3)	John L Brooks III was appointed in June 2021 and resigned on June 18, 2025.

4)	Theresa Mock was appointed on May 24, 2023 and resigned on September 26, 2024

5)	Elizabeth Graham was on May 26, 2024 and resigned on September 26, 2024.

6)	Katharyn Field was appointed on September 26, 2024 and resigned on February 19, 2025.

7)	Avtar Dhaliwal was appointed on September 26, 2024.

8)	Richard Palone was appointed on September 26, 2024 and resigned on June 18, 2025.

On July 30, 2021, our Board adopted and approved a director compensation policy (the “Initial Non-Employee Director Compensation Policy”), which provided for each of the non-employee directors (i) an annual retainer of $20,000, payable quarterly, (ii) equity compensations (including NSOs with a vesting schedule of three years to purchase 13,525 shares of common stock at the fair market value and annual RSUs which vested in four equal quarterly tranches) under the 2021 Plan, and (iii) travel expense reimbursement. The Initial Non-Employee Director Compensation Policy was amended, as of November 30, 2022, in an Amended and Restated Non-Employee Director Compensation Policy. The Amended and Restated Non-Employee Director Compensation Policy provides for each of the non-employee directors:

(i) an initial non-qualified ten-year stock option grant upon commencement of service on the Board equal to (x) 834 shares multiplied by (y) the number of months (including the month of commencement of service on the Board) that such director will serve during his or her first calendar year at an exercise price equal to 100% of the fair market value of our common stock vesting in four equal quarterly installments and subject to certain adjustments;

(ii) an annual non-qualified ten-year stock option grant on each January 2nd equal to 10,000 shares of our common stock at an exercise price equal to 100% of the fair market value of our common stock vesting in four equal quarterly installments and subject to certain adjustments;

(iii) an annual cash retainer of $20,000 plus an additional (x) $7,500 for each Board committee on which a director serves as chair and (y) $3,500 for each Board committee on which a director serves, but is not chair, which cash retainer is payable in for equal quarterly payments; and

(iv) travel expense reimbursement.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers that require us to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of us or any of our affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding all outstanding stock options and restricted stock held by each of our named executive officers as of December 31, 2024:

	Option Awards				Stock awards
	Number of	Number of			Number of	Market value
	securities	securities			shares	of shares
	underlying	underlying			of units of	of units of
	unexercised	unexercised			stock that	stock that
	options (#)	options (#)	Option exercise	Option	have not	have not
Name	exercisable	unexercisable	price ($)	expiration date	vested (#)	vested ($)
Tracy Curley	2,942	—	$32.20	October 31, 2032	—	$—
John Brooks	500	—	$28.20	January 2, 2033	—	$—
John Brooks	500	—	$10.50	January 2, 2034	—	—
John Brooks	677	—	$160.00	July 29, 2031	—	—
Avtar Dhaliwal	168	—	$5.12	September 24, 2034	—	—
Kathryn Field	168	—	$5.12	September 24, 2034	—	—
Richard Paolone	168	—	$5.12	September 24, 2034	—	—

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters Equity Incentive Plans

Our Board has adopted, and our stockholders have approved, the iSpecimen Inc. 2013 Stock Incentive Plan and 2021 Plan. The number of shares issued, number of shares reserved for issuance, number of shares underlying outstanding stock options and number of shares remaining available for future issuance under each plan, as of December 31, 2024, are as follows:

Number of
			Number of		Shares
	Number of		Shares	Weighted Average	Remaining
	Shares		underlying	Exercise Price	Available for
	Reserved for	Number of	Outstanding	of Outstanding	Future
Plan	Issuance	Shares Issued	Options	Options	Issuance
2013 Stock Incentive Plan	15,451	2,028	7,770	34.60	—
2021 Stock Incentive Plan	93,475	26,251	8,460	5.20	67,224

The 2013 Stock Incentive Plan was adopted by our Board and approved by our stockholders on April 12, 2013 to enhance our ability to attract, retain and motivate employees, officers, directors, consultants and advisors by providing such persons with equity ownership opportunities and performance-based incentives. The 2013 Stock Incentive Plan similarly authorizes options, restricted stock, restricted stock units and other stock-based awards and grants our Board, or any committee to which the Board delegates such authority, the sole discretion in administering, interpreting, amending or accelerating the 2013 Stock Incentive Plan. Further, our Board may delegate to one or more officers of the Company the power to grant awards and exercise such other powers under the 2013 Stock Incentive Plan as the Board may determine, provided, that the maximum number of awards to be granted and the maximum number of shares issuable to any one participant by such officer or officers are fixed by the Board. No officer may designate himself or herself as a recipient of any such awards.

Awards may be made under the 2013 Stock Incentive Plan for up to 309,029 shares of our common stock. The shares of common stock underlying any unexercised award shall again be available for the grant of awards under the 2013 Stock Incentive Plan, subject to any limitations under the Code. No participant may be granted awards, over the ten-year term of the 2013 Stock Incentive Plan, equating to more than an aggregate of 50% of the shares of common stock available under the 2013 Stock Incentive Plan.

Our Board may grant participants of the 2013 Stock Incentive Plan options to purchase our common stock and determine the terms of such options (including the number of shares of common stock to be covered by each option, the exercise price of each option and the conditions and limitations applicable to the exercise of each option). Incentive stock options and nonqualified stock options to purchase common stock may also be awarded under the 2013 Stock Incentive Plan. Any incentive stock options that, in the aggregate, become exercisable for the first time in any one calendar year for shares of common stock with an aggregate fair market value of more than $100,000 are deemed to be nonstatutory or nonqualified stock options. These options may not be granted at less than the fair market value of our common stock (or 110% of the fair market value if an incentive stock option is granted to any stockholder who owns beneficially more than 10% of the voting power of all classes of the issued and outstanding stock).

Our Board may also grant shares of restricted stock or restricted stock units. Participants holding shares of restricted stock are entitled to all ordinary cash dividends paid with respect to such shares unless otherwise provided by our Board. Further, within 120 days of the termination of a participant’s employment, for any reason, the Company may purchase any shares of unvested restricted stock awards at the lower of the original purchase or issue price to the participant, or the fair market value.

In addition, other stock-based awards including stock appreciation rights, bonus stock, phantom stock awards and stock units may be issued, entitling recipients to receive shares of common stock to be delivered in the future. Such other stock-based awards may be available as a form of payment in the settlement of other awards granted under the 2013 Stock Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. The 2013 Stock Incentive Plan also provides for substitute awards (the “2013 Substitute Awards”), which may be issued in connection with a merger or acquisition. The 2013 Substitution Awards may substitute any options or other stock or stock-based awards granted by any merged or acquired entity or its affiliate on such terms as our Board deems appropriate.

In the event of any stock split, reverse stock split, reclassification of shares, spin-off or similar change in capitalization or any dividend or distribution other than an ordinary cash dividend, the number and class of securities, exercise price per share and the terms of each outstanding award are to be adjusted equitably by the Company as determined by our Board. In the event of a reorganization, merger liquidation or similar transaction, the Board as the discretion to provide that awards are assumed, substituted, terminated immediately prior to the consummation of such event, declare them exercisable or provide cash consideration for such award.

We have the right to repurchase awards in the event a participant is terminated or leaves the Company regardless of the reason or cause.

Amended and Restated 2021 Stock Incentive Plan

On June 16, 2021, our Board and stockholders approved the 2021 Plan. Our Board approved certain amendments to the 2021 Plan, which were approved by the stockholders on May 25, 2022 and on May 24, 2023, respectively. On May 25, 2022, the Company’s stockholders approved amendments to the 2021 Plan to (i) set the maximum number of shares of the Company’s common stock that may be awarded to participants under the 2021 Plan as incentive stock options at 608,000 shares of common stock, (ii) revise the language relating to annual increases in the number of shares reserved for issuances of awards under the 2021 Plan so that it more clearly reflects the intent of such adjustment and (iii) make certain other non-material changes to the 2021 Plan.

On May 24, 2023, the stockholders approved an amendment to the 2021 Plan to (i) remove the automatic annual increase in the number of shares of common stock reserved for issuance under the 2021 Plan on each anniversary date of the 2021 Plan, in the event that 5% of the number of shares of common stock issued and outstanding on that date is more than the number of shares of common stock then currently reserved for issuance under the 2021 Plan, (ii) provide for the recoupment or clawback of awards granted under the 2021 Plan and (iii) increase the number of shares of common stock reserved for issuance with respect to awards granted under the 2021 Plan from 608,000 shares of common stock to 1,869,500 shares of common stock. The following is summary of the principal features of the 2021 Plan.

The purpose of the 2021 Plan is to enable us to offer our employees, officers, directors and consultants whose past, present and/or potential future contributions to us have been, are, or will be important to its success, an opportunity to acquire a proprietary interest in our Company. The various types of incentive awards that may be provided under the plan are intended to enable our Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

The 2021 Plan grants our Board, or any committee to which the Board delegates such authority the sole discretion in administering, interpreting, amending or accelerating the 2021 Plan. The committee is comprised solely of “non-employee” directors, as defined in Rule 16b-3 under the Exchange Act. Subject to the provisions of the 2021 Plan, the committee will determine, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

There are 1,869,500 shares of common stock available for issuance under the 2021 Plan. The maximum number of shares of common stock that may be awarded under the 2021 Plan as incentive stock options is 1,671,290 shares. Shares of common stock subject to other awards that are forfeited or terminated will be available for future award grants under the 2021 Plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, the number of shares available under the plan may be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such stock option.

We may grant awards under the 2021 Plan to employees, officers, directors, and consultants who are deemed to have rendered, or to be able to render, significant services to us and who are deemed to have contributed, or to have the potential to contribute, to its success. An incentive stock option may be granted under the plan only to a person who, at the time of the grant, is an employee of our Company or our subsidiaries.

Options. The 2021 Plan provides both for “incentive” stock options as defined in Section 422 of the Code, and for options not qualifying as incentive options, both of which may be granted with any other stock-based award under the plan. The committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of our stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year (under all of the plans), measured at the date of the grant, may not exceed $100,000.

An incentive stock option may only be granted within 10 years from the effective date of the 2021 Plan. An incentive stock option may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of our stock.

Stock Appreciation Rights. Under the 2021 Plan, we may grant stock appreciation rights to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash, or we may grant them alone and unrelated to an option. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right in tandem with a stock option will not affect the number of shares of common stock available for awards under the plan. In such event, the number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock. Under the 2021 Plan, we may award shares of restricted stock either alone or in addition to other awards granted under the plan. The committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price (if any) to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

The 2021 Plan will require that all shares of restricted stock awarded to the holder remain in our physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. We will retain custody of all dividends and distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained dividends and distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a stockholder, including the right to vote the shares.

Restricted Stock Units. Under the 2021 Plan, we may also award restricted stock units. Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. Restrictions or conditions could also include, but are not limited to, the attainment of performance goals, continuous service with our Company, the passage of time or other restrictions or conditions. The committee determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock units awards. The value of the restricted stock units may be paid in shares, cash, or a combination of both, as determined by the committee.

Other Stock-Based Awards. Under the 2021 Plan, we may grant other stock-based awards, subject to limitations under applicable law that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the 2021 Plan or any of our other plans.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the fiscal years ended December 31, 2024 and 2023, there have not been, nor are there currently proposed, any transaction in which we are or were a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the total assets at December 31, 2024, and any of our directors, executive officers, holders of more than 5% of our common stock, or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

Policies and Procedures for Related Person Transactions

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

We have adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations includes any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company.

In addition, our audit committee, pursuant to a written charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our outstanding shares of common stock, as of August 18, 2025 by: (i) each of our directors, (ii) each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act), (iii) all of our directors and named executive officers as a group, and (iv) each person known to us to beneficially own more than 5% of our outstanding shares of common stock.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within sixty (60) days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Number of Shares of
	Common Stock Beneficially	Approximate Percentage of
Name and Address of Beneficial Owner(1)	Owned	Class(2)
Director and Executive Officers
John L. Brooks III	32	*
Katharyn Field	Nil	0.00%
Avtar Dhaliwal	Nil	0.00%
Richard Paolone	Nil	0.00%
Robert Lim	Nil	0.00%
Yuying Liang	Nil	0.00%
All Directors and Officers as a Group (6 persons)	32	*
5% or Greater Stockholders
N/A	Nil	0.00%

*	Less than 1%*

Changes in Control

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

DESCRIPTION OF SECURITIES

The following information provides a description of our capital stock and the provisions of our articles of incorporation and bylaws. This description is only a summary. You should read and refer to the full text of our articles of incorporation and bylaws, the forms of which have been filed with the SEC and are incorporated herein by reference. See “Where You Can Find More Information; Incorporation by Reference.”

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share, which may, at the sole discretion of the Company’s board of directors, be issued in one or more series.

Common Stock

As of August 18, 2025, there were 5,539,345 shares of our common stock issued and outstanding.

Holders of our common stock are entitled to one (1) vote for each share on all matters submitted to a stockholder vote. The common stock does not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.

Subject to the rights of holders of any class of stock having preference over our common stock, holders of our common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Our common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

As of August 18, 2025, there were no shares of our preferred stock issued or outstanding.

Our board of directors may by resolution authorize the issuance of shares of preferred stock from time to time in one or more series. We may reissue shares of preferred stock that are redeemed, purchased, or otherwise acquired by us unless otherwise provided by law. Our board of directors is authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or otherwise rights if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes if any, per share, as well as the number of members, if any, of the board of directors or the percentage of members, if any, of the board of directors each class or series of preferred stock may be entitled to elect), rights and terms of redemption (including, sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of such series, but not below the number of shares of such series then issued.

Provisions of our Articles of Incorporation and Bylaws that May Have an Anti-Takeover Effect

Provisions of our second amended and restated bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by a majority of the remaining directors on the board.

Bylaws. Our fourth amended and restated certificate of incorporation and second amended and restated bylaws authorizes the board of directors to adopt, repeal, rescind, alter or amend our bylaws without shareholder approval.

Removal. Except as otherwise provided, a director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote.

Calling of Special Meetings of Stockholders. Our third amended and restated bylaws provide that special meetings of stockholders for any purpose or purposes may be called at any time only by the board of directors or by our Secretary following receipt of one or more written demands from stockholders of record who own, in the aggregate, at least a majority of the voting power of our outstanding stock then entitled to vote on the matter or matters to be brought before the proposed special meeting.

Cumulative Voting. Our fourth amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Staggered Board. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our 2022 annual meeting of stockholders) serving a three-year term. As a result, only a minority of the board of directors will be considered for election at every annual meeting of stockholders, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Effects of Authorized but Unissued Stock

One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our fourth amended and restated certificate of incorporation grants our board of directors’ broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Transfer Agent

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions LLC. The transfer agent and registrar’s address is 1155 Long Island Avenue, Edgewood, New York, NY 11717 and its telephone number is 1-877-830- 4932.

AUGUST 2025 PRIVATE PLACEMENT

On July 31, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company issued and sold, in a private placement (the “Private Placement”), an aggregate of 1,559,828 shares of its common stock, par value $0.0001 per share (the “Common Stock”), or, in lieu thereof, pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), at a purchase price of $1.122 per share of Common Stock or $1.1219 per Pre-Funded Warrant, reflecting an exercise price of $0.0001 per Pre-Funded Warrant share.

The Private Placement was conducted in compliance with Nasdaq Listing Rule 5635(d), which permits issuances of 20% or more of the outstanding Common Stock without shareholder approval when the offering is priced at or above the “Minimum Price” as defined under Nasdaq rules.

The Private Placement closed on August 4, 2025, and resulted in gross proceeds to the Company of approximately $1.75 million, before deducting placement agent fees and other offering expenses.

In connection with the Private Placement, the Company entered into an engagement letter with WestPark Capital, Inc. (“WestPark”), pursuant to which WestPark acted as the exclusive placement agent. As compensation for its services, WestPark received a cash commission equal to 4.0% of the gross proceeds of the Private Placement, plus reimbursement of certain legal and out-of-pocket expenses.

The Company used $500,000 of the net proceeds from the Private Placement to pay for marketing and advertising services to be provided by IR Agency LLC, a Delaware limited liability company (the “Consultant”), with the remainder of the proceeds used for working capital and general corporate purposes.

In connection with the Private Placement, the Company also entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) to register the resale of the shares of Common Stock issued in the Private Placement and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. Pursuant to the Registration Rights Agreement, the Company is required to file the initial registration statement no later than the 15th calendar day following the closing date of the Private Placement.

Also on August 4, 2025, the Company entered into a marketing and investor relations agreement (the “IR Agreement”) with the Consultant, pursuant to which the Consultant will provide marketing and advertising services to promote the Company to the financial community. In consideration for such services, the Company agreed to pay the Consultant a cash fee of $500,000. The IR Agreement has an initial term of one (1) month and may be extended upon mutual written agreement. Either party may terminate the agreement upon written notice.

On July 31, 2025, the Company issued a press release announcing the pricing of the Private Placement. On August 4, 2025, the Company issued a subsequent press release announcing the closing of the Private Placement.

This prospectus forms a part of the registration statement that we are filing with the SEC to register the Shares and Warrant Shares.

SELLING STOCKHOLDERS

The Shares and the Warrant Shares being offered by the Selling Stockholders are those shares of common stock issued to the Selling Stockholders in the August 2025 Private Placement and those shares of common stock issuable upon the exercise of the Warrants, which were also issued to the Selling Stockholders in the August 2025 Private Placement. We are registering the Shares and the Warrant Shares issuable upon exercise of the Warrants in order to permit the Selling Stockholders to offer such shares for resale from time to time. Except for the ownership of the Shares and the Warrants, the transactions contemplated pursuant to the Purchase Agreement, and as disclosed in this section under “Material Relationships with Selling Stockholders”, none of the Selling Stockholders have had any material relationship with us within the past three years.

The following table sets forth certain information with respect to each Selling Stockholder, including (i) the shares of Common Stock beneficially owned by the Selling Stockholder prior to this offering, (ii) the number of Shares being offered by the Selling Stockholder pursuant to this prospectus, (iii) the number of Warrant Shares being offered by the Selling Stockholder pursuant to this prospectus and (iv) the Selling Stockholders’ beneficial ownership after completion of this offering. The registration of the Shares and the Warrant Shares issuable to the Selling Stockholders upon the exercise of the Warrants does not necessarily mean that the Selling Stockholders will sell all or any of such shares, but the number of shares of common stock and percentages set forth in the final two columns below assume that all shares of common stock being offered by the Selling Stockholders are sold. The final two columns also assume the exercise of all of the Warrants held by the Selling Stockholders as of August 18, 2025, without regard to any limitations on exercise described in this prospectus or in the Warrants.

The table is based on information supplied to us by the Selling Stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of common stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of common stock beneficially owned by a Selling Stockholder and the percentage ownership of that Selling Stockholder, shares of common stock subject to warrants held by that Selling Stockholder that are exercisable for shares of common stock within 60 days after August 18, 2025, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder.

	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Maximum Number of Warrant Shares to be Sold Pursuant to this Prospectus(3)	Number of Shares of Common Stock Beneficially Owned After Offering(4)	Percentage Beneficially Owned After Offering(4)
Corbo Capital Inc. (5)	1,001,677	(5)	0	846,777	154,900	1.59%
Alternative Investment Capital Inc. (6)	445,672	(6)	0	445,672	0	*
Nomis Bay Ltd. (7)	195,357	(7)	165,775	0	29,582	*
BPY Limited (8)	119,735	(8)	101,604	0	18,131	*
TOTAL	1,762,441		267,379	1,292,449	202,613

*	Less than 1%

1)	All of the Warrants that are exercisable for the Warrant Shares offered hereby contain certain beneficial ownership limitations, which provide that a holder of the Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding (each such limitation, a “Beneficial Ownership Limitation”).

2)	Represents shares of common stock issued to the Selling Stockholders in the August 2025 Private Placement and offered hereby.

3)	Represents shares of common stock owned by the Selling Stockholders upon full exercise of the Warrants offered hereby.

4)	The number of shares owned and the percentage of beneficial ownership after this offering set forth in these columns are based on 9,770,984 shares of Common Stock outstanding on August 18, 2025, which includes the 1,559,828 Shares issued to the Selling Stockholders in the August 2025 Private Placement, as of such date, and assumes full exercise of the Warrants that are exercisable for Warrant Shares offered hereby. The calculation of beneficial ownership reported in such columns assumes the sale of all of the Shares and the Warrant Shares being offered hereby by the Selling Stockholders without taking into account the effect of the Beneficial Ownership Limitations in any of the Warrants held by the Selling Stockholders after this offering.

5)	Consists of (i) 846,777 shares of Common Stock underlying Warrants, with an exercise price of $0.0001 per share, from the August 2025 Private Placement; and (ii) 154,900 shares of Common Stock owned prior to the August 2025 Private Placement. Adam Chambers holds voting and dispositive power over the securities reported herein that are held by Corbo Capital Inc. Mr. Chambers disclaims beneficial ownership of the securities reported herein that are held by Corbo Capital Inc. The address of Corbo Capital Inc. is 405 5th Ave S, Naples, FL 34102.

6)	Consists of 445,672 shares of Common Stock underlying Warrants, with an exercise price of $0.0001 per share, from the August 2025 Private Placement. Connor Yuen is the Chief Executive Officer of Alternative Investment Capital Inc. and holds voting and dispositive power over the securities reported herein that are held by Alternative Investment Capital Inc. Mr. Yuen disclaims beneficial ownership of the securities reported herein that are held by Alternative Investment Capital Inc. The address of Alternative Investment Capital Inc. is 850 New Burton Road, Suite 201, Dover, DE 19904.

7)	Consists of (i) 165,775 shares of Common Stock from the August 2025 Private Placement; and (ii) 29,582 shares of Common Stock owned prior to the August 2025 Private Placement. Jason Jagessar has voting control and investment discretion over securities beneficially owned directly or indirectly by Nomis Bay Ltd. Mr. Jagessar disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by Nomis Bay Ltd. The business address of Nomis Bay Ltd is 5 Reid Street, Hamilton, Bermuda HM 11.

8)	Consists of (i) 101,604 shares of Common Stock from the August 2025 Private Placement; and (ii) 18,131 shares of Common Stock owned prior to the August 2025 Private Placement. Jason Jagessar has voting control and investment discretion over securities beneficially owned directly or indirectly by BPY Limited. Mr. Jagessar disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by BPY Limited. The business address of BPY Limited is 5 Reid Street, Hamilton, Bermuda HM 11.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

➢	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

➢	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

➢	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

➢	an exchange distribution in accordance with the rules of the applicable exchange;

➢	privately negotiated transactions;

➢	settlement of short sales;

➢	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

➢	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

➢	a combination of any such methods of sale; or

➢	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

LEGAL MATTERS

Sichenzia Ross Ference Carmel LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus.

EXPERTS

The financial statements of the Company, as of and for the year ended December 31, 2024 have been audited by Bush & Associates CPA LLC (“Bush & Associates”) as our independent registered public accounting firm for fiscal 2024, and the financial statements of the Company as of and for the year ended December 31, 2023 have been audited by Wolf & Company, P.C., our former independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of the Company to continue as a going concern as described in Note 1 to the financial statements), and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.iSpecimen.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

Index to Financial Statements

iSpecimen Inc.

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

iSpecimen, Inc.

8 Cabot Road

Woburn, Massachusetts 02420

Opinion on the Financial Statements

We have audited the accompanying balance sheets of iSpecimen, Inc. (the “Company”) as of December 31, 2024, and the related statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the year then ended, and the related notes to the financial statements (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of iSpecimen, Inc. as of December 31, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, negative cash flows from operations and has a significant accumulated deficit, that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Internally Developed Software Costs Capitalization

As mentioned in Note 5 to the financial statements, the Company has capitalized $653,288 during the year ended December 31, 2024 of internally developed software costs in connection with the development and continued enhancement of the technology platforms and web interfaces relating to the iSpecimen Marketplace platform. Capitalized costs primarily consist of payroll and payroll-related costs for the Company’s employees.

We have identified as a critical audit matter, the internally developed software costs capitalization due to the significant judgement required to allocate the costs to be capitalized as well as the high degree of auditor judgement and subjectivity required to evaluate the audit evidence obtained. Specifically, the allocation of hours spent by members of staff and the work carried out by each member of staff on the project is dependent on available information, which is subjective in nature. Further the determination of the costs of technology services that are required to be capitalized requires additional information such as nature of service performed.

Our audit procedures to evaluate the Company’s determination of these estimates as of year end included, among others:

●	Detailed testing of staff costs, which includes tracing costs to payroll and ensuring that there are no discrepancies, validating the time allocations, by sending confirmation requests to the staff to validate the number of hours spent on the project.

●	Evaluation of management’s significant assumptions, which includes discussions with management to understand the basis of allocation of hours worked. This allocation is done on a monthly basis, where it is determined whether a member of staff worked on the project or not and it is backed by the confirmation received from the staff.

●	Verification of services performed for technology costs through review of invoices, which helped us determine the basis of capitalization of certain costs.

/s/ Bush & Associates CPA LLC

We have served as the Company’s auditor since 2025.

Henderson, Nevada

April 14, 2025

PCAOB ID Number 6797

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of iSpecimen Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of iSpecimen Inc. (the “Company”) as of December 31, 2023, the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended, and the related notes to the financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations and has a significant accumulated deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Wolf & Company, P.C.

Boston, Massachusetts

March 13, 2024, except for Note 1, Reverse Stock Split and Note 13, as to which the date is April 14, 2025

We served as the Company’s auditor from 2014 to March 7, 2025.

iSpecimen Inc.

Balance Sheets

	December 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,878,408	$2,343,666
Available-for-sale securities	—	2,661,932
Accounts receivable – unbilled	—	2,212,538
Accounts receivable, net of allowance for doubtful accounts of $620,433 and $520,897 at December 31, 2024 and 2023, respectively	1,444,636	728,388
Prepaid expenses and other current assets	264,892	292,079
Total current assets	3,587,936	8,238,603
Property and equipment, net	93,563	127,787
Internally developed software, net	4,611,954	6,323,034
Other intangible assets, net	716,700	908,255
Operating lease right-of-use asset	327,977	193,857
Security deposits	12,100	27,601
Total assets	$9,350,230	$15,819,137
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,197,561	$3,925,438
Accrued expenses	1,168,786	1,540,607
Operating lease current obligation	43,369	167,114
Deferred revenue	360,708	415,771
Total current liabilities	5,770,424	6,048,930
Operating lease long-term obligation	268,798	29,130
Total liabilities	6,039,222	6,078,060
Commitments and contingencies (See Note 9)
Stockholders’ equity
Common stock, $0.0001 par value, 200,000,000 shares authorized, 1,698,454 issued and 1,696,904 outstanding at December 31, 2024 and 455,719 issued and 454,169 outstanding at December 31, 2023	170	45
Additional paid-in capital	75,173,627	69,105,176
Treasury stock, 1,550 shares at December 31, 2024 and 2023, at cost	(172)	(172)
Accumulated other comprehensive income	—	840
Accumulated deficit	(71,862,617)	(59,364,812)
Total stockholders’ equity	3,311,008	9,741,077
Total liabilities and stockholders’ equity	$9,350,230	$15,819,137

See the accompanying report of independent registered public accounting firm and notes to the financial statements.

Reflects retroactive effect of a 1-for-20 reverse stock split on September 13, 2024.

iSpecimen Inc.

Statements of Operations and Comprehensive Loss

	Years Ended December 31,
	2024	2023
Revenue	$9,291,115	$9,928,184
Operating expenses:
Cost of revenue	5,302,712	4,820,268
Technology	3,530,291	3,566,917
Sales and marketing	4,945,269	3,955,974
Supply development	537,888	1,030,403
Fulfillment	1,635,724	1,788,879
General and administrative	6,067,276	5,935,092
Total operating expenses	22,019,160	21,097,533

Loss from operations	(12,728,045)	(11,169,349)
Other income (expense), net
Interest expense	(173,771)	(16,001)
Interest income	44,133	339,750
Interest and penalties on sales tax liability	(46,303)	(214,784)
Other income (expense), net	406,181	(39,104)
Total other income, net	230,240	69,861
Net loss	$(12,497,805)	$(11,099,488)
Other comprehensive income:
Net loss	$(12,497,805)	$(11,099,488)
Unrealized gain (loss) on available-for-sale securities	(840)	840
Total other comprehensive income	(840)	840
Comprehensive loss	$(12,498,645)	$(11,098,648)
Net loss per share - basic and diluted	$(17.58)	$(24.55)
Weighted average shares of common stock outstanding - basic and diluted	710,852	452,067

See the accompanying report of independent registered public accounting firm and notes to the financial statements.

Reflects retroactive effect of a 1-for-20 reverse stock split on September 13, 2024.

iSpecimen Inc.

Statements of Changes in Stockholders’ Equity

						Accumulated
					Additional	Other		Total
	Common Stock		Treasury Stock		Paid-In	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity
Balance at December 31, 2022	446,290	$45	1,550	$(172)	$68,574,621	$—	$(48,265,324)	$20,309,170
Stock-based compensation expense	—	—	—	—	160,010	—	—	160,010
Vesting of restricted stock	4,334	—	—	—	299,656	—	—	299,656
Issuance of common stock through exercise of stock options	3,545	—	—	—	70,889	—	—	70,889
Unrealized loss on available-for-sale securities	—	—	—	—	—	840	—	840
Net loss	—	—	—	—	—	—	(11,099,488)	(11,099,488)
Balance at December 31, 2023	454,169	45	1,550	(172)	69,105,176	840	(59,364,812)	9,741,077
Stock-based compensation expense	—	—	—	—	101,844	—	—	101,844
Vesting of restricted stock	1,958	—	—	—	147,831	—	—	147,831
Repurchase of common stock exercisable under PIPE Warrants	—	—	—	—	(52,500)	—	—	(52,500)
Issuance of common stock	132,814	13	—	—	398,429	—	—	398,442
Issuance of common stock in connection with At The Market Offering Agreement	199,004	20	—	—	1,494,394	—	—	1,494,414
Issuance of common stock through exercise of warrants	734,221	74	—	—	4,599,948	—	—	4,600,022
Offering costs in connection with At The Market Offering Agreement	—	—	—	—	(255,288)	—	—	(255,288)
Offering costs in connection with issuance of common shares and warrants	—	—	—	—	(366,189)	—	—	(366,189)
Unrealized loss on available-for-sale securities	—	—	—	—	—	(840)	—	(840)
Reverse stock split adjustment	174,738	18	—	—	(18)	—	—	—
Net loss	—	—	—	—	—	—	(12,497,805)	(12,497,805)
Balance at December 31, 2024	1,696,904	$170	1,550	$(172)	$75,173,627	$—	$(71,862,617)	$3,311,008

See the accompanying report of independent registered public accounting firm and notes to the financial statements.

Reflects retroactive effect of a 1-for-20 reverse stock split on September 13, 2024.

iSpecimen Inc.

Statements of Cash Flows

	Years Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,497,805)	$(11,099,488)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	249,675	459,666
Amortization of internally developed software	2,036,981	1,948,085
Amortization of other intangible assets	191,555	49,520
Depreciation of property and equipment	65,712	117,543
Write-off of accounts receivable – unbilled	1,187,964	—
Write-off of internally developed software	327,387	—
Bad debt expense	705,724	305,039
Non-cash interest income related to accretion of discount on available-for-sale securities	(28,976)	(177,294)
Loss from sales of available-for-sale securities	680	—
Loss on disposal of property and equipment	58	—
Change in operating assets and liabilities:
Accounts receivable – unbilled	505,931	115,251
Accounts receivable	(903,329)	564,488
Prepaid expenses and other current assets	27,187	8,355
Operating lease right-of-use asset	127,006	157,192
Security deposits	15,501	—
Tax credit receivable	—	140,873
Accounts payable	272,123	1,466,375
Accrued expenses	(371,821)	9,369
Operating lease liability	(120,203)	(155,960)
Deferred revenue	(55,063)	283,436
Net cash used in operating activities	(8,263,713)	(5,807,550)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalization of internally developed software	(653,288)	(3,767,332)
Capitalization of other intangible assets	—	(957,775)
Purchase of property and equipment	(31,546)	(19,478)
Purchase of leasehold improvements	(25,000)	—
Purchase of available-for-sale securities	(460,932)	(13,039,798)
Proceeds from maturities of available-for-sale securities	3,150,320	10,556,000
Net cash provided by (used in) investing activities	1,979,554	(7,228,383)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	—	70,889
Proceeds from issuance of common stock in connection with At The Market Offering Agreement	1,494,414	—
Proceeds from issuance of common stock in with Securities Purchase Agreement	398,442	—
Proceeds from pre-funded warrants	4,600,022	—
Repurchase of common stock exercisable under PIPE warrants	(52,500)	—
Payment of offering costs in connection with the issuance of common stock in connection with At The Market Offering Agreement	(255,288)	—
Payment of offering costs in connection with the issuance of common stock in connection with pre-funded warrants and common shares	(366,189)	—
Net cash provided by (used in) financing activities	5,818,901	70,889
Net decreases in cash and cash equivalents	(465,258)	(12,965,044)
Cash and cash equivalents at beginning of period	2,343,666	15,308,710
Cash and cash equivalents at end of period	$1,878,408	$2,343,666
Supplemental disclosure of cash flow information:
Cash paid for interest	$33,751	$16,001
Supplemental disclosure of non-cash investing and financing activities:
Non-cash amounts of lease liabilities arising from obtaining right-of use-assets	$312,167	$166,357
Non-cash adjustment to reduce lease liabilities and right-of-use assets due to lease termination	$85,679	$—
Stock issuance costs included in accounts payable and accrued expenses	$7,023	$—

See the accompanying report of independent registered public accounting firm and notes to the financial statements.

iSpecimen Inc.

Notes to Financial Statements

1.	NATURE OF BUSINESS

iSpecimen Inc. (“iSpecimen” or the “Company”) was incorporated in 2009 under the laws of the state of Delaware. The Company has developed and launched a proprietary online marketplace platform that connects medical researchers who need access to subjects, samples, and data, with hospitals, laboratories, and other organizations who have access to them. iSpecimen is a technology-driven company founded to address a critical challenge: how to connect life science researchers who need human biofluids, tissues, and living cells (“biospecimens”) for their research, with biospecimens available (but not easily accessible) in healthcare provider organizations worldwide. The iSpecimen Marketplace platform was designed to solve this problem and transform the biospecimen procurement process to accelerate medical discovery. The Company is headquartered in Woburn, Massachusetts and its principal market is North America. The Company operates as one operating and reporting segment.

Basis of Presentation

The Company’s financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Reverse Stock Split

On October 9, 2023, the Company received a notification from Nasdaq that its Common Stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market.

On July 19, 2024, the Company’s stockholders approved a proposal to amend the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, as well as any shares of common stock held by the Company in treasury, at a ratio in the range from 1-for-10 to 1-for-20.

On August 19, 2024, the Company’s board of directors approved a one-for-twenty (1:20) reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). On September 13, 2024, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split. The Reverse Stock Split became effective on September 13, 2024, and the Company’s common stock began trading on a split-adjusted basis on Nasdaq on September 16, 2024.

On October 1, 2024, the Company received a notification from Nasdaq that the Staff has determined that for the last 11 consecutive business days, from September 16, 2024 to September 30, 2024, the closing bid price of the Company’s Common Stock was $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5559(a)(2).

Except as otherwise indicated, all references to the Company’s common stock, share data, per share data and related information has been adjusted for the Reverse Stock Split ratio of 1-for-20 as if they had occurred at the beginning of the earliest period presented. The Reverse Stock Split combined each 20 shares of our outstanding common stock and treasury shares into one share of common stock without any change in the par value per share, and the Reverse Stock Split correspondingly adjusted, among other things, the exercise rate of our warrants and options into the Company’s common stock. No fractional shares were issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share.

Going Concern Uncertainty and Management’s Plan

The Company has recognized recurring losses since inception. As of December 31, 2024, the Company had working capital deficit of $2,182,488, an accumulated deficit of $71,862,617, cash and cash equivalents of $1,878,408, and accounts payable and accrued expenses of $5,366,347. Since inception, the Company has relied upon raising capital and its revenues to finance operations.

The future success of the Company is dependent on its ability to successfully obtain additional working capital and/or to ultimately attain profitable operations. During the year ended December 31, 2024, the Company began initiating efforts to decrease its capital and operational expenditures by cutting costs and right sizing the Company through a reduction in workforce while streamlining operations and rationalizing resources to focus on key market opportunities. The reductions in workforce since January 1, 2023 through December 31, 2024, cumulatively resulted in an estimated reduction in monthly compensation costs of approximately 146% and technology costs of approximately 64% during the year December 31, 2024 when compared to the year ended December 31, 2023. While the Company plans to improve its sales and revenues, the Company is taking steps to significantly reduce and manage expenditures to improve its financial position and ensure continued funding of operations. However, as certain elements of the Company’s operating plan are not within the Company’s control, the Company is unable to assess their probability of success. In the year ended December 31, 2024, the Company engaged in raising capital through debt financing as discussed in Note 7 and subsequently, through public equity as discussed in Note 10.

The Company may be unsuccessful in increasing its revenues or contain its operating expenses, or it may be unable to raise additional capital on commercially favorable terms. The Company’s failure to generate additional revenues or contain operating costs would have a negative impact on the Company’s business, results of operations and financial condition and the Company’s ability to continue as a going concern. If the Company does not generate enough revenue to provide an adequate level of working capital, its business plan will be scaled down further.

These conditions raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of one year from the date these financial statements are issued. Management’s plan to mitigate the conditions that raise substantial doubt includes generating additional revenues, deferring certain projects and capital expenditures and eliminating certain future operating expenses for the Company to continue as a going concern. However, there can be no assurance that the Company will be successful in completing any of these options. As a result, management’s plans cannot be considered probable and thus do not alleviate substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of the uncertainties described above.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company utilizes certain estimates in the determination of the deferred tax valuation allowances, revenue recognition, stock-based compensation, allowance for doubtful accounts, accrued expenses, and the useful lives of internally developed software and sequenced data. The Company bases its estimates on historical experience and other market- specific or other relevant assumptions that it believes to be reasonable under the circumstances. Actual results could differ from such estimates.

Off-Balance Sheet Risk and Concentrations of Credit Risk

Concentration of credit risk with respect to accounts receivable is typically related to customers who account for a significant portion of revenue.

During the year ended December 31, 2024, one customer represented 27% of the Company’s revenues. As of December 31, 2024, four customers represented approximately 17%, 13%, 12% and 11% of accounts receivable, respectively. During 2023, one customer represented 25% of the Company’s revenues. As of December 31, 2023, one customer represented approximately 27% of accounts receivable and one customer represented approximately 31% of accounts receivable-unbilled.

During the years ended December 31, 2024 and 2023, revenue attributable to customers located in foreign countries was approximately 14% and 11% of revenue, respectively. As of December 31, 2024 and 2023, accounts receivable attributable to customers located in foreign countries was approximately 27% and 31% of accounts receivable, respectively.

As of December 31, 2024 and 2023, accounts receivable-unbilled attributable to customers located in foreign countries was approximately 0% and 20% of accounts receivable-unbilled, respectively.

Investments

The Company’s investments are considered to be available-for-sale and are recorded at fair value. Unrealized gains and losses are included in accumulated other comprehensive income. Purchases and sales of securities are reflected on a trade-date basis. Realized gains or losses are released from accumulated other comprehensive income and into earnings on the statement of operations, and amortization of premiums and accretion of discounts on the U.S treasury bills are recorded in interest expense or income, respectively.

The Company continually monitors the difference between its cost basis and the estimated fair value of its investments. The Company’s accounting policy for impairment recognition requires other-than-temporary impairment charges to be recorded when it determines that it is more likely than not that it will be unable to collect all amounts due according to the contractual terms of the fixed maturity security or that the anticipated recovery in fair value of the equity security will not occur in a reasonable amount of time. Impairment charges on investments are recorded based on the fair value of the investments at the measurement date or based on the value calculated using a discounted cash flow model. Credit-related impairments on fixed maturity securities that the Company does not plan to sell, and for which it is not more likely than not to be required to sell, are recognized in net income. Any non-credit related impairment is recognized as a component of other comprehensive income. Factors considered in evaluating whether a decline in value include: the length of time and the extent to which the fair value has been less than cost; the financial condition and near-term prospects of the issuer; and the likelihood that it will be required to sell the investment.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:

➢	Level 1 — Valuations based on quoted prices for identical assets and liabilities in active markets.

➢	Level 2 — Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

➢	Level 3 — Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

For certain financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable, the carrying amounts approximate their fair values as of December 31, 2024 and 2023, respectively because of their short- term nature. Available-for-sale securities are recorded at fair value and as level 1 investments.

Revenue Recognition and Accounts Receivable

The Company recognizes revenue using the five-step approach as follows: (1) identify the contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the Company satisfies the performance obligations.

The Company generates revenue by procuring various specimens from hospitals, laboratories, and other supply sites, for the Company’s customers using the Company’s proprietary software, the iSpecimen Marketplace, to identify, locate, and ultimately validate the required specimens to the Company’s customers’ requested specifications. The Company’s performance obligation is to procure a specimen meeting the customer’s specification(s) from a supplier, on a “best efforts” basis, for the Company’s customer at the agreed price per specimen as indicated in the customer’s contract with the Company. The Company does not currently charge suppliers or customers for the use of the Company’s proprietary software. Each customer will execute a material and data use agreement with the Company or agree to online purchase terms, each of which includes terms such as specimen and data use, shipment terms, payment, and cancellation terms. These are then supplemented by purchase orders that specify specimen requirements including detailed inclusion/exclusion criteria, quantities to be collected, and pricing. Collectively, these customer agreements represent the Company’s contracts with its customers. Generally, contracts have fixed unit pricing. For certain specimen orders, a refundable customer deposit may be required prior to order fulfillment depending on project set-up requirements which is presented as deferred revenue. The Company expects to recognize the deferred revenue as revenue within the next twelve months.

Specimen collections occur at supply sites within the Company’s network. “Collection” is when the specimen has been removed, or “collected” from the patient or donor. A specimen is often collected specifically for a particular Company order. Once collected, the specimen is assigned by the supplier to the Company and control of the specimen passes to the Company. “Accession” is the process whereby a collected specimen and associated data are registered and assigned in the iSpecimen Marketplace to a particular customer order, which can occur while a specimen is at the supplier site or while at the Company site and it is when control of the specimen passes to the customer. Suppliers may ship specimens to the Company or directly to the customer if specimens must be delivered within a short time period (less than 24 hours after collection) or shipping to the Company is not practical.

The Company has evaluated principal versus agent considerations as part of the Company’s revenue recognition policy. The Company has concluded that it acts as principal in the arrangement as it manages the procurement process from beginning to end and determines which suppliers will be used to fulfill an order, usually takes physical possession of the specimens, sets prices for the specimens, and bears the responsibility for customer credit risk.

The Company recognizes revenue over time, as the Company has created an asset with no alternative use to the Company, which has an enforceable right to payment for performance completed to date. At contract inception, the Company reviews a contract and related order upon receipt, to determine if the specimen ordered has an alternative use by the Company. Generally, specimens ordered do not have an alternative future use to the Company and the performance obligation is satisfied when the related specimens are delivered. In the rare circumstances where specimens do have an alternative future use, the Company’s performance obligation is satisfied at the time of shipment.

Customers are generally invoiced upon shipment. Depending on the quantity of specimens ordered, it may take several accounting periods to completely fulfill a purchase order. In other words, there can be multiple invoices issued for a single purchase order, reflecting the specimens being delivered over time.

Once a specimen that has no alternative future use and for which the Company has an enforceable right to payment, has been accessioned, the Company records the offset to revenue in accounts receivable - unbilled. Once the specimen has been shipped and invoiced, a reclassification is made from accounts receivable - unbilled to accounts receivable.

Customers are generally given fourteen days from the receipt of specimens to inspect the specimens to ensure compliance with specifications set forth in the purchase order documentation. Customers are entitled to either receive replacement specimens or receive reimbursement of payments made for such specimens. The Company has a nominal history of returns for nonacceptance of specimens delivered. When this occurs, the Company gives the customer a credit for the returns. The Company has not recorded a returns allowance.

The following table summarizes the Company’s revenue for the years ended December 31:

	Years ended December 31,
	2024	2023
Specimens - contracts with customers	$9,104,950	$9,361,721
Shipping and other	186,165	566,463
Revenue	$9,291,115	$9,928,184

The Company carries its accounts receivable at the invoiced amount less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable to determine if an allowance for doubtful accounts is necessary, based on economic conditions and each customer’s payment history. Receivables are written off when deemed uncollectible, with any future recoveries recorded as income when received. As of December 31, 2024, and 2023, the Company had an allowance for doubtful accounts of $620,433 and $520,897, respectively.

The Company applies the practical expedient to account for shipping and handling activities as fulfillment cost rather than as a separate performance obligation. Shipping and handling costs incurred are included in cost of revenue.

During 2024, the Company recognized its revenue when the related specimens are delivered.

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation and amortization. When an item is sold or retired, the costs and related accumulated depreciation or amortization are eliminated, and the resulting gain or loss, if any, is credited or charged to income in the statement of operations. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the respective assets. A summary of estimated useful lives is as follows:

Asset category	Estimated Useful Life
Website	3 years
Computer equipment and purchased software	5 years
Equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	Shorter of useful life of asset or lease term

Major improvements are capitalized while replacement, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed as incurred.

Internally Developed Software, net

The Company capitalizes certain internal and external costs incurred during the application development stage of internal-use software projects until the software is ready for its intended use. Amortization of the asset commences when the software is complete and placed into service and is recorded in operating expenses. The Company amortizes completed internal-use software over its estimated useful life of five years on a straight-line basis. Costs incurred during the planning, training and post-implementation stages of the software development life cycle are classified as technology and are expensed to operations as incurred.

Other Intangible Assets, Net

The Company procures data generated from sequencing of Formalin-Fixed Paraffin-Embedded (“FFPE”) blocks from a third-party sequencer which the Company licenses to its customers with the sale of FFPE blocks at an additional cost. The sequenced data is also organized to form a database of research content that is available for sale through a subscription model. The Company has determined that the sequenced data is an intangible asset and capitalizes the cost to procure the sequenced data. The sequenced data is amortized to cost of revenue over an estimated useful life of five years on a straight-line basis. The costs paid to the third-party sequencer are the only costs capitalized and all other related costs are expensed to operations as incurred.

Impairment of Long-Lived Assets

Management reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset’s carrying value. Long-lived assets consist of property and equipment, internal-use software and other intangible assets. We performed an impairment analysis of our internal-use software as of the measurement date of December 31, 2024 and concluded that a small portion of the net book value of the asset is not recoverable. During the year ended December 31, 2024, such portion were written off and reduced the net book value estimates by $327,000. No impairment charges were recorded for property and equipment and other intangible assets for the years ended December 31, 2024 and 2023.

Cost of Revenue

Cost of revenue primarily consists of the purchase price to acquire specimens from hospitals and laboratories; inbound and outbound shipping costs; supply costs related to samples; payment processing and related transaction costs; costs paid to the supply sites to support sample collections; amortization of capitalized sequenced data costs and other assets related to sequenced data. Shipping costs upon receipt of products from suppliers are recognized in cost of revenue. For the year ended December 31, 2024, the Company acquired approximately 11% of specimens from one supplier. For the year ended December 31, 2023, the Company acquired approximately 13% of specimens from one supplier.

Technology

Technology costs include consulting fees; payroll and related expenses for employees involved in the development and implementation of iSpecimen’s technology; software license and system maintenance fees; outsourced data center costs; data management costs; depreciation of property and equipment and amortization of internally developed software; and other expenses necessary to support technology initiatives. Collectively, these costs reflect the investments the Company makes in order to offer a wide variety of products and services to customers. Technology and data costs are generally expensed as incurred.

A portion of technology costs are related to research and development. Costs incurred for research and development are expensed as incurred, except for software development costs that are eligible for capitalization. Research and development costs primarily include salaries and related expenses, in addition to the cost of external service providers. For the years ended December 31, 2024 and 2023, research and development costs totaled $1,493,310 and $1,618,833, respectively.

Sales and Marketing

Sales and marketing costs primarily consist of payroll and related expenses for personnel engaged in marketing and selling activities, including salaries and sales commissions; travel expenses; public relations and social media costs; ispecimen.com website development and maintenance costs; search engine optimization fees; advertising costs; direct marketing costs; trade shows and events fees; marketing and customer relationship management software; and other marketing-related costs. Advertising expenses consist primarily of marketing, public relations, and promotional materials. Advertising costs are expensed as incurred and totaled $357,795 and $219,033 for the years ended December 31, 2024 and 2023, respectively.

Supply Development

The Company has agreements with supply partners that allow the Company to procure specimens from them and distribute these samples to customers. Supply development costs primarily include payroll and related expenses for personnel engaged in the development and management of this supply network; related travel expenses; regulatory compliance costs to support the network; and other supply development and management costs.

Fulfillment

Fulfillment costs primarily consist of those costs incurred in operating and staffing operations and customer service teams, including costs attributable to assess the feasibility of specimen requests; creating and managing orders; picking, packaging, and preparing customer orders for shipment; responding to inquiries from customers; and laboratory equipment and supplies.

General and Administrative

General and administrative expenses primarily consist of costs for corporate functions, including payroll and related expenses for human resources, legal, finance, and executive teams; associated software licenses; facilities and equipment expenses, such as depreciation and amortization expense and rent, outside legal expenses, insurance costs, and other general and administrative costs.

Debt Issuance Costs

Debt issuance costs are recorded net against the related debt and amortized to interest expense over the life of the related debt.

Stock-Based Compensation

The Company records stock-based compensation for options granted to employees, non-employees, and to members of the board of directors for their services to the Company based on the grant date fair value of awards issued, and the expense is recorded on a straight-line basis over the requisite service period. Forfeitures are recognized when they occur.

The Company uses the Black-Scholes-Merton option pricing model to determine the fair value of stock options. The use of the Black-Scholes-Merton option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. The Company has concluded that its historical share option exercise experience does not provide a reasonable basis upon which to estimate expected term. Therefore, the expected term was determined according to the simplified method, which is the average of the vesting tranche dates and the contractual term. Due to the lack of Company-specific historical and implied volatility data, the estimate of expected volatility is primarily based on the historical volatility of a group of similar companies that are publicly traded. For these analyses, companies with comparable characteristics are selected, including enterprise value and position within the industry, and with historical share price information sufficient to meet the expected life of the stock-based awards. The Company computes the historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of its stock-based awards.

The risk-free interest rate is determined by reference to U.S. Treasury zero-coupon issues with remaining maturities similar to the expected term of the options. The Company has not paid, and does not anticipate paying, cash dividends on shares of its common stock.

The fair value of the Company’s common stock is equal to the closing price on the specified grant date.

Restricted Stock Units (“RSUs”)

The Company recognizes stock-based compensation expense from RSUs ratably over the specified vesting period. The fair value of RSUs is determined to be the closing share price of the Company’s common stock on the grant date.

Common Stock Warrants

The Company accounts for common stock warrants as either equity instruments or liabilities, depending on the specific terms of the warrant agreement. The warrants shall be classified as a liability if (1) the underlying shares are classified as liabilities or (2) the entity can be required under any circumstances to settle the warrant by transferring cash or other assets. The measurement of equity-classified non-employee stock-based payments is generally fixed on the grant date and are considered compensatory. For additional discussion on warrants, see Note 10.

Income Taxes

The Company provides for income taxes using the asset and liability method. The Company provides deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the Company’s financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse. A valuation allowance is provided to reduce the deferred tax assets to the amount that will more likely than not be realized.

The Company does not have any material uncertain tax positions for which reserves would be required. The Company will recognize interest and penalties related to uncertain tax positions, if any, in income tax expense.

Net Loss Per Share

Basic net loss per share is calculated by dividing the net loss applicable to common stockholders by the weighted-average number of shares of common stock outstanding during the year, without consideration for common stock equivalents. Diluted net loss per share is calculated by adjusting the weighted-average number of shares outstanding for the dilutive effect of common stock equivalents outstanding for the period, determined using the treasury-stock method. Therefore, basic and diluted net loss per share applicable to common stockholders were the same for all periods presented.

The table below provides total shares outstanding, as of December 31:

	2024	2023
Shares issuable upon vesting of RSUs	822	5,818
Shares issuable upon exercise of stock options	8,460	14,813
Shares issuable upon exercise of PIPE Warrant (defined below) to purchase common stock	—	65,625
Shares issuable upon exercise of Lender Warrant (defined below) to purchase common stock	625	625
Shares issuable upon exercise of Underwriter Warrant (defined below) to purchase common stock	4,500	4,500

Recently Adopted Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies an issuer’s accounting for convertible instruments by reducing the number of accounting models that require separate accounting for embedded conversion features. ASU 2020-06 also simplifies the settlement assessment that entities are required to perform to determine whether a contract qualifies for equity classification and makes targeted improvements to the disclosures for convertible instruments and earnings-per-share (EPS) guidance. This update will be effective for the Company’s fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Entities can elect to adopt the new guidance through either a modified retrospective method of transition or a fully retrospective method of transition. The Company adopted this standard as of January 1, 2024. ASU 2020-06 did not have a material impact on the Company’s audited financial statements.

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which provides amendments to improve reportable segment disclosures requirements. ASU 2023-07 expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. All disclosure requirements under ASU 2023-07 are also required for public entities with a single reportable segment. The amendments in ASU 2023-07 are effective for fiscal years beginning after December 15, 2023, with early adoption permitted. The Company adopted ASU 2023-07 effective January 1, 2024. The adoption of this guidance did not have a material impact on the Company’s related disclosures.

3.	AVAILABLE-FOR-SALE SECURITIES

The Company’s U.S. Treasury bills that were classified as available-for-sale securities fully matured during the year ended December 31, 2024. There were no available securities as of December 31, 2024.

The amortized cost, gross unrealized gains and losses, and fair value for available-for-sale securities as of December 31, 2023 are as follows:

		Gross	Gross
	Amortized	unrealized	unrealized
	cost	gains	losses	Fair value
Available-for-sale securities:
U.S. Treasury Bills	$2,661,092	$36,138	$(35,298)	$2,661,932
Total Available-for-sale securities	$2,661,092	$36,138	$(35,298)	$2,661,932

The Company recorded $680 of realized losses in the year ended December 31, 2024. The Company did not have any realized gains or losses in the year ended December 31, 2023.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following at December 31:

	2024	2023
Website	$285,377	$285,377
Computer equipment and purchased software	91,332	96,037
Equipment	19,291	35,449
Furniture and fixtures	26,982	87,184
Leasehold improvements	12,646	68,471
Total property and equipment	435,628	572,518
Accumulated depreciation	(342,065)	(444,731)
Total property and equipment, net	$93,563	$127,787

Depreciation expense for property and equipment was $65,712 and $117,543 for the years ended December 31, 2024 and 2023, respectively.

5.	INTERNALLY DEVELOPED SOFTWARE, NET

During the years ended December 31, 2024 and 2023, the Company capitalized $653,288 and $3,767,332, respectively, of internally developed software costs in connection with the development and continued enhancement of the technology platform and web interfaces. Capitalized costs primarily consist of payroll and payroll-related costs for the Company’s employees. The Company recognized $2,036,981 and $1,948,085 of amortization expense associated with capitalized internally developed software costs during the years ended December 31, 2024 and 2023, respectively. Accumulated amortization associated with capitalized internally developed software costs as of December 31, 2024 and 2023 was $9,001,736 and $6,964,755, respectively.

During the year end December 31, 2024, the Company recognized $327,387 impairment loss of internally developed software.

6.	OTHER INTANGIBLE ASSETS, NET

During the year ended December 31, 2023, the Company $957,775 capitalized of sequenced data procured from a third-party sequencer as other intangible assets. The sequenced data is generated from sequencing of FFPE blocks. The Company licenses to its customers, at an additional cost, the sequenced data associated with the sequenced FFPE blocks with the sale of said FFPE blocks. The sequenced data is also organized to form a database of research content that is available for sale to the Company’s customers through a subscription model.

During the year ended December 31, 2024, the Company did not sequence any FFPE blocks and therefore did not capitalize any sequenced data as other intangible assets. The Company recognized $191,555 and $49,520 of amortization expense associated with the capitalized sequenced data during the years ended December 31, 2024 and 2023, respectively. Accumulated amortization associated with the capitalized sequenced data as of December 31, 2024 and 2023 was $241,075 and $49,520, respectively.

7.	DEBT FINANCING

On September 19, 2024, the Company entered into a Note Purchase Agreement (the “Purchase Agreement”) with a lender (the “Lender”). Pursuant to the provisions of the Purchase Agreement, the Lender agreed to provide a loan to the Company in the amount of $1,000,000 (the “Loan”) and the Company agreed to issue to the Lender a promissory note in the principal amount of $1,000,000 payable within 12 months after the date of issuance, with interest accruing and payable at a rate of 18% per annum (the “Note”). The Purchase Agreement contains customary representations and warranties and obligates the Lender to provide an additional loan to the Company, in the form of a revolving line of credit of up to $1,000,000, upon our initial filing of a Registration Statement for an underwritten or best-efforts public offering for gross proceeds of at least $5,000,000. On September 25, 2024, the Company and the Lender closed the transactions (“Closing”) described in the Purchase Agreement, the Lender provided funds to the Company in the net amount of $959,980 and the Company issued the Note to the Lender in the principal amount of $1,000,000. WestPark served as the placement agent in connection with the Loan and was paid a placement agent fee in the amount of $40,020 for its services.

Debt issuance costs related to the Note totaled $140,020 which comprised of placement agent fee of $40,020 and legal costs of $100,000. The debt issuance cost will be amortized over the loan term of 12 months. The amortization expense which is included in interest expense on the statement of operations, totaled $140,020 for the year ended December 31, 2024.

On October 31, 2024, the Company paid off the outstanding principal balance of $1,000,000 and accrued interest of $18,000 on the Note.

8.	FAIR VALUE MEASUREMENTS

As of December 31, 2024, the Company did not have any assets and liabilities measured at fair value on a recurring basis.

The following table sets forth the Company’s assets to be measured at fair value on a recurring basis and their respective classification within the fair value hierarchy as of December 31, 2023:

	Fair Value at December 31, 2023
	Total	Level 1	Level 2	Level 3
Assets:
Available-for-sale securities	$2,661,932	$2,661,932	$—	$—
Total Assets	$2,661,932	$2,661,932	$—	$—

As of December 31, 2023, the Company did not have any liabilities measured at fair value on a recurring basis.

9.	COMMITMENTS AND CONTINGENCIES

Leases

On July 2, 2024, the Company entered into a new operating lease (the “Woburn Lease”) of office space in Woburn, Massachusetts (the “Woburn Premises”) for a term of five years and two months, commencing on September 1, 2024, and terminating on October 30, 2029. The Company has a one-time option to extend the term of the Woburn Lease for one additional term of five years, provided that the Company is not in arrears in any payment of rent, the payment of any outstanding invoice, or otherwise in default. On June 28, 2024, the Company exercised a termination option included in the lease agreement of its former office space in Lexington, Massachusetts, and terminated the lease effective August 31, 2024.

Right-of-use assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. The Company used the interest rate of 8% stated in the lease agreement to discount its real estate lease liabilities.

There are no material residual guarantees associated with any of the Company’s leases, and there are no significant restrictions or covenants included in the Company’s lease agreements. There was no sublease rental income for the year ended December 31, 2024, and the Company is not the lessor in any lease arrangement, and there were no related-party lease agreements.

Lease Costs

The table below presents certain information related to the lease costs for the Company’s operating lease for year ended December 31, 2024:

Operating lease expense	$140,630
Short-term lease expense	—
Total lease cost	$140,630

Lease Position as of December 31, 2024

Right-of-use lease assets and lease liabilities for the Company’s operating lease were recorded in the balance sheet as follows:

Assets
Operating lease right-of-use assets	$327,977
Total lease assets	$327,977

Liabilities
Current liabilities:
Operating lease liability – current portion	$43,369
Non-current liabilities:
Operating lease liability – net of current portion	268,798
Total lease liability	$312,167

Lease Terms and Discount Rate

The table below presents certain information related to the weighted average remaining lease term and the weighted average discount rate for the Company’s operating lease as of December 31, 2024:

Weighted average remaining lease term (in years) – operating lease	4.83
Weighted average discount rate – operating lease	8%

Undiscounted Cash Flows

Future lease payments included in the measurement of lease liabilities on the balance sheet are as follows:

2025	$66,674
2026	76,372
2027	80,190
2028	157,875
Total future minimum lease payments	381,111
Less effect of discounting	(68,944)
Present value of future minimum lease payments	$312,167

Rent expense for the years ended December 31, 2024 and 2023 amounted to $156,591 and $168,986, respectively.

Cash Flows

Supplemental cash flow information related to operating lease for the year ended December 31, 2024 was as follows:

Non-cash operating lease expense (operating cash flow)	$127,006
Change in operating lease liabilities (operating cash flow)	$(120,203)
Supplemental non-cash amounts of operating lease liabilities arising from obtaining right-of-use assets	$312,167

Sales Tax Payable

The majority of the Company’s customers are researchers, universities, hospitals, and not-for-profit entities that were believed by the Company to have a sales and use tax exemption that generally excludes them from paying sales taxes. The main types of specimens the Company sells are blood, blood plasma, human tissue, human parts, and human bodily fluids and only a few of these products are typically not taxable in some states regardless of the buyer’s tax exemption status. The Company historically has not collected sales tax in states where it had sales. Had the Company contemporaneously collected and remitted sales tax for all customers and in all jurisdictions where it would have been required, there would have been no material impact on the Company’s audited financial statements.

As a result of an entity-wide risk assessment process that commenced in the second quarter of 2023, the Company engaged external tax consultant advisors to complement internal resources and efforts to provide support in assessing the appropriate sales tax treatment associated with the Company’s products for all prior years in which the Company had generated revenue, to assist with the facilitation and tracking of Voluntary Disclosure Agreements (“VDAs”) in jurisdictions where a potential tax liability may exist and to assist with the implementation of a sales tax software platform solution for the calculation, communication, collection, and remittance of sales tax for all non-exempt future sales.

From the Company’s inception through the filing date of this Annual Report, the Company now believes that an obligation to collect and remit sales tax existed for certain of its sales of products to certain of its customers. The Company has analyzed its product sales, on an invoice-by-invoice and customer-by-customer basis, to determine which products are subject to sales tax in each jurisdiction, and determining which of its customers are exempt from sales tax, and which customers who were not exempt from sales tax have already paid compensating use tax to the appropriate jurisdiction. Part of this process includes requesting and obtaining exemption letters or representations from its customers or proof of payment of their compensating use tax. As the Company continues to make progress on this project, certain customers have notified the Company that they are not exempt from the payment of sales tax and have not remitted use tax and the Company has started to invoice such customers for past sales tax due.

As of December 31, 2023, the Company had established and accrued a reliable point estimate with a maximum potential of the sales tax liability of approximately $707,000 and the related interests and penalties of approximately $215,000 in accrued expenses on the balance sheet. The estimated liability represents the estimated tax liability for sales made to customers who have notified the Company that they are not exempt from sales taxes and customers who have not responded to Company’s request to provide a sales exemption letter. As of December 31, 2023, the Company had also recovered approximately $359,000 of prior taxes from certain customers who do not have a sales tax exemption. During the year ended December 31, 2023, the Company recognized a loss of approximately $564,000 in its statement of operations and comprehensive loss related to the sales tax liability. The Company continued to pursue nonresponsive customers with the expectation that over time, further exemption letters or representations will be received that will reduce the liability.

In the year ended December 31, 2024, the Company received additional sales tax exemption letters or representations from customers. In addition to this, the Company received confirmation from certain tax jurisdictions in which it had previously accrued a potential tax liability that its specimens are exempt from tax in those jurisdictions, therefore, the Company reversed the accrued liability associated with those jurisdictions. The Company also registered in certain states and commenced the filing and remittance of sales taxes. These factors contributed to the reduction of the sales tax liability to approximately $405,000 and the related interests and penalties to approximately $119,000 as of December 31, 2024.

As of December 31, 2024, the Company had recovered approximately $512,000 of prior taxes from certain customers who do not have a sales tax exemption. The Company did not recognize any additional loss in its statement of operations and comprehensive loss related to the sales tax liability during the year ended December 31, 2024. The Company commenced VDA filings with certain tax jurisdictions in the year ended December 31, 2024, during which it started remitting its sales tax obligations.

Legal Proceedings

From time to time the Company is involved in litigation, claims, and other proceedings arising in the ordinary course of business. Such litigation and other proceedings may include, but are not limited to, actions relating to employment law and misclassification, intellectual property, commercial or contractual claims, or other consumer protection statutes. Litigation and other disputes are inherently unpredictable and subject to substantial uncertainties and unfavorable resolutions could occur. As of December 31, 2024, there was a legal dispute filed against the Company.

Resignation of Chief Information Officer and Filing of Demand for Arbitration

On July 25, 2024, Benjamin Bielak, the Company’s Chief Information Officer, until his resignation on July 14, 2024, initiated a Demand for Arbitration against the Company with the American Arbitration Association, pursuant to the dispute resolution provisions contained in Mr. Bielak’s employment agreement. The terms and conditions of Mr. Bielak’s employment with the Company were governed by his employment agreement.

In his Demand for Arbitration Mr. Bielak claims that the Company failed to provide him with certain bonus payments allegedly due to him for work performed in 2023 and 2024. Mr. Bielak also claims that the Company failed to provide him with severance payments allegedly due pursuant to the provisions of his employment agreement. The total amount of Mr. Bielak’s claim for alleged damages is $586,800 plus attorneys’ fees and interest.

Subsequent to the year ended December 31, 2024, the Company settled this legal matter and the parties agreed to a $215,000 settlement pursuant to a settlement agreement executed on January 30, 2025 (Note 14).

Settlement Agreement with Focus Technology Solutions, LLC (“Focus”)

On December 9, 2024, Focus Technologies, Inc. (“Focus”) filed a complaint against the Company in the Superior Court of Suffolk County, Massachusetts, alleging non-payment under agreements dated July 29, 2022, related to the provision of information technology services. Focus is seeking approximately $489,572 in damages, plus interest and attorneys’ fees. Following the filing, Focus disabled the Company’s web-based commerce platform on January 24, 2025, resulting in a shutdown of the iSpecimen Marketplace from January 25, 2025, through February 12, 2025.

To restore service, the parties entered into a settlement agreement on February 11, 2025 (the “Settlement Agreement”), under which the Company agreed to pay $500,000 in nine monthly installments in exchange for the restoration of its platform. The Company made an initial payment of $50,000 on February 12, 2025. However, Focus failed to fully restore the platform, requiring the Company to engage a third-party developer to complete the work in early March 2025. On February 28, 2025, the Company notified Focus that it was in breach of the Settlement Agreement and has since withheld further payments.

Focus has sought to amend its complaint to enforce the Settlement Agreement and has requested pre-judgment security in the amount of $450,000. The Company is opposing these efforts and intends to assert counterclaims against Focus for consequential damages arising from the service disruption and failure to perform under the agreements. While the outcome of this matter cannot be predicted with certainty, the Company does not believe that this litigation will have a material adverse effect on its business, financial condition, or results of operations at this time.

On April 10, the Court partially granted Focus’ Motion for Pre-Judgment Security. The Company is required to open a dedicated bank account by April 20, 2025 and deposit 15% of revenue starting one month after the account opening up to $420,000. The Company will continue to seek relief from the pre-judgment security, and its counterclaim against Focus is still pending, which could ultimately exceed the value of Focus’ claims.

10.	STOCKHOLDERS’ EQUITY

The Company’s authorized capital is 250,000,000 shares, of which (1) 200,000,000 shares are common stock, par value $0.0001 per share and (2) 50,000,000 are preferred stock, par value $0.0001 per share, which may, at the sole discretion of the Company’s board of directors be issued in one or more series.

Reverse Stock Split

On August 19, 2024, the Company’s board of directors approved a one-for-twenty (1:20) reverse stock split of the Company’s issued and outstanding shares of common stock. On September 13, 2024, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split. The Reverse Stock Split became effective on September 13, 2024, and the Company’s common stock began trading on a split-adjusted basis on Nasdaq on September 16, 2024.

At the Market Offering

On March 5, 2024, the Company put in place an At the Market Offering Agreement (the “ATM Agreement”) which allowed the Company to issue and sell shares of its common stock, having an aggregate offering price of up to $1,500,000 (the “ATM Shares”), from time to time through the Sales Agent. During the year ended December 31, 2024, the Company sold 199,004 ATM Shares for gross proceeds of approximately $1,494,000 under the ATM Agreement. The Company incurred offering costs of approximately $255,000, resulting in net proceeds of approximately $1,239,000.

Securities Offering on Form S-1 and Material Definitive Agreement

On October 29, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with WestPark, and a securities purchase agreement (the “Securities Purchase Agreement”) with investors pursuant to which the Company agreed to issue and sell; (i) 132,814 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an offering price of $2.999 per share, and (ii) pre-funded warrants to purchase up to 1,533,852 shares of Common Stock (the “Pre-Funded Warrants”) at an offering price of $3.00 per Share, less $0.0001 per Pre-Funded Warrant, for aggregate gross proceeds of $4,998,464 (or $4,999,998 assuming the full exercise of the Pre-Funded Warrants), before deducting placement agent fees and other offering expenses. The Offering closed on October 31, 2024.

As part of its compensation for acting as Placement Agent for the Offering, the Company paid the Placement Agent a cash fee of 4.0% of the aggregate gross proceeds plus reimbursement of certain expenses and legal fees. The Company incurred offering costs of approximately $366,189, resulting in net proceeds of approximately $4,632,275.

Stock Options

During the year ended December 31, 2023, the Company issued 3,545 shares of common stock for cash exercises of options of $70,889. There were no options exercises during the year ended December 31, 2024.

Warrants

Underwriter Warrants

In connection with the Company’s underwriting agreement with ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”) and the representative of the Company’s IPO underwriters, the Company entered into a warrant agreement to purchase up to 4,500 shares of common stock to several affiliates of ThinkEquity (the “Underwriter Warrants”). The Underwriter Warrants are exercisable at a per share exercise price of $200.00 and are exercisable at any time and from time to time, in whole or in part, during the four- and one-half year period commencing 180 days from the effective date of the IPO registration statement. The Underwriter Warrants became exercisable on or after December 16, 2021 (six months from the effective date of the offering) and expire on June 15, 2026. Upon issuance of the Underwriter Warrants, as partial compensation for its services as an underwriter, the fair value of approximately $0.4 million was recorded as equity issuance costs in the year ended December 31, 2021. As of December 31, 2024, the Underwriter Warrants had not been exercised, and had a weighted average exercise price of $200 per share and a remaining weighted average time to expiration of 1.46 years.

Lender Warrant

In connection with the loan agreement entered into with Western Alliance Bank (the “Lender”) on August 13, 2021, the Company issued a warrant (the “Lender Warrant”) to the Lender to purchase 625 shares of common stock of the Company. The Lender Warrant is exercisable at a per share exercise price of $160.00 and is exercisable at any time on or after August 13, 2021 through August 12, 2031. The Company determined that the Lender Warrant was equity classified. As of December 31, 2024, the Lender Warrant had not been exercised, and had a weighted average exercise price of $160 per share and a remaining weighted average time to expiration of 6.62 years.

PIPE Warrants

On December 1, 2021, the Company completed a private placement (the “PIPE”) in which the Company issued warrants (the “PIPE Warrants”) to purchase up to an aggregate of 65,625 shares of common stock. These PIPE Warrants have an exercise price of $260.00 per share and are immediately exercisable upon issuance and will expire on the five and one-half-year anniversary of the issuance date.

On February 13, 2024, the Company entered into certain warrant repurchase and termination agreements with the holders of the PIPE Warrants to repurchase the PIPE Warrants for a purchase price equal to $0.80 multiplied by the number of shares of common stock issuable pursuant to such PIPE Warrants. In connection with such repurchases, all past, current and future obligations of the Company relating to the PIPE Warrants were released, discharged and are of no further force or effect.

A summary of total warrant activity during the years ended December 31, 2024 and 2023 is as follows:

			Weighted
			Average
		Weighted	Remaining
	Warrants	Average	Contractual Term
	Outstanding	Exercise Price	in Years
Balance at December 31, 2023	70,750	$255.30	3.47
Granted	799,631	3.00	—
Exercised	—	—	—
Repurchased	(65,625)	0.80	—
Balance at December 31, 2024	804,756	$4.22	2.09

11.	STOCK-BASED COMPENSATION

Stock Incentive Plans

2021 Plan

In March 2021, the Company adopted the iSpecimen Inc. 2021 Stock Incentive Plan, which was subsequently amended in June 2021 and then on May 25, 2022 (the “2021 Plan”). The 2021 Plan was adopted to enhance the Company’s ability to attract, retain and motivate employees, officers, directors, consultants, and advisors by providing such persons with equity ownership opportunities and performance-based incentives. The 2021 Plan authorizes options, restricted stock, RSUs and other stock-based awards. The Company’s board of directors, or any committee to which the board of directors delegates such authority, has the sole discretion in administering, interpreting, amending, or accelerating the 2021 Plan. Awards may be made under the 2021 Plan for up to 30,400 shares of the Company’s common stock, and the 2021 Plan was made effective with the completion of the IPO.

On May 24, 2023, at the Company’s annual meeting of stockholders, the stockholders approved an amendment to the 2021 Plan to increase the number of shares under the 2021 Plan from 30,400 shares of common stock to 93,475 shares of common stock.

During the years ended December 31, 2024 and 2023, 5,521 and 9,109 equity awards were granted under the 2021 Plan, respectively. As of December 31, 2024, there were 67,224 shares of common stock available for future grants under the 2021 Plan.

2013 Plan

The iSpecimen Inc. 2013 Stock Incentive Plan (the “2013 Plan”) was adopted on April 12, 2013 and subsequently amended on July 29, 2015. The aggregate number of shares of common stock that may be issued pursuant to the 2013 Plan was 85,679.

No equity awards were granted under the 2013 Plan during the year ended December 31, 2024 and 2023. According to the 2013 Plan, which was adopted by the Company’s board of directors on April 12, 2013, no awards shall be granted under the 2013 Plan after the completion of ten years from the date on which the 2013 Plan was adopted by the Company’s board of directors. Therefore, as of April 13, 2023, no further shares had been granted under the 2013 Plan.

Stock Options

The following assumptions were used to estimate the fair value of stock options granted using the Black- Scholes-Merton option pricing model during the years ended December 31:

	2024	2023
Assumptions:
Risk-free interest rate	3.49% – 4.56%	3.75% – 4.52%
Expected term (in years)	0.27 – 4.00	0.61 – 4.00
Expected volatility	57.28% –58.71%	59.17% – 59.95%
Expected dividend yield	—	—

A summary of stock option activity under the 2021 and 2013 Plans is as follows:

			Weighted
			Average
			Remaining
	Options	Weighted Average	Contractual Term	Aggregate
	Outstanding	Exercise Price	in Years	Intrinsic Value
Balance at December 31, 2023	14,830	$43.47	8.53	$—
Granted	5,521	7.30	—	—
Exercised	—	—	—	—
Cancelled/forfeited	(11,891)	33.99	—	—
Balance at December 31, 2024	8,460	$33.20	5.20	$—

Options exercisable at December 31, 2024	6,356	$40.47	3.91	$—

The aggregate intrinsic value in the table above represents the difference between the Company’s stock price as of the balance sheet date and the exercise price of each in-the-money option on the last day of the period. No stock options were exercised during the year ended December 31, 2024. The aggregate intrinsic value of stock options exercised was approximately $48,494 during the year ended December 31, 2023.

The weighted-average grant date fair value of stock options issued in the years ended December 31, 2024 and 2023 was $7.30 and $10.60, respectively. The following table sets forth the recorded stock options compensation expense of the Company during the years ended December 31:

	2024	2023
Operating expenses:
Technology	$2,639	$7,638
Sales and marketing	1,168	2,640
Supply development	1,904	973
Fulfillment	1,976	2,781
General and administrative	41,807	101,123
Total stock options expense	$49,494	$115,155

As of December 31, 2024 and 2023, a total of $10,094 and $110,375 of unamortized compensation expense is being recognized over the remaining requisite service period of 2.72 years and 2.72 years, respectively.

Restricted Stock Units

A summary of RSUs activity under the 2021 Plan and 2013 Plan is as follows:

		Weighted
	RSUs	Average Grant
	Outstanding	Date Fair Value
Unvested Balance at December 31, 2023	5,630	$113.09
Granted	—	—
Vested	(1,800)	120.36
Forfeited	(3,008)	102.66
Unvested Balance at December 31, 2024	822	$132.34

The Company recorded RSUs compensation expense during the year ended December 31, 2024 and 2023 as follows:

	2024	2023
Operating expenses:
Technology	$57,073	$134,126
Sales and marketing	46,744	63,750
Supply development	399	6,035
Fulfillment	38,666	52,591
General and administrative	57,299	88,009
Total RSU expense	$200,181	$344,511

As of December 31, 2024 and 2023, the total unrecognized stock-based compensation expense related to unvested RSUs was $83,804 and $591,953, respectively, and it is expected to be recognized on a straight-line basis over a weighted average period of approximately 0.96 years and 1.86 years, respectively.

12.	INCOME TAXES

There was no provision for income taxes for the years ended December 31, 2024 and 2023 due to the Company’s operating losses and a full valuation allowance on deferred tax assets.

The Company completed research and development studies covering all tax years currently under the applicable statute of limitations.

Significant components of the Company’s deferred tax assets and liabilities as of December 31 are as follows:

	2024	2023
Deferred tax assets:
Operating loss carryforwards	$15,387,300	$12,630,800
Research and development tax credit	2,155,100	2,058,300
Other	868,700	749,000
Total deferred tax assets	18,411,100	15,438,100
Deferred tax liability:
Other	(80,500)	(52,400)
Intangibles	(124,800)	(224,500)
Total deferred tax liabilities	(205,300)	(276,900)
Net deferred tax assets before valuation allowance	18,205,800	15,161,200
Valuation allowance	(18,205,800)	(15,161,200)
Net deferred tax asset	$—	$—

The Company has provided a valuation allowance against the deferred tax assets as it has incurred significant losses since its inception. Management currently believes that it is more likely than not that the deferred tax assets will not be realized in the future. The change in the valuation allowance during 2024 was an increase of $3,044,600.

At December 31, 2024, the Company had federal net operating loss (“NOL”) carryforwards of approximately $62,400,000 of which approximately $13,000,000 expire at various periods through 2037 and approximately $49,400,000 can be carried forward indefinitely. The Company also had state NOL carryforwards of approximately $36,100,000 that expire at various periods through 2044. At December 31, 2024, the Company had federal and state tax credits of approximately $2,155,100 available for future periods that expire at various periods through 2044. Due to changes in ownership provisions of the Internal Revenue Code, the availability of the Company’s NOL carryforwards may be subject to annual limitations under Section 382 of the Internal Revenue Code against taxable income in the future period, which could substantially limit the eventual utilization of such carryforwards.

The Company applies the standards on uncertainty in income taxes. The Company did not have any significant unrecognized tax benefits during the year ended December 31, 2024. The Company’s U.S. federal operating losses have occurred since its inception and as such, tax years subject to potential tax examination could apply from that date because the utilization of net operating losses from prior years opens the relevant year to audit by the IRS and/or state taxing authorities.

The Company’s income tax provision was computed using the federal statutory rate and average state statutory rates, net of related federal benefit. The following represents a reconciliation of the statutory income tax rates to the effective rates at December 31:

	2024	2023
Reconciliation to statutory rates
Expected federal income taxes benefit at statutory rates	(21.0)%	(21.0)%
Expected state tax benefit at statutory rates, net of federal benefit	(6.4)	(6.4)
Change in valuation allowance	27.4	27.4
Income tax expense (benefit)	—%	—%

13.	SEGMENT AND GEOGRAPHIC INFORMATION

Operating segments are defined as components of an enterprise for which separate financial information is available and evaluated regularly by the Chief Operating Decision Maker, which is our Chief Executive Officer, in deciding how to allocate resources and in assessing performance. We manage our business globally within one operating segment in accordance with ASC Topic 280, Segment Reporting (“ASC 280”). Segment information is consistent with how management reviews the business, makes investing and resource allocation decisions and assesses operating performance.

The Company has one reportable segment – biospecimens. The Company derive its revenue by procuring specimens from its healthcare provider network and then distributing these annotated biospecimens to its research client base.

Set out below is information about the assets and liabilities as at December 31, 2024 and 2023 and profit or loss from each segment for the years ended December 31, 2024 and 2023.

	As at December 31,
	2024	2023
Financial statement line item:
Reportable segment assets	$9,350,230	$15,819,137
Reportable segment liabilities	6,039,222	6,078,060

	As at December 31,
	2024	2023
Financial statement line item:
Revenues from external customers	$9,291,115	$9,928,184
Less:
Cost of revenue, excluding amortization	5,111,157	4,770,748
Technology expenses, excluding amortization	1,493,310	1,618,832
Sales and marketing expenses	4,945,269	3,955,974
Supply development expenses	537,888	1,030,403
Fulfillment expenses	1,635,724	1,788,879
Other segment items (a)	5,595,383	5,856,653
Depreciation & amortization expense	2,294,248	2,115,148
Interest expense	173,771	16,001
Interest income	(44,133)	(339,750)
Interest and penalties on sales tax liability	46,303	214,784
Income tax expense	—	—
Reportable segment income (loss)	$(12,497,805)	$(11,099,488)

(a)

Other segment items included in Reportable segment net loss consists mainly of general and administrative expenses for corporate functions, such as insurance expenses, associated software licenses, other payroll and related expenses for human resources, legal, finance and executive teams, other consulting and professional fees for corporate services rendered, other marketing expenses, franchise tax, other gains and losses, and other overhead expense.

The Company’s reportable business segment sell their goods in four geographic locations:

●	Americas

●	Europe

●	Middle East/Africa

●	Asia Pacific

The following table represents the percentage of total revenue by geographic area, based on the location of the customer for the years ended December 31, 2024 and 2023, respectively.

	December 31,
	2024	2023
Americas	85.13%	89.93%
Europe, Middle East and Africa	12.71%	9.10%
Asia Pacific	2.16%	0.97%

No individual country with net revenue originating outside of the United States accounted for more than 10% of consolidated net revenue for years ended December 31, 2024 and 2023.

14.	SUBSEQUENT EVENTS

On January 16, 2025, the Company has secured suppliers for the flu-like human metapneumovirus (hMPV). Human metapneumovirus (hMPV) is a virus which causes upper respiratory infections. While those infected with hMPV typically present with only mild symptoms, it can make some people very sick and cause death in the elderly, immunocompromised, and those with chronic conditions. The virus has been causing hospitals in China to become overrun, raising the potential for another COVID-style pandemic. There is currently no vaccine for HMPV, hence the potential need for samples if a company were looking to make this type of breakthrough drug or study the virus.

On January 30, 2025, the Company signed a settlement agreement pursuant to the existing legal matter brought by the Company’s former Chief Information Officer, Benjamin Bielak. Mr. Bielak initiated arbitration proceedings claiming $586,800 in addition to attorneys’ fees and interest for alleged company bonus payments for work performed in 2023 and 2024, as well as severance payments alleged to be owed under the terms of his agreement. Per Agreement, the parties agreed to a $215,000 settlement in full satisfaction of all claims, attorney’ fees and costs. Payments of this amount shall be made in the form of two checks, as follows:

(a)	The first check shall be in the gross amount of $173,000, from which all lawful deductions shall be paid; and

(b)	The second check shall be in the amount of $42,000. No deductions.

On December 9, 2024, Focus Technologies, Inc. filed a complaint against the Company in the Superior Court of Suffolk County, Massachusetts, alleging non-payment under agreements dated July 29, 2022, related to the provision of information technology services. Focus is seeking approximately $489,572 in damages, plus interest and attorneys’ fees. Following the filing, Focus disabled the Company’s web-based commerce platform on January 24, 2025, resulting in a shutdown of the iSpecimen Marketplace from January 25, 2025, through February 12, 2025.

To restore service, the parties entered into a settlement agreement on February 11, 2025, under which the Company agreed to pay $500,000 in nine monthly installments in exchange for the restoration of its platform. The Company made an initial payment of $50,000 on February 12, 2025. However, Focus failed to fully restore the platform, requiring the Company to engage a third-party developer to complete the work in early March 2025. On February 28, 2025, the Company notified Focus that it was in breach of the Settlement Agreement and has since withheld further payments.

Focus has sought to amend its complaint to enforce the Settlement Agreement and has requested pre-judgment security in the amount of $450,000. The Company is opposing these efforts and intends to assert counterclaims against Focus for consequential damages arising from the service disruption and failure to perform under the agreements. While the outcome of this matter cannot be predicted with certainty, the Company does not believe that this litigation will have a material adverse effect on its business, financial condition, or results of operations at this time.

On April 10, the Court partially granted Focus’ Motion for Pre-Judgment Security. The Company is required to open a dedicated bank account by April 20, 2025 and deposit 15% of revenue starting one month after the account opening up to $420,000. The Company will continue to seek relief from the pre-judgment security, and its counterclaim against Focus is still pending, which could ultimately exceed the value of Focus’ claims.

iSpecimen Inc.

Condensed Balance Sheets

	June 30, 2025	December 31, 2024
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$588,775	$1,878,408
Accounts receivable, net of allowance for doubtful accounts of $638,012 and $620,433 at June 30, 2025 and December 31, 2024, respectively	372,469	1,444,636
Prepaid expenses and other current assets	204,926	264,892
Total current assets	1,166,170	3,587,936
Property and equipment, net	59,789	93,563
Internally developed software, net	3,876,518	4,611,954
Other intangible assets, net	620,923	716,700
Operating lease right-of-use asset	299,001	327,977
Security deposits	12,100	12,100
Total assets	$6,034,501	$9,350,230
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,315,010	$4,197,561
Accrued expenses	645,567	1,168,786
Operating lease current obligation	46,982	43,369
Deferred revenue	164,066	360,708
Total current liabilities	5,171,625	5,770,424
Operating lease long-term obligation	240,903	268,798
Total liabilities	5,412,528	6,039,222

Commitments and contingencies (See Note 9)

Stockholders’ equity
Common stock, $0.0001 par value, 200,000,000 shares authorized, 2,498,423 issued and 2,496,873 outstanding at June 30, 2025 and 1,698,454 issued and 1,696,904 outstanding at December 31, 2024	250	170
Additional paid-in capital	75,190,151	75,173,627
Treasury stock, 1,550 shares at June 30, 2025 and December 31, 2024, at cost	(172)	(172)
Accumulated other comprehensive income	—	—
Accumulated deficit	(74,568,256)	(71,862,617)
Total stockholders’ equity	621,973	3,311,008
Total liabilities and stockholders’ equity	$6,034,501	$9,350,230

See accompanying notes to these unaudited condensed financial statements.

Reflects retroactive effect of a 1-for-20 reverse stock split on September 13, 2024.

iSpecimen Inc.

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$713,135	$2,863,679	$1,770,645	$5,153,672
Operating expenses:
Cost of revenue	444,177	1,424,392	1,101,456	2,424,398
Technology	536,311	911,927	1,081,678	1,823,894
Sales and marketing	258,382	1,082,949	605,522	1,748,890
Supply development	99,090	137,511	192,771	335,350
Fulfillment	248,225	433,189	541,991	844,043
General and administrative	948,376	1,055,376	1,707,042	3,159,282
Total operating expenses	2,534,561	5,045,344	5,230,460	10,335,857

Loss from operations	(1,821,426)	(2,181,665)	(3,459,815)	(5,182,185)

Other income, net
Interest expense	—	(4,474)	(1,946)	(8,939)
Interest income	398	9,163	3,186	39,661
Interest and penalties on sales tax liability	9,620	—	(8,920)	—
Other income, net	764,165	67,952	761,856	140,322
Total other income, net	774,183	72,641	754,176	171,044

Net loss	$(1,047,243)	$(2,109,024)	$(2,705,639)	$(5,011,141)

Other comprehensive loss:
Net loss	$(1,047,243)	$(2,109,024)	$(2,705,639)	$(5,011,141)
Unrealized loss on available-for-sale securities	—	(41)	—	(840)
Total other comprehensive loss	—	(41)	—	(840)
Comprehensive loss	$(1,047,243)	$(2,109,065)	$(2,705,639)	$(5,011,981)

Net loss per share - basic and diluted	$(0.42)	$(3.72)	$(1.12)	$(9.79)

Weighted average shares of common stock outstanding - basic and diluted	2,496,860	567,029	2,410,477	511,826

See accompanying notes to these unaudited condensed financial statements.

Reflects retroactive effect of a 1-for-20 reverse stock split on September 13, 2024.

iSpecimen Inc.

Condensed Statements of Changes in Stockholders’ Equity

(Unaudited)

	Six Months Ended June 30, 2025
	Common Stock		Treasury Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2024	1,696,904	$170	1,550	$(172)	$75,173,627	$(71,862,617)	$3,311,008
Stock-based compensation expense	—	—	—	—	1,158	—	1,158
Vesting of restricted stock	152	—	—	—	14,743	—	14,743
Issuance of common stock through exercise of prefunded warrants	799,631	80	—	—	(80)	—	—
Net loss	—	—	—	—	—	(1,658,396)	(1,658,396)
Balance at March 31, 2025	2,496,687	$250	1,550	$(172)	$75,189,448	$(73,521,013)	$1,668,513
Stock-based compensation expense recovery	—	—	—	—	(66)	—	(66)
Vesting of restricted stock	186	—	—	—	1,869	—	1,869
Offering costs in connection with the on-going Public Offering	—	—	—	—	(1,100)	—	(1,100)
Net loss	—	—	—	—	—	(1,047,243)	(1,047,243)
Balance at June 30, 2025	2,496,873	$250	1,550	$(172)	$75,190,151	$(74,568,256)	$621,973

See accompanying notes to these unaudited condensed financial statements.

Reflects retroactive effect of a 1-for-20 reverse stock split on September 13, 2024.

iSpecimen Inc.

Condensed Statements of Changes in Stockholders’ Equity

(Unaudited)

	Six Months Ended June 30, 2024
	Common Stock		Treasury Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity
Balance at December 31, 2023	454,169	$45	1,550	$(172)	$69,105,176	$840	$(59,364,812)	$9,741,077
Stock-based compensation expense	—	—	—	—	45,871	—	—	45,871
Vesting of restricted stock	438	—	—	—	48,054	—	—	48,054
Repurchase of common stock purchase warrants exercisable under PIPE Warrants	—	—	—	—	(52,500)	—	—	(52,500)
Issuance of common stock in connection with At the Market Offering Agreement	18,899	2	—	—	138,485	—	—	138,487
Offering costs in connection with At the Market Offering Agreement	—	—	—	—	(204,845)	—	—	(204,845)
Unrealized loss on available-for-sale securities	—	—	—	—	—	(799)	—	(799)
Net loss	—	—	—	—	—	—	(2,902,117)	(2,902,117)
Balance at March 31, 2024	473,506	$47	1,550	$(172)	$69,080,241	$41	$(62,266,929)	$6,813,228
Stock-based compensation expense	—	—	—	—	34,834	—	—	34,834
Vesting of restricted stock	1,178	—	—	—	44,803	—	—	44,803
Issuance of common stock in connection with At The Market Offering Agreement	180,105	18	—	—	1,355,909	—	—	1,355,927
Offering costs in connection with At the Market Offering Agreement	—	—	—	—	(50,443)	—	—	(50,443)
Unrealized loss on available-for-sale securities	—	—	—	—	—	(41)	—	(41)
Net loss	—	—	—	—	—	—	(2,109,024)	(2,109,024)
Balance at June 30, 2024	654,789	$65	1,550	$(172)	$70,465,344	$—	$(64,375,953)	$6,089,284

See accompanying notes to these unaudited condensed financial statements

Reflects retroactive effect of a 1-for-20 reverse stock split on September 13, 2024.

iSpecimen Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,705,639)	$(5,011,141)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	17,704	173,562
Amortization of internally developed software	735,436	1,075,555
Amortization of other intangible assets	95,777	95,777
Depreciation of property and equipment	34,228	32,101
Bad debt expense	17,578	204,510
Non-cash interest income related to accretion of discount on available-for-sale securities	—	(28,976)
Loss from sales of available-for-sale securities	—	680
Change in operating assets and liabilities:
Accounts receivable – unbilled	—	258,906
Accounts receivable	1,054,589	(368,936)
Prepaid expenses and other current assets	59,966	54,515
Operating lease right-of-use asset	28,976	81,640
Accounts payable	117,449	279,933
Accrued expenses	(523,219)	(221,406)
Operating lease liability	(24,282)	(81,435)
Deferred revenue	(196,642)	(156,899)
Net cash used in operating activities	(1,288,079)	(3,611,614)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalization of internally developed software	—	(447,687)
Purchase of property and equipment	(454)	(9,136)
Purchase of available-for-sale securities	—	(460,932)
Proceeds from sales and maturities of available-for-sale securities	—	3,150,320
Net cash provided by (used in) investing activities	(454)	2,232,565

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock in connection with At the Market Offering Agreement	—	1,494,414
Payment of offering costs in connection with the issuance of common stock in connection with At the Market Offering Agreement	—	(255,288)
Payment of offering costs in connection with the on-going Public Offering	(1,100)	—
Repurchase of common stock purchase warrants exercisable under PIPE warrants	—	(52,500)
Net cash provided by (used in) financing activities	(1,100)	1,186,626

Net decreases in cash and cash equivalents	(1,289,633)	(192,423)
Cash and cash equivalents at beginning of period	1,878,408	2,343,666
Cash and cash equivalents at end of period	$588,775	$2,151,243

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,946	$8,939
Supplemental disclosure of non-cash investing and financing activities:
Non-cash amounts of lease liabilities reducing from terminating right-of-use assets	$—	$85,679
Stock issuance costs included in accounts payable and accrued expenses	$—	$7,023

See accompanying notes to these unaudited condensed financial statements.

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

Business

iSpecimen Inc. (“iSpecimen” or the “Company”) was incorporated in 2009 under the laws of the state of Delaware. The Company has developed and launched a proprietary online marketplace platform that connects medical researchers who need access to subjects, samples, and data, with hospitals, laboratories, and other organizations who have access to them. iSpecimen is a technology-driven company founded to address a critical challenge: how to connect life science researchers who need human biofluids, tissues, and living cells (“biospecimens”) for their research, with biospecimens available (but not easily accessible) in healthcare provider organizations worldwide. The iSpecimen Marketplace platform was designed to solve this problem and transform the biospecimen procurement process to accelerate medical discovery. The Company is headquartered in Woburn, Massachusetts and its principal market is North America. The Company operates as one operating and reporting segment.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) as determined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) for interim financial information, and, pursuant to the rules and regulations of Article 10 of Regulation S-X of the Securities Act of 1933, as amended (the “Securities Act”), published by the Securities and Exchange Commission (“SEC”) for interim financial statements. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results of operations for the periods presented. They may not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Reverse Stock Split

On October 9, 2023, the Company received a notification from Nasdaq that its Common Stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market.

On July 19, 2024, the Company’s stockholders approved a proposal to amend the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, as well as any shares of common stock held by the Company in treasury, at a ratio in the range from 1-for-10 to 1-for-20.

On August 19, 2024, the Company’s board of directors approved a one-for-twenty (1:20) reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). On September 13, 2024, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split. The Reverse Stock Split became effective on September 13, 2024, and the Company’s common stock began trading on a split-adjusted basis on Nasdaq on September 16, 2024.

On October 1, 2024, the Company received a notification from Nasdaq that the Staff has determined that for the last 11 consecutive business days, from September 16, 2024 to September 30, 2024, the closing bid price of the Company’s Common Stock was $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5559(a)(2).

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

Except as otherwise indicated, all references to the Company’s common stock, share data, per share data and related information has been adjusted for the Reverse Stock Split ratio of 1-for-20 as if they had occurred at the beginning of the earliest period presented. The Reverse Stock Split combined each 20 shares of our outstanding common stock and treasury shares into one share of common stock without any change in the par value per share, and the Reverse Stock Split correspondingly adjusted, among other things, the exercise rate of our warrants and options into the Company’s common stock. No fractional shares were issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share.

Going Concern Uncertainty and Management’s Plan

The Company has recognized recurring losses since inception. As of June 30, 2025, the Company had negative working capital of $4,005,455, an accumulated deficit of $74,568,256, cash and cash equivalents of $588,775, and accounts payable and accrued expenses of $4,960,577. Since inception, the Company has relied upon raising capital and its revenues to finance operations.

The future success of the Company is dependent on its ability to successfully obtain additional working capital and/or to ultimately attain profitable operations. During the six months ended June 30, 2025, the Company continued its efforts, which had begun in 2023, to decrease its capital and operational expenditures by cutting costs and right sizing the Company through a reduction in workforce while streamlining operations and rationalizing resources to focus on key market opportunities. The reductions in workforce since January 1, 2023 through December 31, 2024, cumulatively resulted in an estimated reduction in monthly compensation costs of approximately 146% and technology costs of approximately 64% during the year December 31, 2024 when compared to the year ended December 31, 2023. During the second quarter of 2025, the reductions in workforce resulted in an estimated reduction in monthly compensation costs of approximately 76% and technology costs of approximately 71% during the six months ended June 30, 2025, when compared to the six months ended June 30, 2024. While the Company plans to improve its sales and revenues, the Company is taking steps to significantly reduce and manage expenditures to improve its financial position and ensure continued funding of operations. However, as certain elements of the Company’s operating plan are not within the Company’s control, the Company is unable to assess their probability of success. During the year ended December 31, 2024, the Company engaged in raising capital through debt financing as discussed in Note 7 and through public equity as discussed in Note 10.

The Company may be unsuccessful in increasing its revenues or contain its operating expenses, or it may be unable to raise additional capital on commercially favorable terms. The Company’s failure to generate additional revenues or contain operating costs would have a negative impact on the Company’s business, results of operations and financial condition and the Company’s ability to continue as a going concern. If the Company does not generate enough revenue to provide an adequate level of working capital, its business plan will be scaled down further.

These conditions raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of one year from the date these unaudited condensed financial statements are issued. Management’s plan to mitigate the conditions that raise substantial doubt includes generating additional revenues, deferring certain projects and capital expenditures and eliminating certain future operating expenses for the Company to continue as a going concern. However, there can be no assurance that the Company will be successful in completing any of these options. As a result, management’s plans cannot be considered probable and thus do not alleviate substantial doubt about the Company’s ability to continue as a going concern.

The accompanying unaudited condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The unaudited condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of the uncertainties described above.

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company’s significant accounting policies and recent accounting standards are summarized in Note 2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. There were no significant changes to these accounting policies during the six months ended June 30, 2025.

Use of Estimates

The preparation of the Company’s unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company utilizes certain estimates in the determination of the deferred tax valuation allowances, revenue recognition, stock-based compensation, allowance for doubtful accounts, accrued expenses, and the useful lives of internally developed software and sequenced data. The Company bases its estimates on historical experience and other market-specific or other relevant assumptions that it believes to be reasonable under the circumstances. Actual results could differ from such estimates.

Investments

The Company’s investments are considered to be available-for-sale and are recorded at fair value. Unrealized gains and losses are included in accumulated other comprehensive income. Purchases and sales of securities are reflected on a trade-date basis. Realized gains or losses are released from accumulated other comprehensive income and into earnings on the statement of operations, and amortization of premiums and accretion of discounts on the U.S treasury bills are recorded in interest expense or income, respectively.

The Company continually monitors the difference between its cost basis and the estimated fair value of its investments. The Company’s accounting policy for impairment recognition requires other-than-temporary impairment charges to be recorded when it determines that it is more likely than not that it will be unable to collect all amounts due according to the contractual terms of the fixed maturity security or that the anticipated recovery in fair value of the equity security will not occur in a reasonable amount of time. Impairment charges on investments are recorded based on the fair value of the investments at the measurement date or based on the value calculated using a discounted cash flow model. Credit-related impairments on fixed maturity securities that the Company does not plan to sell, and for which it is not more likely than not to be required to sell, are recognized in net income. Any non-credit related impairment is recognized as a component of other comprehensive income. Factors considered in evaluating whether a decline in value include: the length of time and the extent to which the fair value has been less than cost; the financial condition and near-term prospects of the issuer; and the likelihood that it will be required to sell the investment.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:

●	Level 1 — Valuations based on quoted prices for identical assets and liabilities in active markets.

●	Level 2 — Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3 — Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

For certain financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable, the carrying amounts approximate their fair values as of June 30, 2025 and December 31, 2024, respectively, because of their short-term nature.

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

Revenue Recognition and Accounts Receivable

The Company recognizes revenue using the five-step approach as follows: (1) identify the contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the Company satisfies the performance obligations.

The Company generates revenue by procuring various specimens from hospitals, laboratories, and other supply sites, for the Company’s customers using the Company’s proprietary software, the iSpecimen Marketplace, to identify, locate, and ultimately validate the required specimens to the Company’s customers’ requested specifications. The Company’s performance obligation is to procure a specimen meeting the customer’s specification(s) from a supplier, on a “best efforts” basis, for the Company’s customer at the agreed price per specimen as indicated in the customer’s contract with the Company. The Company does not currently charge suppliers or customers for the use of the Company’s proprietary software. Each customer will execute a material and data use agreement with the Company or agree to online purchase terms, each of which includes terms such as specimen and data use, shipment terms, payment, and cancellation terms. These are then supplemented by purchase orders that specify specimen requirements including detailed inclusion/exclusion criteria, quantities to be collected, and pricing. Collectively, these customer agreements represent the Company’s contracts with its customers. Generally, contracts have fixed unit pricing. For certain specimen orders, a refundable customer deposit may be required prior to order fulfillment depending on project set-up requirements, which is presented as deferred revenue. The Company expects to recognize the deferred revenue as revenue within the next twelve months.

Specimen collections occur at supply sites within the Company’s network. “Collection” is when the specimen has been removed, or “collected” from the patient or donor. A specimen is often collected specifically for a particular Company order. Once collected, the specimen is assigned by the supplier to the Company and control of the specimen passes to the Company. “Accession” is the process whereby a collected specimen and associated data are registered and assigned in the iSpecimen Marketplace to a particular customer order, which can occur while a specimen is at the supplier site or while at the Company site and it is when control of the specimen passes to the customer. Suppliers may ship specimens to the Company or directly to the customer if specimens must be delivered within a short time period (less than 24 hours after collection) or shipping to the Company is not practical.

The Company has evaluated principal versus agent considerations as part of the Company’s revenue recognition policy. The Company has concluded that it acts as principal in the arrangement as it manages the procurement process from beginning to end and determines which suppliers will be used to fulfill an order, usually takes physical possession of the specimens, sets prices for the specimens, and bears the responsibility for customer credit risk.

The Company recognizes revenue over time, as the Company has created an asset with no alternative use to the Company, which has an enforceable right to payment for performance completed to date. At contract inception, the Company reviews a contract and related order upon receipt, to determine if the specimen ordered has an alternative use by the Company. Generally, specimens ordered do not have an alternative future use to the Company and the performance obligation is satisfied when the related specimens are delivered. In the rare circumstances where specimens do have an alternative future use, the Company’s performance obligation is satisfied at the time of shipment.

Customers are generally invoiced upon shipment. Depending on the quantity of specimens ordered, it may take several accounting periods to completely fulfill a purchase order. In other words, there can be multiple invoices issued for a single purchase order, reflecting the specimens being delivered over time.

Once a specimen that has no alternative future use and for which the Company has an enforceable right to payment, has been accessioned, the Company records the offset to revenue in accounts receivable – unbilled. Once the specimen has been shipped and invoiced, a reclassification is made from accounts receivable - unbilled to accounts receivable.

Customers are generally given fourteen days from the receipt of specimens to inspect the specimens to ensure compliance with specifications set forth in the purchase order documentation. Customers are entitled to either receive replacement specimens or receive reimbursement of payments made for such specimens. The Company has a nominal history of returns for nonacceptance of specimens delivered. When this occurs, the Company gives the customer a credit for the returns. The Company has not recorded a returns allowance.

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

The following table summarizes the Company’s revenue for the three and six months ended June 30:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Specimens - contracts with customers	$671,694	$2,835,449	$1,648,664	$5,127,432
Shipping and other	41,441	28,230	121,981	26,240
Revenue	$713,135	$2,863,679	$1,770,645	$5,153,672

The Company carries its accounts receivable at the invoiced amount less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable to determine if an allowance for doubtful accounts is necessary, based on the current expected credit loss model. Receivables are written off when deemed uncollectible, with any future recoveries recorded as income when received. As of June 30, 2025 and December 31, 2024, the Company had an allowance for doubtful accounts of $638,012 and $620,433, respectively.

The Company applies the practical expedient to account for shipping and handling activities as fulfillment cost rather than as a separate performance obligation. Shipping and handling costs incurred are included in cost of revenue.

Since 2024, the Company recognized its revenue when the related specimens are delivered.

Internally Developed Software, Net

The Company capitalizes certain internal and external costs incurred during the application development stage of internal-use software projects until the software is ready for its intended use. Amortization of the asset commences when the software is complete and placed into service and is recorded in operating expenses. The Company amortizes completed internal-use software over its estimated useful life of five years on a straight-line basis. Costs incurred during the planning, training and post-implementation stages of the software development life cycle are classified as technology costs and are expensed to operations as incurred.

Other Intangible Assets, Net

The Company procures data generated from sequencing of Formalin-Fixed Paraffin-Embedded (“FFPE”) blocks from a third-party sequencer which the Company licenses to its customers with the sale of FFPE blocks at an additional cost. The sequenced data is also organized to form a database of research content that is available for sale through a subscription model. The Company has determined that the sequenced data is an intangible asset and capitalizes the cost to procure the sequenced data. The sequenced data is amortized to cost of revenue over an estimated useful life of five years on a straight-line basis. The costs paid to the third-party sequencer are the only costs capitalized and all other related costs are expensed to operations as incurred.

Impairment of Long-Lived Assets

Management reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset’s carrying value. Long-lived assets consist of property and equipment, internal-use software and other intangible assets. No impairment charges were recorded for the six months ended June 30, 2025 and 2024.

Debt Issuance Costs

Debt issuance costs are recorded net against the related debt and amortized to interest expense over the life of the related debt.

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

Stock-Based Compensation

The Company records stock-based compensation for options granted to employees, non-employees, and to members of the board of directors for their services to the Company based on the grant date fair value of awards issued, and the expense is recorded on a straight-line basis over the requisite service period. Forfeitures are recognized when they occur.

The Company uses the Black-Scholes-Merton option pricing model to determine the fair value of stock options. The use of the Black-Scholes-Merton option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. The Company has concluded that its historical share option exercise experience does not provide a reasonable basis upon which to estimate expected term. Therefore, the expected term was determined according to the simplified method, which is the average of the vesting tranche dates and the contractual term. Due to the lack of Company-specific historical and implied volatility data, the estimate of expected volatility is primarily based on the historical volatility of a group of similar companies that are publicly traded. For these analyses, companies with comparable characteristics are selected, including enterprise value and position within the industry, and with historical share price information sufficient to meet the expected life of the stock-based awards. The Company computes the historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of its stock-based awards.

The risk-free interest rate is determined by reference to U.S. Treasury zero-coupon issues with remaining maturities similar to the expected term of the options. The Company has not paid, and does not anticipate paying, cash dividends on shares of its common stock.

The fair value of the Company’s common stock is equal to the closing price on the specified grant date.

Restricted Stock Units (“RSUs”)

The Company recognizes stock-based compensation expense from RSUs ratably over the specified vesting period. The fair value of RSUs is determined to be the closing share price of the Company’s common stock on the grant date.

Common Stock Warrants

The Company accounts for common stock warrants as either equity instruments or liabilities, depending on the specific terms of the warrant agreement. The warrants shall be classified as a liability if (1) the underlying shares are classified as liabilities or (2) the entity can be required under any circumstances to settle the warrant by transferring cash or other assets. The measurement of equity-classified non-employee stock-based payments is generally fixed on the grant date and are considered compensatory. For additional discussion on warrants, see Note 10.

Net Loss Per Share

Basic net loss per share is calculated by dividing the net loss applicable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, without consideration for common stock equivalents. Diluted net loss per share is calculated by adjusting the weighted-average number of shares outstanding for the dilutive effect of common stock equivalents outstanding for the period, determined using the treasury-stock method. Therefore, basic and diluted net loss per share applicable to common stockholders were the same for all periods presented.

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

The table below provides information on shares of the Company’s common stock issuable upon vesting and exercise, as of June 30:

	2025	2024
Shares issuable upon vesting of RSUs	115	2,828
Shares issuable upon exercise of stock options	3,905	17,584
Shares issuable upon exercise of Lender Warrant (defined below) to purchase common stock	625	625
Shares issuable upon exercise of Underwriter Warrant (defined below) to purchase common stock	4,500	4,500

Recently Adopted Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies an issuer’s accounting for convertible instruments by reducing the number of accounting models that require separate accounting for embedded conversion features. ASU 2020-06 also simplifies the settlement assessment that entities are required to perform to determine whether a contract qualifies for equity classification and makes targeted improvements to the disclosures for convertible instruments and earnings-per-share (EPS) guidance. This update will be effective for the Company’s fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Entities can elect to adopt the new guidance through either a modified retrospective method of transition or a fully retrospective method of transition. The Company adopted this standard as of January 1, 2024. ASU 2020-06 did not have a material impact on the Company’s unaudited condensed financial statements.

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which provides amendments to improve reportable segment disclosures requirements. ASU 2023-07 expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. All disclosure requirements under ASU 2023-07 are also required for public entities with a single reportable segment. The amendments in ASU 2023-07 are effective for fiscal years beginning after December 15, 2023, with early adoption permitted. The Company adopted ASU 2023-07 effective January 1, 2024. The adoption of this guidance did not have a material impact on the Company’s related disclosures.

3. AVAILABLE-FOR-SALE SECURITIES

The Company’s U.S. Treasury bills that were classified as available-for-sale securities fully matured during the year ended December 31, 2024. There were no available securities as of June 30, 2025 and December 31, 2024.

The Company recorded $680 of realized losses in the year ended December 31, 2024.

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

4. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following at the dates indicated:

	June 30,	December 31,
	2025	2024
Website	$285,377	$285,377
Computer equipment and purchased software	91,786	91,332
Equipment	19,291	19,291
Furniture and fixtures	26,982	26,982
Leasehold improvements	12,646	12,646
Total property and equipment	436,082	435,628
Accumulated depreciation	(376,293)	(342,065)
Total property and equipment, net	$59,789	$93,563

Depreciation expense for property and equipment was $17,125 and $16,051 for the three months ended June 30, 2025 and 2024, respectively, and $34,228 and $32,101 for the six months ended June 30, 2025 and 2024, respectively.

5. INTERNALLY DEVELOPED SOFTWARE, NET

During the year ended December 31, 2024, the Company capitalized $653,288 of internally developed software costs in connection with the development and continued enhancement of the technology platform and web interfaces. Capitalized costs primarily consist of payroll and payroll-related costs for the Company’s employees.

During the six months ended June 30, 2025, the Company did not capitalize any costs of its internally developed software. The Company recognized $735,436 and $1,075,555 of amortization expense associated with capitalized internally developed software costs during the six months ended June 30, 2025 and 2024, respectively. Accumulated amortization associated with capitalized internally developed software costs as of June 30, 2025 and December 31, 2024 was $9,737,172 and $9,001,736, respectively.

6. OTHER INTANGIBLE ASSETS, NET

During the year ended December 31, 2024, the Company did not sequence any FFPE blocks and therefore did not capitalize any sequenced data as other intangible assets. The Company licenses to its customers, at an additional cost, the sequenced data associated with the sequenced FFPE blocks with the sale of said FFPE blocks. The sequenced data is also organized to form a database of research content that is available for sale to the Company’s customers through a subscription model.

During the six months ended June 30, 2025, the Company did not sequence any FFPE blocks and therefore did not capitalize any sequenced data as other intangible assets. The Company recognized $95,777 of amortization expense associated with the capitalized sequenced data during the six months ended June 30, 2025 and 2024. Accumulated amortization associated with the capitalized sequenced data was $336,852 as of June 30, 2025 and $241,075 as of December 31, 2024.

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

7. DEBT FINANCING

On September 19, 2024, the Company entered into a Note Purchase Agreement (the “Purchase Agreement”) with a lender (the “Lender”). Pursuant to the provisions of the Purchase Agreement, the Lender agreed to provide a loan to the Company in the amount of $1,000,000 (the “Loan”) and the Company agreed to issue to the Lender a promissory note in the principal amount of $1,000,000 payable within 12 months after the date of issuance, with interest accruing and payable at a rate of 18% per annum (the “Note”). The Purchase Agreement contains customary representations and warranties and obligates the Lender to provide an additional loan to the Company, in the form of a revolving line of credit of up to $1,000,000, upon our initial filing of a Registration Statement for an underwritten or best-efforts public offering for gross proceeds of at least $5,000,000. On September 25, 2024, the Company and the Lender closed the transactions (“Closing”) described in the Purchase Agreement, the Lender provided funds to the Company in the net amount of $959,980 and the Company issued the Note to the Lender in the principal amount of $1,000,000. WestPark served as the placement agent in connection with the Loan and was paid a placement agent fee in the amount of $40,020 for its services.

Debt issuance costs related to the Note totaled $140,020 which comprised of placement agent fee of $40,020 and legal costs of $100,000. The debt issuance cost will be amortized over the loan term of 12 months. The amortization expense which is included in interest expense on the statement of operations, totaled $140,020 for the year ended December 31, 2024.

On October 31, 2024, the Company paid off the outstanding principal balance of $1,000,000 and accrued interest of $18,000 on the Note.

8. FAIR VALUE MEASUREMENTS

As of June 30, 2025 and December 31, 2024, the Company did not have any assets or liabilities measured at fair value on a recurring basis.

9. COMMITMENTS AND CONTINGENCIES

Leases

On July 2, 2024, the Company entered into a new operating lease (the “Woburn Lease”) of office space in Woburn, Massachusetts (the “Woburn Premises”) for a term of five years and two months, commencing on September 1, 2024, and terminating on October 30, 2029. The Company has a one-time option to extend the term of the Woburn Lease for one additional term of five years, provided that the Company is not in arrears in any payment of rent, the payment of any outstanding invoice, or otherwise in default. On June 28, 2024, the Company exercised a termination option included in the lease agreement of its former office space in Lexington, Massachusetts, and terminated the lease effective August 31, 2024.

Right-of-use assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. The Company used the interest rate of 8% stated in the lease agreement to discount its real estate lease liabilities.

There are no material residual guarantees associated with any of the Company’s leases, and there are no significant restrictions or covenants included in the Company’s lease agreements. There was no sublease rental income for the six months ended June 30, 2025, and the Company is not the lessor in any lease arrangement, and there were no related-party lease agreements.

Lease Costs

The table below presents certain information related to the lease costs for the Company’s operating lease for the six months ended June 30, 2025:

Operating lease expense	$41,061
Short-term lease expense	—
Total lease cost	$41,061

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

Lease Position as of June 30, 2025

Right-of-use lease assets and lease liabilities for the Company’s operating lease as of June 30, 2025 were recorded in the balance sheet as follows:

Assets
Operating lease right-of-use assets	$299,001
Total lease assets	$299,001

Liabilities
Current liabilities:
Operating lease liability – current portion	$46,982
Non-current liabilities:
Operating lease liability – net of current portion	240,903
Total lease liability	$287,885

Lease Terms and Discount Rate

The table below presents certain information related to the weighted average remaining lease term and the weighted average discount rate for the Company’s operating lease as of June 30, 2025:

Weighted average remaining lease term (in years) – operating lease	4.33
Weighted average discount rate – operating lease	8.00%

Undiscounted Cash Flows

Future lease payments included in the measurement of lease liabilities on the balance sheet are as follows:

2025 (excluding the six months ended June 30, 2025)	$30,306
2026	76,372
2027	80,190
2028	84,200
Thereafter	73,675
Total future minimum lease payments	344,743
Less effect of discounting	(56,858)
Present value of future minimum lease payments	$287,885

Rent expense for the three months ended June 30, 2025 and 2024 amounted to $20,531 and $48,382, respectively. Rent expense for the six months ended June 30, 2025 and 2024 amounted to $41,061 and $91,632, respectively.

Cash Flows

Supplemental cash flow information related to the operating lease for the six months ended June 30, 2025 was as follows:

Non-cash operating lease expense (operating cash flow)	$28,976
Change in operating lease liabilities (operating cash flow)	$(24,282)

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

Sales Tax Payable

The majority of the Company’s customers are researchers, universities, hospitals, and not-for-profit entities that were believed by the Company to have a sales and use tax exemption that generally excludes them from paying sales taxes. The main types of specimens the Company sells are blood, blood plasma, human tissue, human parts, and human bodily fluids and only a few of these products are typically not taxable in some states regardless of the buyer’s tax exemption status. The Company historically has not collected sales tax in states where it had sales. Had the Company contemporaneously collected and remitted sales tax for all customers and in all jurisdictions where it would have been required, there would have been no material impact on the Company’s unaudited condensed financial statements.

As a result of an entity-wide risk assessment process that commenced in the second quarter of 2023, the Company engaged external tax consultant advisors to complement internal resources and efforts to provide support in assessing the appropriate sales tax treatment associated with the Company’s products for all prior years in which the Company had generated revenue, to assist with the facilitation and tracking of Voluntary Disclosure Agreements (“VDAs”) in jurisdictions where a potential tax liability may exist and to assist with the implementation of a sales tax software platform solution for the calculation, communication, collection, and remittance of sales tax for all non-exempt future sales.

From the Company’s inception through the filing date of this Quarterly Report, the Company now believes that an obligation to collect and remit sales tax existed for certain of its sales of products to certain of its customers. The Company has analyzed its product sales, on an invoice-by-invoice and customer-by-customer basis, to determine which products are subject to sales tax in each jurisdiction, and determining which of its customers are exempt from sales tax, and which customers who were not exempt from sales tax have already paid compensating use tax to the appropriate jurisdiction. Part of this process includes requesting and obtaining exemption letters or representations from its customers or proof of payment of their compensating use tax. As the Company continues to make progress on this project, certain customers have notified the Company that they are not exempt from the payment of sales tax and have not remitted use tax and the Company has started to invoice such customers for past sales tax due.

In 2023, the Company established and accrued a reliable point estimate with a maximum potential of the sales tax liability of approximately $707,000 and the related interests and penalties of approximately $215,000 in accrued expenses on the balance sheet. The estimated liability represents the estimated tax liability for sales made to customers who have notified the Company that they are not exempt from sales taxes and customers who have not responded to Company’s request to provide a sales exemption letter. As of December 31, 2023, the Company had also recovered approximately $359,000 of prior taxes from certain customers who do not have a sales tax exemption. During the year ended December 31, 2023, the Company recognized a loss of approximately $564,000 in its statement of operations and comprehensive loss related to the sales tax liability. The Company continued to pursue nonresponsive customers with the expectation that over time, further exemption letters or representations will be received that will reduce the liability.

During the year ended December 31, 2024, the Company received additional sales tax exemption letters or representations from customers. In addition to this, the Company received confirmation from certain tax jurisdictions in which it had previously accrued a potential tax liability that its specimens are exempt from tax in those jurisdictions, therefore, the Company reversed the accrued liability associated with those jurisdictions. The Company also registered in certain states and commenced the filing and remittance of sales taxes. These factors contributed to the reduction of the sales tax liability to approximately $405,000 and the related interests and penalties to approximately $119,000 as of December 31, 2024. During the year ended December 31, 2024, the Company had recovered approximately $512,000 of prior taxes from certain customers who do not have a sales tax exemption. The Company commenced VDA filings with certain tax jurisdictions in the year ended December 31, 2024, during which it started remitting its sales tax obligations.

During the six months ended June 30, 2025, the Company received additional sales tax certificates from customers. As of June 30, 2025, the Company has a sales tax liability of approximately $273,000 and the related interests and penalties to approximately $69,000.

As of June 30, 2025, the Company had recovered approximately $530,000 of prior taxes from certain customers who do not have a sales tax exemption. The Company did not recognize any additional loss in its statement of operations and comprehensive loss related to the sales tax liability during the six months ended June 30, 2025.

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

Legal Proceedings

From time to time the Company is involved in litigation, claims, and other proceedings arising in the ordinary course of business. Such litigation and other proceedings may include, but are not limited to, actions relating to employment law and misclassification, intellectual property, commercial or contractual claims, or other consumer protection statutes. Litigation and other disputes are inherently unpredictable and subject to substantial uncertainties and unfavorable resolutions could occur. As of June 30, 2025, there were legal disputes filed against the Company.

Resignation of Chief Information Officer and Filing of Demand for Arbitration

On July 25, 2024, Benjamin Bielak, the Company’s Chief Information Officer, until his resignation on July 14, 2024, initiated a Demand for Arbitration against the Company with the American Arbitration Association, pursuant to the dispute resolution provisions contained in Mr. Bielak’s employment agreement. The terms and conditions of Mr. Bielak’s employment with the Company were governed by his employment agreement.

In his Demand for Arbitration, Mr. Bielak claims that the Company failed to provide him with certain bonus payments allegedly due to him for work performed in 2023 and 2024. Mr. Bielak also claims that the Company failed to provide him with severance payments allegedly due pursuant to the provisions of his employment agreement. The total amount of Mr. Bielak’s claim for alleged damages is $586,800 plus attorneys’ fees and interest.

During the six months ended June 30, 2025, the Company settled this legal matter and the parties agreed to a $215,000 settlement pursuant to a settlement agreement executed on January 30, 2025.

Azenta US, Inc. (“Azenta”)

On or around January 15, 2025, Azemta initiated a claim against the Company for $651,262 arising from a breach of contract, and unjust enrichment basis amongst other things. The Company believes that Azenta’s claims are without legal or factual basis, and intends to vigorously defend these claims. The matter is currently in the discovery phase, with the parties having exchanged written discovery.

EGS- Ellenoff Grossman & Schole LLP (“EGS”)

On or around November 14, 2024, EGS initiated a claim against the Company for $425,684 arising from a breach of contract, and compensation on a quantum meirut basis amongst other things. The Company believes that EGS’ claims are without legal or factual basis, and intends to vigorously defend these claims. As of current, the Company is engaged in the process of settlement discussions with EGS.

Settlement Agreement with Focus Technology Solutions, LLC

On December 9, 2024, Focus Technologies, Inc. (“Focus”) filed a complaint against the Company in the Superior Court of Suffolk County, Massachusetts, alleging non-payment under agreements dated July 29, 2022, related to the provision of information technology services. Focus is seeking approximately $489,572 in damages, plus interest and attorneys’ fees. Following the filing, Focus disabled the Company’s web-based commerce platform on January 24, 2025, resulting in a shutdown of the iSpecimen Marketplace from January 25, 2025, through February 12, 2025.

To restore service, the parties entered into a settlement agreement on February 11, 2025 (the “Settlement Agreement”), under which the Company agreed to pay $500,000 in nine monthly installments in exchange for the restoration of its platform. The Company made an initial payment of $50,000 on February 12, 2025. However, Focus failed to fully restore the platform, requiring the Company to engage a third-party developer to complete the work in early March 2025. On February 28, 2025, the Company notified Focus that it was in breach of the Settlement Agreement and has since withheld further payments.

Focus has sought to amend its complaint to enforce the Settlement Agreement and has requested pre-judgment security in the amount of $450,000. The Company is opposing these efforts and intends to assert counterclaims against Focus for consequential damages arising from the service disruption and failure to perform under the agreements. While the outcome of this matter cannot be predicted with certainty, the Company does not believe that this litigation will have a material adverse effect on its business, financial condition, or results of operations at this time.

On April 10, 2025, the Court partially granted Focus’ Motion for Pre-Judgment Security. The Company is required to open a dedicated bank account by April 20, 2025 and deposit 15% of revenue starting one month after the account opening up to $420,000. The Company will continue to seek relief from the pre-judgment security, and its counterclaim against Focus is still pending, which could ultimately exceed the value of Focus’ claims.

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

10. STOCKHOLDERS’ EQUITY

The Company’s authorized capital is 250,000,000 shares, of which (1) 200,000,000 shares are common stock, par value $0.0001 per share and (2) 50,000,000 shares are preferred stock, par value $0.0001 per share, which may, at the sole discretion of the Company’s board of directors, be issued in one or more series.

Reverse Stock Split

On August 19, 2024, the Company’s board of directors approved a one-for-twenty (1:20) reverse stock split of the Company’s issued and outstanding shares of common stock. On September 13, 2024, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split. The Reverse Stock Split became effective on September 13, 2024, and the Company’s common stock began trading on a split-adjusted basis on Nasdaq on September 16, 2024.

At the Market Offering

On March 5, 2024, the Company put in place an At the Market Offering Agreement (the “ATM Agreement”) which allowed the Company to issue and sell shares of its common stock, having an aggregate offering price of up to $1,500,000 (the “ATM Shares”), from time to time through the Sales Agent. During the year ended December 31, 2024, the Company sold 199,004 ATM Shares for gross proceeds of approximately $1,494,000 under the ATM Agreement. The Company incurred offering costs of approximately $255,000, resulting in net proceeds of approximately $1,239,000.

Securities Offering on Form S-1 and Material Definitive Agreement

On October 29, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with WestPark, and a securities purchase agreement (the “Securities Purchase Agreement”) with investors pursuant to which the Company agreed to issue and sell (i) 132,814 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an offering price of $2.999 per share, and (ii) pre-funded warrants to purchase up to 1,533,852 shares of Common Stock (the “Pre-Funded Warrants”) at an offering price of $3.00 per Share, less $0.0001 per Pre-Funded Warrant, for aggregate gross proceeds of $4,998,464 (or $4,999,998 assuming the full exercise of the Pre-Funded Warrants), before deducting placement agent fees and other offering expenses. The Offering closed on October 31, 2024.

As part of its compensation for acting as Placement Agent for the Offering, the Company paid the Placement Agent a cash fee of 4.0% of the aggregate gross proceeds plus reimbursement of certain expenses and legal fees. The Company incurred offering costs of approximately $366,189, resulting in net proceeds of approximately $4,632,275.

Stock Options

There were no options exercised during the six months ended June 30, 2025 and the year ended December 31, 2024.

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

Warrants

Underwriter Warrants

In connection with the Company’s underwriting agreement with ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”) and the representative of the Company’s IPO underwriters, the Company entered into a warrant agreement to purchase up to 4,500 shares of common stock to several affiliates of ThinkEquity (the “Underwriter Warrants”). The Underwriter Warrants are exercisable at a per share exercise price of $200.00 and are exercisable at any time and from time to time, in whole or in part, during the four- and one-half year period commencing 180 days from the effective date of the IPO registration statement. The Underwriter Warrants became exercisable on or after December 16, 2021 (six months from the effective date of the offering) and expire on June 15, 2026. Upon issuance of the Underwriter Warrants, as partial compensation for its services as an underwriter, the fair value of approximately $0.4 million was recorded as equity issuance costs in the year ended December 31, 2021. As of June 30, 2025, the Underwriter Warrants had not been exercised, and had a weighted average exercise price of $200.00 per share and a remaining weighted average time to expiration of 0.96 years.

Lender Warrant

In connection with the loan agreement entered into with Western Alliance Bank (the “Lender”) on August 13, 2021, the Company issued a warrant (the “Lender Warrant”) to the Lender to purchase 625 shares of common stock of the Company. The Lender Warrant is exercisable at a per share exercise price of $160.00 and is exercisable at any time on or after August 13, 2021 through August 12, 2031. The Company determined that the Lender Warrant was equity classified. As of June 30, 2025, the Lender Warrant had not been exercised, and had a weighted average exercise price of $160.00 per share and a remaining weighted average time to expiration of 6.12 years.

PIPE Warrants

On December 1, 2021, the Company completed a private placement (the “PIPE”) in which the Company issued warrants (the “PIPE Warrants”) to purchase up to an aggregate of 65,625 shares of common stock. These PIPE Warrants have an exercise price of $260.00 per share and are immediately exercisable upon issuance and will expire on the five and one-half-year anniversary of the issuance date.

On February 13, 2024, the Company entered into certain warrant repurchase and termination agreements with the holders of the PIPE Warrants to repurchase the PIPE Warrants for a purchase price equal to $0.80 multiplied by the number of shares of common stock issuable pursuant to such PIPE Warrants. In connection with such repurchases, all past, current and future obligations of the Company relating to the PIPE Warrants were released, discharged and are of no further force or effect.

A summary of total warrant activity during the six months ended June 30, 2025 is as follows:

			Weighted
		Weighted	Average Remaining
	Warrants Outstanding	Average Exercise Price	Contractual Term in Years
Balance at December 31, 2023	70,750	$255.30	3.47
Granted	799,631	3.00	—
Exercised	—	—	—
Repurchased	(65,625)	0.80	—
Balance at December 31, 2024	804,756	4.22	2.09
Granted	—	—	—
Exercised	(799,631)	3.00	—
Balance at June 30, 2025	5,125	$195.12	1.59

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

11. STOCK-BASED COMPENSATION

Stock Incentive Plans

2021 Plan

In March 2021, the Company adopted the iSpecimen Inc. 2021 Stock Incentive Plan, which was subsequently amended in June 2021 and then on May 25, 2022 (the “2021 Plan”). The 2021 Plan was adopted to enhance the Company’s ability to attract, retain and motivate employees, officers, directors, consultants, and advisors by providing such persons with equity ownership opportunities and performance-based incentives. The 2021 Plan authorizes options, restricted stock, RSUs and other stock-based awards. The Company’s board of directors, or any committee to which the board of directors delegates such authority, has the sole discretion in administering, interpreting, amending, or accelerating the 2021 Plan. Awards may be made under the 2021 Plan for up to 30,400 shares of the Company’s common stock, and the 2021 Plan was made effective with the completion of the IPO.

On May 24, 2023, at the Company’s annual meeting of stockholders, the stockholders approved an amendment to the 2021 Plan to increase the number of shares under the 2021 Plan from 30,400 shares of common stock to 93,475 shares of common stock.

No equity awards were granted under the 2021 Plan during the three and six months ended June 30, 2025. During the three and six months ended June 30, 2024, 750 and 4,767 equity awards were granted under the 2021 Plan, respectively. As of June 30, 2025, there were 72,148 shares of common stock available for future grants under the 2021 Plan.

2013 Plan

The iSpecimen Inc. 2013 Stock Incentive Plan (the “2013 Plan”) was adopted on April 12, 2013 and subsequently amended on July 29, 2015. The aggregate number of shares of common stock that may be issued pursuant to the 2013 Plan was 85,679.

No equity awards were granted under the 2013 Plan during the six months ended June 30, 2025 and 2024. According to the 2013 Plan, which was adopted by the Company’s board of directors on April 12, 2013, no awards shall be granted under the 2013 Plan after the completion of ten years from the date on which the 2013 Plan was adopted by the Company’s board of directors. Therefore, as of April 13, 2023, no further shares had been granted under the 2013 Plan.

Stock Options

The following assumptions were used to estimate the fair value of stock options granted using the Black-Scholes-Merton option pricing model during the six months ended June 30:

2024
Assumptions:
Risk-free interest rate	3.93% – 4.56%
Expected term (in years)	0.78 – 4.00
Expected volatility	57.49% – 58.71%
Expected dividend yield	—

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

A summary of stock option activity under the 2021 Plan and 2013 Plan is as follows:

			Weighted
			Average
	Options Outstanding	Weighted Average Exercise Price	Remaining Contractual Term in Years	Aggregate Intrinsic Value
Balance at December 31, 2023	14,830	$43.47	8.53	$—
Granted	5,521	7.30	—	—
Exercised	—	—	—	—
Cancelled/forfeited	(11,891)	33.99	—	—
Balance at December 31, 2024	8,460	33.20	5.20	—
Granted	—	—	—	—
Exercised	—	—	—	—
Cancelled/forfeited	(4,555)	26.31	—	—
Balance at June 30, 2025	3,905	$41.24	6.47	$—

Options exercisable at June 30, 2025	3,413	$45.36	6.13	$—

The aggregate intrinsic value in the table above represents the difference between the Company’s stock price as of the balance sheet date and the exercise price of each in-the-money option on the last day of the period. No stock options were exercised during the six months ended June 30, 2025 and 2024.

No stock options granted during the six months ended June 30, 2025. The weighted average grant date fair value of stock options issued in the six months ended June 30, 2024 was $2.60. The following table sets forth the recorded stock options compensation expense of the Company during the three and six months ended June 30:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses:
Technology	$—	$1,658	$—	$3,203
Sales and marketing	35	335	69	831
Supply development (recovery)	(393)	220	84	431
Fulfillment	292	—	804	869
General and administrative	—	15,882	—	32,201
Total stock options expense (recovery)	$(66)	$18,095	$957	$37,535

As of June 30, 2025 and 2024, a total of $2,696 and $72,233 of unamortized compensation expense is being recognized over the remaining requisite service period of 3.25 and 2.26 years, respectively.

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

Restricted Stock Units

A summary of RSUs activity under the 2021 Plan and 2013 Plan is as follows:

		Weighted
	RSUs Outstanding	Average Grant Date Fair Value
Unvested Balance at December 31, 2023	5,630	$113.09
Granted	—	—
Vested	(1,800)	120.36
Forfeited	(3,008)	102.66
Unvested Balance at December 31, 2024	822	$132.34
Granted	—	—
Vested	(338)	116.38
Forfeited	(369)	109.99
Unvested Balance at June 30, 2025	115	$100.02

The Company recorded RSUs compensation expense during the three and six months ended June 30, 2025 and 2024 as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses:
Technology (recovery)	$(184)	$22,833	$2,691	$49,776
Sales and marketing (recovery)	(23)	9,508	8,785	25,417
Supply development	—	52	—	277
Fulfillment	2,076	8,217	8,891	17,728
General and administrative (recovery)	—	20,932	(3,620)	42,829
Total RSU expense	$1,869	$61,542	$16,747	$136,027

As of June 30, 2025 and 2024, the total unrecognized stock-based compensation expense related to unvested RSUs was $6,912 and $311,044, and it is expected to be recognized on a straight-line basis over a weighted average period of approximately 0.75 and 1.35 years, respectively.

12. INCOME TAXES

As of June 30, 2025 and December 31, 2024, the Company had federal net operating loss carryforwards of approximately $65,000,000 and $62,400,000, respectively, of which approximately $13,000,000 expires at various periods through 2037 and approximately $52,000,000  can be carried forward indefinitely. As of June 30, 2025 and December 31, 2024, the Company had state net operating loss carryforwards of approximately $36,900,000 and $36,100,000, respectively, that expire at various periods through 2045, respectively. At June 30, 2025 and December 31, 2024, the Company had federal and state tax credits of approximately $2,155,000 available for future periods that expire at various periods through 2045. The Company has recorded a full valuation allowance against net deferred income tax assets due to a history of losses generated since inception.

Due to changes in ownership provisions of the Internal Revenue Code, the availability of the Company’s NOL carryforwards may be subject to annual limitations under Section 382 of the Internal Revenue Code against taxable income in the future period, which could substantially limit the eventual utilization of such carryforwards.

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

13. SEGMENT AND GEOGRAPHIC INFORMATION

Operating segments are defined as components of an enterprise for which separate financial information is available and evaluated regularly by the chief operating decision maker, which is our Chief Executive Officer, in deciding how to allocate resources and in assessing performance. We manage our business globally within one operating segment in accordance with ASC Topic 280, Segment Reporting (“ASC 280”). Segment information is consistent with how management reviews the business, makes investing and resource allocation decisions and assesses operating performance.

The Company has one reportable segment – biospecimens. The Company derive its revenue by procuring specimens from its healthcare provider network and then distributing these annotated biospecimens to its research client base.

Set out below is information about the assets and liabilities as at June 30, 2025 and December 31, 2024 and profit or loss from each segment for the six months ended June 30, 2025 and 2024.

	June 30, 2025	December 31, 2024
Financial statement line item:
Reportable segment assets	$6,034,501	$9,350,230
Reportable segment liabilities	5,412,528	6,039,222

	Six Months Ended June 30,
	2025	2024
Financial statement line item:
Revenues from external customers	$1,770,645	$5,153,672
Less:
Cost of revenue, excluding amortization	1,005,679	2,328,621
Technology expenses, excluding amortization	346,242	748,339
Sales and marketing expenses	605,522	1,748,890
Supply development expenses	192,771	335,350
Fulfillment expenses	541,991	844,043
Other segment items (a)	910,958	2,986,859
Depreciation & amortization expense	865,441	1,203,433
Interest expense	1,946	8,939
Interest income	(3,186)	(39,661)
Interest and penalties on sales tax liability	8,920	—
Income tax expense	—	—
Reportable segment income (loss)	$(2,705,639)	$(5,011,141)

(a)	Other segment items included in reportable segment net loss consists mainly of general and administrative expenses for corporate functions, such as insurance expenses, associated software licenses, other payroll and related expenses for human resources, legal, finance and executive teams, other consulting and professional fees for corporate services rendered, other marketing expenses, franchise tax, other gains and losses, and other overhead expense.

iSpecimen Inc.

Notes to Unaudited Condensed Financial Statements

The Company’s reportable business segment sell their goods in four geographic locations:

●	Americas

●	Europe

●	Middle East/Africa

●	Asia Pacific

The following table represents the percentage of total revenue by geographic area, based on the location of the customer for the six months ended June 30, 2025 and 2024, respectively.

	2025	2024
Americas	94.93%	88.27%
Europe, Middle East and Africa	2.47%	10.09%
Asia Pacific	2.60%	1.64%

14. SUBSEQUENT EVENTS

Closing of Underwritten Offering

On July 23, 2025, the Company entered into an Underwriting Agreement with WestPark Capital, Inc. (the “Underwriter”), pursuant to which the Company agreed to sell, in an underwritten public offering (the “Offering”), an aggregate of 5,714,283 securities, consisting of (i) 1,482,644 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) pre-funded warrants to purchase up to 4,231,639 shares of Common Stock (the “Pre-Funded Warrants”), at an exercise price of $0.0001 per share. The securities were sold at a public offering price of $0.70 per share (or $0.6999 per Pre-Funded Warrant), for gross proceeds of approximately $4,000,000, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Pre-Funded Warrants are immediately exercisable until such time as the Pre-Funded Warrants are exercised in full.

The Company intends to use $1,500,000 of the net proceeds for marketing and advertising services pursuant to a Consulting Agreement with IR Agency LLC, and $1,000,000 for the initial milestone payment under a Software Purchase and Services Agreement with Sales Stack Solutions Corp. The remaining proceeds will be used for working capital and general corporate purposes.

The Offering closed on July 25, 2025. The securities were offered pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-286958), which was filed with the Securities and Exchange Commission on May 2, 2025, and declared effective on July 23, 2025.

On July 31, 2025, the Company entered into a Securities Purchase Agreement with certain accredited investors, pursuant to which the Company issued and sold, in a private placement (the “Private Placement”), an aggregate of 1,559,828 shares of its common stock, par value $0.0001 per share (the “Common Stock”), or, in lieu thereof, pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), at a purchase price of $1.122 per share of Common Stock or $1.1219 per Pre-Funded Warrant, reflecting an exercise price of $0.0001 per Pre-Funded Warrant share. The Private Placement closed on August 4, 2025, and resulted in gross proceeds to the Company of approximately $1.75 million, before deducting placement agent fees and other offering expenses.

In connection with the Private Placement, the Company entered into an engagement letter with WestPark Capital, Inc. (“WestPark”), pursuant to which WestPark acted as the exclusive placement agent. As compensation for its services, WestPark received a cash commission equal to 4.0% of the gross proceeds of the Private Placement, plus reimbursement of certain legal and out-of-pocket expenses.

On August 4, 2025, the Company entered into a marketing and investor relations agreement (the “IR Agreement”) with the Consultant, pursuant to which the Consultant will provide marketing and advertising services to promote the Company to the financial community. In consideration for such services, the Company agreed to pay the Consultant a cash fee of $500,000. The IR Agreement has an initial term of one (1) month and may be extended upon mutual written agreement. Either party may terminate the agreement upon written notice.

iSpecimen Inc.

1,559,828 Shares of Common Stock

PROSPECTUS

The date of this Prospectus is           , 2025

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and to FINRA.

Description	Amount to be Paid
Filing Fee - Securities and Exchange Commission	$
Legal fees and expenses
Accounting fees and expenses
Transfer agent’s and registrar fees and expenses
Printing fees and expenses
Miscellaneous fees and expenses
Total	$

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our second amended and restated bylaws provide that, to the fullest extent permitted by law, we shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of ours, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

Our fourth amended and restated certificate of incorporation provides that we shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of ours or while a director or officer is or was serving at our request as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require us to indemnify or advance expenses to any person in connection with any action, suit, proceeding or claim initiated by or on behalf of such person or any counterclaim against us initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of our fourth amended and restated certificate of incorporation shall not adversely affect any right or protection of a director or officer of ours with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

Our fourth amended and restated certificate of incorporation and second amended and restated bylaws provide we shall, to the fullest extent permitted under the laws of the State of Delaware, as amended and supplemented from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such party is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such party or on such party’s behalf in connection with such action, suit or proceeding and any appeal therefrom.

Expenses incurred by such a person in defending a civil or criminal action, suit or proceeding by reason of the fact that such person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us as authorized by relevant sections of the Delaware General Corporation Law. Notwithstanding the foregoing, we shall not be required to advance such expenses to a person who is a party to an action, suit or proceeding brought by us and approved by a majority of our Board of Directors that alleges willful misappropriation of corporate assets by such person, disclosure of confidential information in violation of such person’s fiduciary or contractual obligations to us or any other willful and deliberate breach in bad faith of such person’s duty to us or our stockholders.

We shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by our Board of Directors.

The indemnification rights provided in our fourth amended and restated certificate of incorporation and second amended and restated bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, continue as to such person who has ceased to be a director or officer, and inure to the benefit of the heirs, executors and administrators of such a person.

If the Delaware General Corporation Law is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

We may, to the extent authorized from time to time by our Board of Directors, grant indemnification rights to other employees or agents of ours or other persons serving us and such rights may be equivalent to, or greater or less than, those set forth in our second amended and restated bylaws.

Our obligation to provide indemnification under our second amended and restated bylaws shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by us or any other person.

To assure indemnification under our second amended and restated bylaws of all directors, officers, employees or agents who are determined by us or otherwise to be or to have been “fiduciaries” of any employee benefit plan of ours that may exist from time to time, Section 145 of the Delaware General Corporation Law shall, for the purposes of our second amended and restated bylaws, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of ours that is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; we shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to us also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; and excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

Our second amended and restated bylaws shall be deemed to be a contract between us and each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The indemnification provision of our second amended and restated bylaws does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of ours, or is or was serving at our request as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against liability under the provisions of this section. We currently maintain such insurance. The right of any person to be indemnified is subject to our right, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at our expense of by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herewith, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

On July 31, 2025, we entered into the Purchase Agreement with certain accredited investors, pursuant to which the Company issued and sold, in a private placement an aggregate of 1,559,828 shares of its common stock, par value $0.0001 per share, or, in lieu thereof, pre-funded warrants to purchase shares of Common Stock, at a purchase price of $1.122 per share of Common Stock or $1.1219 per Pre-Funded Warrant, reflecting an exercise price of $0.0001 per Pre-Funded Warrant share.

The August 2025 Private Placement was conducted in compliance with Nasdaq Listing Rule 5635(d), which permits issuances of 20% or more of the outstanding Common Stock without shareholder approval when the offering is priced at or above the “Minimum Price” as defined under Nasdaq rules. The August 2025 Private Placement closed on August 4, 2025, and resulted in gross proceeds to the Company of approximately $1.75 million, before deducting placement agent fees and other offering expenses.

The sale and the issuance of the foregoing securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). We made this determination based on the representations of each investor which included, in pertinent part, that each such investor was either (a) an “accredited investor” within the meaning of Rule 501 of Regulation D or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and upon such further representations from each investor that (i) such investor acquired the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) such investor agreed not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor had knowledge and experience in financial and business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us, (iv) such investor had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) such investor had no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon these exemptions.

No.	Description of Exhibit
3.1	Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed with the SEC on June 22, 2021).
3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K filed with the SEC on June 22, 2021).
3.3	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed with the SEC on July 10, 2025).
4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Company ’s Form 8-K filed with the SEC on November 29, 2021).
4.2	Warrant to Purchase Stock – Western Alliance Bank (incorporated by reference as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on August 16, 2021).
4.3	Description of Securities (incorporated by reference to Exhibit 4.3 of the Company’s Form 10-K filed with the SEC on March 22, 2022).
4.4	Senior Note, dated as of September 25, 2024 (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed with the SEC on September 25, 2024).
4.5	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed with the SEC on October 31, 2024).
4.6	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1, as amended (File No. 333-286958)).
4.7	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed with the SEC on August 5, 2025).
5.1*	Legal Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Loan and Security Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on August 16, 2021).
10.2	Warrant to Purchase Common Stock issued to Western Alliance Bank on August 13, 2021 (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the SEC on August 16, 2021).
10.3	Securities Purchase Agreement, dated November 28, 2021, by and between the Company and the purchasers named therein (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on November 29, 2021).
10.4	Registration Rights Agreement, dated November 28, 2021, by and between the Company and the investors named therein (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the SEC on November 29, 2021).
10.5	Placement Agency Agreement, dated November 28, 2021, by and between the Company and ThinkEquity LLC (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed with the SEC on November 29, 2021).
10.6	iSpecimen Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company ’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.7	iSpecimen Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company ’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.8	Form of Indemnification Agreement, by and between the Company and certain directors and executive officers (incorporated by reference to Exhibit 10.3 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.9	Form of Confidentiality , Non-Competition And Assignment Agreement, by and between iSpecimen Inc. and each of its employees (incorporated by reference to Exhibit 10.4 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.10	Lease between the Company and Bedford Street LLC (incorporated by reference to Exhibit 10.5 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.11	Form of Series A Preferred Stock Subscription Agreement (incorporated by reference to Exhibit 10.6 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.12	Capital Commitment Agreement, dated September 1, 2012 (incorporated by reference to Exhibit 10.7 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.13	Form of Series B Preferred Stock Purchase Agreement, dated August 22, 2014 (incorporated by reference to Exhibit 10.8 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.14	Form of Investors’ Rights Agreement for Series A-1 Preferred Stock and Series B Preferred Stock Investors (incorporated by reference to Exhibit 10.9 of the Company’s Form S-1/A (File No. 333- 250198) with the SEC on December 31, 2020).
10.15	Form of Convertible Note Subscription Agreement (incorporated by reference to Exhibit 10.10 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.16	Form of Unsecured Convertible Promissory Note (incorporated by reference to Exhibit 10.11 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.17	Unsecured Convertible Promissory Note, dated December 29, 2017, issued by the Company to Anna- Maria and Stephen Kellen Foundation, Inc. (incorporated by reference to Exhibit 10.12 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).

10.18	Omnibus Amendment to Unsecured Convertible Notes and Subscription Agreement, dated August 3, 2018, by and among the Company , Andrew L. Ross, Anna-Maria and Stephen Kellen Foundation, Inc., and OBF Investments, LLC (incorporated by reference to Exhibit 10.13 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.19	Second Omnibus Amendment to Unsecured Convertible Notes and Subscription Agreement, dated May 1, 2019, by and among iSpecimen Inc., Andrew L. Ross, Anna-Maria and Stephen Kellen Foundation, Inc., and OBF Investments, LLC (incorporated by reference to Exhibit 10.14 of the Company’s Form S- 1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.20	Third Omnibus Amendment to Unsecured Convertible Notes and Subscription Agreement, dated November 15, 2019, by and among iSpecimen Inc., Andrew L. Ross, Anna-Maria and Stephen Kellen Foundation, Inc., and OBF Investments, LLC (incorporated by reference to Exhibit 10.15 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.21	Fourth Omnibus Amendment to Unsecured Convertible Notes and Subscription Agreement, dated September 19, 2020, by and among iSpecimen Inc., Andrew L. Ross, Anna-Maria and Stephen Kellen Foundation, Inc., and OBF Investments, LLC (incorporated by reference to Exhibit 10.16 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.22	Form of Note Subscription Agreement for Secured Bridge Debt (incorporated by reference to Exhibit 10.17 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.23	Form of Secured Promissory Note for Secured Bridge Debt (incorporated by reference to Exhibit 10.18 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.24	First Amendment to Note Subscription Agreements and Secured Promissory Notes, dated May 1, 2019, by and among the Company and Note Investors (incorporated by reference to Exhibit 10.19 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.25	Second Amendment to Note Subscription Agreements and Secured Promissory Notes, dated November 15, 2019, by and among the Company and Note Investors (incorporated by reference to Exhibit 10.20 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.26	Third Amendment to Note Subscription Agreements and Secured Promissory Notes, dated June 15, 2020, by and among the Company and Note Investors (incorporated by reference to Exhibit 10.21 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.27	Fourth Amendment to Note Subscription Agreements and Secured Promissory Notes, dated October 1, 2020, by and among the Company and Note Investors (incorporated by reference to Exhibit 10.22 of the Company’s Form S-1/A (File No. 333-250198) with the SEC on December 31, 2020).
10.28	Fifth Amendment to Note Subscription Agreements and Secured Promissory Notes, dated March 15, 2021, by and among the Company and Note Investors (incorporated by reference to Exhibit 10.23 of the Company’s Form S-1/A3 (File No. 333-250198) with the SEC on April 2, 2021).
10.29	iSpecimen Inc. Second Amended and Restated 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on May 26, 2022).
10.30#	Executive Employment Agreement by and between the Company and Christopher lanelli (incorporated by reference to Exhibit 10.25 of the Company’s Form S-1/A3 (File No. 333-250198) with the SEC on April 2, 2021).
10.31#	Executive Employment Agreement by and between the Company and Jill Mullan (incorporated by reference to Exhibit 10.26 of the Company’s Form S-1/A3 (File No. 333-250198) with the SEC on April 2, 2021).
10.32#	Executive Employment Agreement by and between the Company and Tracy Curley (incorporated by reference to Exhibit 10.27 of the Company’s Form S-1/A3 (File No. 333-250198) with the SEC on April 2, 2021).
10.33#	Employment Agreement by and between the Company and Benjamin Bielak (incorporated by reference to Exhibit 10.28 of the Company’s Form S-1/A3 (File No. 333-250198) with the SEC on April 2, 2021).
10.34	Factoring Agreement, dated January 1, 2021, by and between iSpecimen Inc. and Versant Funding, LLC (incorporated by reference to Exhibit 10.29 of the Company’s Form S-1/A4 (File No. 333-250198) filed with the SEC on April 27, 2021).
10.35	Waiver Agreement, dated April 29, 2022, by and between the Company and Western Alliance Bank (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on April 29, 2022).
10.36#	First Amendment to Executive Employment Agreement, dated as of June 20, 2022, between the Company and Christopher Ianelli (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on June 21, 2022).

10.37#	First Amendment to Executive Employment Agreement, dated as of June 20, 2022, between the Company and Jill Mullan (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the SEC on June 21, 2022).
10.38#	First Amendment to Executive Employment Agreement, dated as of June 20, 2022, between the Company and Tracy Curley (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed with the SEC on June 21, 2022).
10.39#	First Amendment to Executive Employment Agreement, dated as of June 20, 2022, between the Company and Benjamin Bielak (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed with the SEC on June 21, 2022).
10.40+#	First Amended and Restated Executive Employment Agreement, dated October 24, 2022, by and between Tracy Wilson Curley and iSpecimen Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on October 28, 2022).
10.41	First Restated Noncompetition, Nonsolicitation, Nondisclosure and Inventions Agreement, dated October 24, 2022, by and between Tracy Wilson Curley and iSpecimen Inc. (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the SEC on October 28, 2022).
10.42+#	First Amended and Restated Executive Employment Agreement, dated October 24, 2022, by and between Benjamin Bielak and iSpecimen Inc. (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed with the SEC on October 28, 2022).
10.43	First Restated Noncompetition, Nonsolicitation, Nondisclosure and Inventions Agreement, dated October 24, 2022, by and between Benjamin Bielak and iSpecimen Inc. (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed with the SEC on October 28, 2022).
10.44+	Separation Agreement, dated October 24, 2022, by and between Christopher Ianelli and iSpecimen Inc. (incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K filed with the SEC on October 28, 2022).
10.45+	Separation Agreement effective October 24, 2022, by and between Jill Mullan and iSpecimen Inc. (incorporated by reference to Exhibit 10.6 of the Company’s Form 8-K filed with the SEC on October 28, 2022).
10.46	Note Purchase Agreement, dated as of September 19, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on September 25, 2024).
10.47	Form of Placement Agency Agreement, dated as of October 29, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on October 31, 2024).
10.48	Form of Securities Purchase Agreement, dated as of October 29, 2024 (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the SEC on October 31, 2024).
10.49	Investor Relations Agreement, dated October 31, 2024, by and between the Company and IR Agency LLC (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed with the SEC on October 31, 2024).
10.50	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form S-1, as amended (File No. 333-286958)).
10.51	Consulting Agreement with IR Agency LLC (incorporated by reference to Exhibit 10.45 to the Registration Statement on Form S-1, as amended (File No. 333-286958)).
10.52	Software Purchase and Services Agreement with Sales Stack Solutions Corp. (incorporated by reference to Exhibit 10.46 to the Registration Statement on Form S-1, as amended (File No. 333-286958)).
10.53	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on August 5, 2025).
10.54	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the SEC on August 5, 2025).
10.55	Investor Relations Agreement by and between the Company and IR Agency LLC (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed with the SEC on August 5, 2025).
14	Form of Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14 of the Company’s Form S-1/A4 (File No. 333-250198) filed with the SEC on April 27, 2021).
23.1*	Consent of Wolf & Company , P.C.
23.2*	Consent of Bush & Associates CPA LLC.
23.3	Consent of Sichenzia Ross Ference Carmel LLP (contained in Exhibit 5.1).
97.1	iSpecimen Inc. Executive Compensation Clawback Policy (Adopted on October 27, 2023) (incorporated by reference to Exhibit 97.1 of the Company’s Form 10-K filed with the SEC on March 13, 2024).
101.INS*	Inline XBRL Instance Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File––the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
107*	Filing Fee Table

*	Filed herewith.

**	Furnished herewith.

+	Schedules and exhibits have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

#	Indicates management contract or compensatory plan or arrangement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, State of Massachusetts, on the 20th day of August 2025.

iSPECIMEN INC.

By:	/s/ Robert Bradley Lim
Robert Bradley Lim
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Robert Bradley Lim and Katharyn Field and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities set forth opposite their names.

Signature	Title	Date

/s/ Robert Bradley Lim	Chief Executive Officer, Treasurer,	August 20, 2025
Robert Bradley Lim	Secretary and Director

/s/ Yuying Liang	Principal Accounting and Financial Officer	August 20, 2025
Yuying Liang

/s/ Siyun Yang	Director	August 20, 2025
Siyun Yang

/s/ Anthony Lau	Director	August 20, 2025
Anthony Lau

/s/ Avtar Dhaliwal	Director	August 20, 2025
Avtar Dhaliwal